Evanston Multi-Alpha Fund Class A Shares Class I Shares
Prospectus July 24, 2026 (as supplemented and restated August 25, 2026)

Evanston Multi-Alpha Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company. The Fund is a “fund of funds” and emphasizes efficient allocation of investor capital, selecting investment vehicles (collectively, the “Portfolio Funds”) managed by independent investment managers (the “Portfolio Fund Managers”). The Portfolio Funds are generally private funds (commonly known as “hedge funds”) not registered under the 1940 Act. XA Investments LLC (“XAI” or the “Adviser”) serves as the Fund’s investment adviser, and Evanston Capital Management, LLC serves as the Fund’s investment sub-adviser (“ECM” or the “Sub-Adviser”).

	Per Class A Share	Per Class I Share	Total
Price to Public(1)	At current NAV	At current NAV	$207,102,635
Maximum Sales Load(2) as a Percentage of Purchase Amount	3.00%	None
Total Proceeds to the Fund(3)	Current NAV minus sales load	Current NAV	$200,889,556

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(1)      Class A Shares and Class I Shares of beneficial interest (the “Shares”) are continuously offered at current net asset value (“NAV”), which were $8.9360 and $9.9595, respectively, as of May 31, 2026, which will fluctuate, and may be subject to an applicable sales load.

(2)      Class A Share investments may be subject to a sales charge of up to 3.00%. Such sales load will be subtracted from the investment amount and will not form part of an investor’s investment in the Fund. The sales load may be waived in certain circumstances at the Adviser’s discretion. See “Distribution Arrangements.”

(3)      Total Proceeds to the Fund assume that all registered Shares will be sold in a continuous offering and the maximum sales load is incurred as applicable. The proceeds may differ from that shown if other than the maximum sales load is paid on average, the then-current net asset value at which Shares are sold varies from that shown and/or additional Shares are registered.

PINE Distributors LLC (the “Distributor”) acts as the distributor of the Shares, on a best efforts basis, subject to various conditions. Shares may be purchased from the Fund or through advisers, brokers or dealers that have entered into selling agreements with the Distributor. Neither the Distributor nor any other adviser, broker or dealer is obligated to buy from the Fund any of the Shares. The Distributor serves as the principal underwriter for the Fund. The Distributor is not affiliated with the Adviser, the Sub-Adviser or any other service provider for the Fund.

In consideration for distribution and investor services in connection with Class A Shares of the Fund, the Fund pays the Distributor or a designee a quarterly fee equal to 0.75% per annum of the aggregate value of the Fund’s Class A Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the management fee being calculated). The Adviser or its affiliates may pay from their own resources compensation to broker-dealers and other intermediaries in connection with placement of Shares or servicing of investors. These arrangements may result in receipt by such broker-dealers and other intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) of compensation in excess of that which otherwise would have been paid in connection with their placement of shares of a different investment fund. A prospective investor with questions regarding this arrangement may obtain additional detail by contacting his, her or its intermediary directly. Prospective investors also should be aware that this payment could create incentives on the part of an intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments.

In making an investment decision, an investor must rely upon his, her or its own examination of the Fund and the terms of the offering, including the merits and risks involved and the fees and expenses of the Shares, as described in this prospectus (the “Prospectus”).

An investment in the Fund should be considered a speculative investment that entails substantial risks, including but not limited to:

•        The Fund’s Shares are not listed on any securities exchange and it is not anticipated that a secondary market for the Fund’s Shares will develop. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified timeframe.

•        The amount of distributions that the Fund may pay, if any, is uncertain.

•        The Fund may pay distributions in significant part from sources that may not be available in the future.

•        An investor may pay a sales load up to 3.00% as described in this Prospectus. If an investor pays the maximum 3.00% sales load, the investor must experience a total return on his or her net investment of more than 3.00% in order to recover these expenses.

The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s Agreement and Declaration of Trust (the “Declaration of Trust”), the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws, pursuant to registration or exemption from these provisions. To provide a limited degree of liquidity to investors, the Fund intends on a quarterly basis to offer to repurchase Shares pursuant to written tenders by investors. Repurchases will be made at such times, in such amounts, and on such terms as may be determined by the Board of Trustees of the Fund, in its sole discretion. However, the Fund is under no obligation to repurchase Shares at any time and investors do not have the right to require the Fund to repurchase any or all of their Shares, and Shares are not redeemable.

The Distributor does not receive compensation from the Fund for its distribution services except the distribution/service fees with respect to the shares of those classes for which a Rule 12b-1 distribution plan is effective. With respect to Class A Shares, the Distributor will be entitled to that part of any front-end sales charge that is retained by the Distributor after reallowance to brokers, dealers or other intermediaries. The Adviser may pay the Distributor a fee for certain distribution-related services.

The Shares have not been approved or disapproved by the Securities and Exchange Commission (the “SEC”) or any other U.S. federal or state governmental agency or regulatory authority or any national securities exchange. No agency, authority, or exchange has passed upon the accuracy or adequacy of this Prospectus or the merits of an investment in the Shares. Any representation to the contrary is a criminal offense.

The Fund’s investment objective is to seek attractive long-term risk adjusted returns. The Fund invests substantially all of its assets in Portfolio Funds which are investment vehicles that invest globally in various strategies including: long/short equity strategies, event driven strategies, relative value strategies and global asset allocation strategies.

Both the Adviser and the Sub-Adviser are registered with the SEC as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

TO ALL INVESTORS

No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Prospectus. Prospective investors should not rely on any information not contained in this Prospectus, the statement of additional information (the “SAI”), or the accompanying exhibits. This Prospectus is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Shares and is not to be reproduced or distributed to any other persons (other than professional advisors of the prospective investor receiving this document). Prospective investors should not construe the contents of this Prospectus as legal, tax, or financial advice. Each prospective investor should consult his, her, or its own professional advisors as to the legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund for the investor.

An investment in the Fund involves a high degree of risk. It is possible that an investor may lose some or all of his/her investment. Before making an investment decision, an investor and/or his/her advisor should (i) consider the suitability of this investment with respect to its investment objectives and individual situation and (ii) consider factors such as personal net worth, income, age, risk tolerance, and liquidity needs. Short-term investors and investors who cannot bear the loss of some or all of their investment or risks associated with limited liquidity should not invest in the Fund.

This Prospectus sets forth concisely the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including the SAI dated July 24, 2026 (as supplemented and restated August 25, 2026), has been filed with the SEC. The SAI and the Fund’s most recent annual and semi-annual reports and other information about the Fund are available upon request and without charge by writing to the Fund c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, or by calling the Fund at (847) 328-4961. The SAI is incorporated by reference into this Prospectus in its entirety. The Prospectus, SAI, and other information about the Fund, including its annual and semi-annual reports are available on the SEC’s website (https://www.sec.gov) or on the Fund’s website (www.xainvestments.com/EMAF). The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link. Certain Fund information such as your periodic account statements can be delivered electronically.

Shares are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured depository institution, and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency.

You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of Shares in any state or other jurisdiction where the offer is not permitted. You should not assume that the information provided by this Prospectus is accurate as of any date other than the date of this Prospectus. The Fund is required to supplement this Prospectus to disclose any material changes in the information provided herein.

For a discussion of certain risk factors and special considerations with respect to owning Shares, see the sections entitled “Risk Factors” and “The Fund” in this Prospectus.

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PROSPECTUS SUMMARY

The following is only a summary of this Prospectus and does not contain all of the information that you should consider before investing in the Fund. You should review the more detailed information contained in this Prospectus and in the Statement of Additional Information (“SAI”).

The Fund

Evanston Multi-Alpha Fund (the “Fund”) is a Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified, management investment company. XA Investments LLC (“XAI” or the “Adviser”) serves as the Fund’s investment adviser, and Evanston Capital Management, LLC serves as the Fund’s investment sub-adviser (“ECM” or the “Sub-Adviser”). The Adviser provides advisory and certain administrative services to the Fund, including oversight of the Sub-Adviser. The Sub-Adviser is responsible for the day-to-day management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds (defined below), subject to oversight by the Adviser and policies adopted by the Fund’s Board of Trustees (the “Board” and each trustee, a “Trustee”). The Fund commenced operations on July 1, 2014.

The Offering

The Fund offers and sells two separate classes of shares of beneficial interests (the “Shares”) designated as Class A (“Class A Shares”) and Class I (“Class I Shares”) in larger minimum denominations (compared to open-end mutual funds). See “The Offering and Purchase of Shares.” Investors who purchase Shares in the offering, and other persons who acquire Shares, will become shareholders of the Fund (the “Shareholders”). Class A Shares and Class I Shares are subject to different fees and expenses. All Shares issued prior to June 1, 2015, were designated as Class I Shares in terms of rights accorded and expenses borne.

Investment Objective and Principal Strategies
Investment Objective

The Fund’s investment objective is to seek attractive long-term risk adjusted returns. The Fund seeks to achieve its objective by investing substantially all of its assets in Portfolio Funds — i.e., investment vehicles often referred to as “hedge funds” — managed by Portfolio Fund Managers. Many of the Portfolio Funds in which the Fund invests seek to achieve their investment objectives with minimal correlation with traditional equity or fixed income indices.

For temporary or defensive purposes, the Fund may also invest its assets in cash, cash equivalents, and high-quality debt instruments, and it may also employ derivative strategies for hedging purposes.

Except as otherwise stated in this Prospectus or in the SAI, the investment policies and restrictions of the Fund are not fundamental and may be changed at the discretion of the Board. The Fund’s fundamental investment policies are listed in the SAI.

Investment Strategies

The following general descriptions summarize certain investment strategies that may be pursued by Portfolio Funds selected by the Sub-Adviser for the Fund. These descriptions are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Portfolio Funds. The Fund will invest directly in Portfolio Funds organized in, located in or managed from countries other than the U.S. and that are treated as corporations for U.S. tax purposes and that will generally be treated as passive foreign investment companies (“PFICs”) for federal income tax purposes. The Fund may also invest directly in Portfolio Funds organized in, located in or managed from the U.S.

Long/Short Equity Strategies.    Long/short equity strategies seek to profit by taking positions in equities and generally involve fundamental analysis in the investment decision process. Long/short equity strategies may aim to have a net long directional bias (“long-biased”), a net short directional bias (“short-biased”) or be neutral to general movements in the stock market (“market-neutral”). Long/short equity Portfolio Fund Managers tend to be “stock pickers” and typically manage market exposure by shifting allocations between long and short investments depending on market conditions and outlook. In implementing short selling strategies, the Portfolio Fund Manager sells securities which have been borrowed from a broker or other securities lender in anticipation of a decline in price. Long/short equity strategies may comprise investments in one or multiple countries, including emerging markets and one or multiple sectors. In specific sector investing, a Portfolio Fund typically focuses on investing in the securities of companies within a particular industry or industry segment, drawing upon a Portfolio Fund Manager’s particular expertise. In addition, certain Portfolio Funds may concentrate their portfolios in one or a few industry sectors or regions or take activist positions. Activist Portfolio Funds may take sizeable positions in a company and then use their ownership to implement management changes or a restructuring of the company’s balance sheet.

Long-biased strategies in basic terms seek to maintain a net long exposure to the market through a combination of long and short positions. Unlike a long-only strategy, a long-biased strategy attempts to provide some downside protection against overall market declines by utilizing short positions and/or attempts to increase its returns by shorting stocks that the manager believes will decrease in value. Short-biased strategies in basic terms seek to maintain a net short exposure to the market through a combination of short and long positions. A dedicated short bias investment strategy attempts to capture profits when the overall market, or the specific short positions held by a Portfolio Fund, declines by holding investments that are overall biased to the short side. Market-neutral strategies in basic terms, seek to profit from both increasing and decreasing prices in a single or numerous markets. Market-neutral strategies are often attained by taking matching long and short positions in different securities in order to attempt to profit from positive movements in long positions and negative movements in short positions while maintaining an overall neutral position to general movements in the stock market.

Event Driven Strategies.    Event Driven strategies involve investing in opportunities created by significant transaction events, such as spin-offs, mergers and acquisitions, and reorganizations. Event Driven strategies include, but are not limited to, risk arbitrage, distressed situations investing, special situations, and opportunistic investing. In implementing a risk arbitrage strategy, the Portfolio Fund acquires securities of companies which are potentially subject to an acquisition, exchange offer, tender offer, or reorganization, and assesses the probability that the transaction in question will be consummated through an evaluation of, among other things, shareholder behavior, distribution of voting rights, regulatory response, the possibility of litigation, and the behavior of incumbent management. In distressed situations investing, the Portfolio Fund invests in the securities of highly leveraged or financially troubled companies or nations, including those in bankruptcy proceedings, reorganizations, or liquidation, in anticipation of substantial gains if the issuer is restored to financial viability. In special situations, Portfolio Funds seek to capitalize on price anomalies created by special situations such as company spin-offs or rights offerings. In opportunistic investing, Portfolio Funds seeks to exploit price dislocations in times of market stress.

Relative Value Strategies.    Relative value strategies seek to profit by exploiting pricing inefficiencies between related instruments while remaining long-term neutral to directional price movements in any one market. Every relative value strategy consists of an exposure to some second order aspect of the market, such as implied volatility (or premium) in convertible bonds and warrants, the yield spread between similar-term government bonds, the yield or swap spread between government and corporate bonds, trending markets which may trigger option exercises, stop-losses, or capitulation, short-term price dislocations between related securities triggered by unusual volume in one or multiple securities, or the price spread between different classes of stock issued by the same underlying company. The returns from these relative value strategies are derived from those second order risks.

The underlying concept in a relative value strategy is that a Portfolio Fund is purchasing a security that is expected to appreciate while simultaneously selling short a related security that is expected to depreciate. Accordingly, short selling is an integral part of this strategy. Portfolio Funds employing a relative value strategy may invest in various instruments including equity, debt, asset-backed securities, mortgage-backed securities, futures, options and other listed and over-the-counter derivatives. See “Relative Value Strategy Risks” and “Short Sales of Securities Risks.”

Global Asset Allocation Strategies.    Global Asset Allocation strategies seek to exploit opportunities in various global markets. Portfolio Funds employing these strategies have a broad mandate to invest in those markets and instruments which they believe provide the best opportunity. At any given time, a Portfolio Fund employing a global macro strategy may take positions in currencies, sovereign bonds, global equities and equity indices or commodities. A Portfolio Fund employing a global asset allocation strategy may elect to take outright, directional positions or, depending on the Portfolio Fund Manager’s own expertise and the risk-return profile of the markets in which it is trading, it may implement a strategy where a long position or set of positions is dynamically paired off against a short position or set of positions.

Investment Process	The Sub-Adviser is responsible for the allocation of assets to various Portfolio Funds, subject to oversight by the Adviser and policies adopted by the Board.

The Fund seeks to achieve capital appreciation while seeking to limit risk by investing in a varied portfolio of Portfolio Funds. In managing the Fund, the Sub-Adviser seeks to invest in Portfolio Funds that have an investment strategy and process which leads the Sub-Adviser to believe that the Portfolio Fund will achieve above average returns in the future. In addition, the Sub-Adviser seeks Portfolio Funds managed by Portfolio Fund Managers with solid business models, personnel and general management skills and whose interests are aligned with the investors in their Portfolio Funds.

The Sub-Adviser sources ideas for potential investment ideas primarily from three areas: prime brokers, other hedge fund investors, and Portfolio Fund Managers (collectively, the Sub-Adviser’s “network”). In this effort, the Sub-Adviser is aided by the team’s deep institutional investment management experience, which has helped to cultivate strong relationships among and across this network. By maintaining regular relationships with these parties, the Sub-Adviser can identify new Portfolio Funds, especially with regard to the few top-tier hedge fund launches that occur every year. The Sub-Adviser generally favors Portfolio Funds that are managed by Portfolio Fund Managers that have in the past demonstrated a consistent ability to achieve above average returns. However, the Sub-Adviser may include newly formed, or emerging, Portfolio Fund Managers in the Fund’s portfolio.

The selection of Portfolio Funds is primarily an exercise to identify and understand an investment thesis and process, combined with the assessment of human intellect and character. Regardless of how superior a Portfolio Fund Manager’s investment thesis, process or performance relating to its Portfolio Fund, the Sub-Adviser will only select Portfolio Funds which it believes are of the highest quality.

From time to time, the Sub-Adviser may identify an opportunistic potential investment in a Portfolio Fund that may only be available for a limited period of time due to capacity of such Portfolio Fund becoming unexpectedly available. Such limited-time investment opportunities generally arise in unusual circumstances such as in times of significant market volatility. Although the Sub-Adviser, when selecting Portfolio Funds, generally undertakes the multi-step process described in the section of this Prospectus captioned “Investment Program — Investment Selection and Monitoring,” the Sub-Adviser may be unable to complete every facet contemplated by such process in the limited timeframe available to consummate such an opportunistic investment. Notwithstanding anything to the contrary in this Prospectus, the Sub-Adviser may cause the Fund to make such an opportunistic investment in a Portfolio Fund without having completed the full evaluation process described in this Prospectus (although the Sub-Adviser will in such cases endeavor to fully complete such process as soon thereafter as reasonably practicable).

Direct Investments for Hedging

The Fund may only make direct investments to enable it to hedge certain investment risks or to dispose of an investment that is received in-kind as redemption proceeds from a Portfolio Fund. The Fund does not currently anticipate making direct investments although it reserves the flexibility to do so in the future. The Fund may directly invest in certain types of instruments in order to attempt to limit investment risks, reduce volatility and/or hedge against swings in the value of equity or other securities markets or to hedge or sell investments being received in-kind through a redemption from an underlying Portfolio Fund paid in-kind, as in-kind distributions or under other similar circumstances. The types of instruments the Fund may use include, but are not limited to, the following: exchange-traded funds (“ETFs”), over-the-counter (“OTC”) and exchange-traded derivatives, futures, forward contracts, swaps, swaptions, structured notes, options on future contracts, options on forward contracts, indices and currencies and other similar market access products or instruments that provide exposure to various markets, asset classes or other investments. See “Investment Program.”

Borrowing and Use of Leverage

The Fund has entered into a credit facility that allows it to borrow or otherwise access funds through a line of credit in order to meet redemption requests, for bridge financing of investments in Portfolio Funds, or for cash management purposes. There can be no guarantee that the Fund will be able to obtain or maintain a credit facility and at any time the Fund may not desire to obtain such a credit facility. The Fund does not borrow for investment leverage purposes. Borrowings by the Fund are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Portfolio Funds are not subject to this requirement. Certain short-term borrowings under the 1940 Act are not subject to the above asset coverage requirement. The Fund is required to pledge assets when borrowing, which in the event of an uncured default, could affect the Fund’s operations, including preventing the Fund from conducting a repurchase of its Shares. In addition, the terms of any borrowing may impose certain investment restrictions on the Fund.

Many Portfolio Funds also use leverage in their investment activities through purchasing securities on margin and through selling securities short. Portfolio Funds also may use leverage by entering into total return swaps or other derivative contracts as well as repurchase agreements whereby the Portfolio Funds effectively borrows funds on a secured basis by “selling” portfolio securities to a financial institution for cash and agreeing to “repurchase” such securities at a specified future date for the sales price paid plus interest at a negotiated rate. Certain Portfolio Funds also trade futures, which generally involves greater leverage than other investment activities due to the low margin requirements associated with futures trading. See “Risk Factors — Use of Leverage” and “Investment Program — Investment Strategies — Relative Value.”

The Investment Adviser and Sub-Adviser

XA Investments LLC, a Delaware limited liability company, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is the investment adviser to the Fund. The Adviser provides advisory and certain administrative services to the Fund, including oversight of the Sub-Adviser.

Evanston Capital Management, LLC, a Delaware limited liability company, is registered as an investment adviser under the Advisers Act, and is the investment sub-adviser to the Fund. The Sub-Adviser is responsible for the day-to-day management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds, subject to oversight by the Adviser and policies adopted by the Board. The Sub-Adviser’s general investment committee (“Investment Committee”) devotes such time to the ongoing operations of the Fund as the Investment Committee deems advisable in order to implement and monitor the Fund’s investment program. See “Management of the Fund — General.”

FEES AND EXPENSES
Management Fee

In consideration of the management services the Adviser provides to the Fund, the Fund pays the Adviser a quarterly fee (the “Management Fee”) computed at the annual rate of 1.00% of the aggregate value of its outstanding Shares determined as of the last calendar day of each month (before any repurchases of Shares and prior to the Management Fee being calculated). The Adviser pays to the Sub-Adviser a sub-advisory fee, payable monthly in arrears, out of the Management Fee received by the Adviser in an amount equal to (i) 100% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets up to $90 million, (ii) 50% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets greater than $90 million and up to $200 million and (iii) 40% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets above $200 million. See “Management of the Fund — General.”

Administration, Transfer Agent and Custodian Fees

Ultimus Fund Solutions, LLC (the “Administrator”) provides certain administrative services to the Fund. The Fund pays a monthly fee to the Administrator for the services provided pursuant to an administration agreement (the “Administration Fee”). The Administration Fee is charged to all Shares.

The Bank of New York Mellon (the “Custodian”) serves as the Fund’s custodian and maintains custody of the Fund’s assets. The Fund pays a monthly fee to the Custodian for the services provided pursuant to a custodian agreement. In addition, the Custodian may charge the Fund for transaction related costs and is entitled to reimbursement of certain expenses.

Distribution and Service Fee

In connection with Class A Shares of the Fund, the Fund pays the Distributor or a designee a distribution and/or service fee equal to 0.75% per annum of the aggregate value of the Fund’s Class A Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee being calculated) (“Distribution and Service Fee”). The Distribution and Service Fee is payable quarterly. The Distributor or designee may transfer or re-allow a portion of the Distribution and Service Fee to certain intermediaries. The Adviser also may pay a fee out of its own resources to intermediaries. See “Distribution and Service Fee.”

Expense Limitation Agreement

Up to and including August 13, 2027, the Adviser and Sub-Adviser have contractually agreed to limit the total annualized operating expenses of the Fund (excluding any borrowing and investment-related costs and fees, taxes, extraordinary expenses and the fees and expenses of underlying Portfolio Funds) to 0.50% with respect to the Class I Shares and 1.25% with respect to the Class A Shares (due to the Distribution and Service Fee). Thereafter, the Expense Limitation Agreement may be renewed for succesive one-year terms at the option of the Adviser and the Sub-Adviser. See “Management of the Fund — Investor Distribution and Servicing Arrangements.” In addition, the Adviser and Sub-Adviser are permitted to recover fees and expenses they have waived or borne pursuant to the Expense Limitation Agreement from the applicable class or classes of Shares (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s expenses with respect to the applicable class of Shares fall below the annual rate of 0.50% with respect to Class I Shares or 1.25% with respect to Class A Shares. The Fund, however, is not obligated to pay any such amount more than three years after the date on which the Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser and the Sub-Adviser will not cause the Fund to exceed the annual limitation rate set forth above. Subject to the terms and conditions of the Expense Limitation Agreement, including the three-year limitation on the ability to recoup fees and expenses, the Adviser and the Sub-Adviser will continue to be entitled to recover fees and expenses it had waived or borne pursuant to prior expense limitation agreements for the applicable class or classes of Shares when it previously acted as the investment adviser of the Fund.

INVESTING IN THE FUND
Investor Suitability

An investment in the Fund involves substantial risks. It is possible that an investor may lose some or all of its investment. Before making an investment decision, an investor and/or its advisor should (i) consider the suitability of this investment with respect to its investment objectives and personal situation and (ii) consider factors such as its personal net worth, income, age, risk tolerance, and liquidity needs. See “Risk Factors.” Short-term investors and investors who cannot bear the loss of some or all of their investment or the risks associated with the limited liquidity of an investment in the Fund should not invest in the Fund.

The Offering and Purchase of Shares

Shares may be purchased from the Fund or through investment advisers, brokers and dealers that have entered into selling agreements with the Distributor. See “Distribution Arrangements.” Shares are offered on a continuous basis and may be purchased on a monthly basis.

The Shares are sold at the current net asset value (“NAV”) per Share as of the date on which the purchase is accepted, and may be subject to an applicable sales load. The minimum initial investment in the Fund is $25,000, and the minimum additional investment in the Fund is $10,000. The Fund may accept investments for a lesser amount under certain circumstances, as determined by the Adviser. Certain selling brokers or dealers and financial advisors may impose higher minimum investment levels, or other requirements.

A sales load of up to 3.00% is charged on purchases of Class A Shares. The sales load may be waived for institutional investors, employees of the Adviser, the Sub-Adviser, the Distributor or a financial intermediary and their affiliates, and members of their immediate families and such other persons as may be authorized by the Adviser. The sales load will neither constitute an investment made by the investor in the Fund nor form part of the assets of the Fund. Financial intermediaries may impose fees, terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions imposed by the Fund.

See “Purchases of Shares — Purchase Terms” and “Distribution Arrangements.”

Closed-End Fund Structure: Limited Liquidity and Transfer Restrictions

The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that closed-end fund shareholders do not have the right to redeem their shares on a daily basis. In order to meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its assets in illiquid securities. The Fund believes that unique investment opportunities exist in the market for private securities and in private funds. However, these private investments are often less liquid or illiquid. For this reason, the Fund is organized as a closed-end fund. See “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure — Limited Liquidity.”

The Fund will not list the Shares on any securities exchange, and it is not expected that any secondary market will develop for the Shares. Shareholders will not be able to tender for repurchase their Shares on a daily basis because the Fund is a closed-end fund. In addition, Shares are subject to transfer restrictions that permit transfers only by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder; or (2) under certain limited instances set out in the Declaration of Trust, with the consent of the Trustees (which may be withheld in the Trustees’ sole and absolute discretion), including to persons who receive Shares by gift or bequest and who hold their Shares through intermediaries that have entered into shareholder servicing agreements with the Fund. Brokers, dealers, investment advisers, or the Fund may require substantial documentation in connection with a requested transfer of Shares. Shares may not currently be exchanged for shares of any other fund. As described below, however, in order to provide liquidity, the Fund intends on a quarterly basis to conduct repurchase offers for a portion its outstanding Shares. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares. Shares should be viewed as a long-term investment. See “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure — Limited Liquidity” and “Principal Risk Factors Relating to Types of Investments and Related Risks — Illiquid Investments.”

Repurchases of Shares by the Fund

Because the Fund is a closed-end fund, Shareholders do not have the right to require the Fund to repurchase any or all of their Shares. At the discretion of the Board, and provided that it is in the best interests of the Fund and Shareholders to do so, the Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers, generally quarterly, with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year. In each repurchase offer, the Fund may offer to repurchase its Shares at their NAV per share as determined as of approximately March 31, June 30, September 30 and December 31, of each year, as applicable (each, a “Valuation Date”).

Each repurchase offer ordinarily will be limited to the repurchase of approximately 5-25% of the Shares outstanding, but if the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer. The tender offer period will likely commence approximately 95 days prior to the date of repurchase by the Fund, with the Expiration Date (as defined below) typically being approximately 65 days prior to the date of repurchase by the Fund. See “Repurchases and Transfers of Shares.”

The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than twenty (20) business days after the commencement date of the repurchase offer and at least ten (10) business days from the date that notice of an increase or decrease in the percentage of the securities being sought or consideration offered is first published, sent or given to Shareholders. The Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

The Fund has the right to repurchase Shares from a Shareholder if the Board determines that the repurchase is in the best interests of the Fund or upon the occurrence of certain events specified in the Fund’s Declaration of Trust, including, but not limited to, a Shareholder’s attempted transfers in violation of the transfer restrictions described above.

If the interval between the date of purchase of Shares and the Valuation Date with respect to the repurchase of such Shares is less than one year then such repurchase will be subject to a 3.00% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those Shares held the longest first.

If a Shareholder submits Shares for repurchase by the Fund in accordance with the tender offer procedures and the Fund has not repurchased all of those Shares within two years from the Valuation Date of the applicable repurchase offer period, then the Fund will, in accordance with the terms of its Declaration of Trust, be dissolved and liquidated. See “Repurchases and Transfers of Shares — No Right of Redemption” and “— Repurchases of Shares.”

Distribution Policy and Dividend Reinvestment Plans

Distributions will be paid at least annually on the Shares in an amount representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor requiring routine distributions of income.

Each Shareholder will automatically be a participant under the Fund’s Dividend Reinvestment Plan (“DRP”) and have all income dividends and/or capital gains distributions automatically reinvested in Shares. Election not to participate in the DRP and to receive all income dividends and/or capital gain distributions, if any, in cash may be made by notice to a Shareholder’s broker or other intermediary (who should be directed to inform the Fund).

Provision of Tax Information to Shareholders; Shareholder Reports

The Fund will furnish to Shareholders as soon as practicable after the end of each taxable year information on Form 1099 as is required by law to assist Shareholders in preparing their tax returns. The Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Shareholders may also receive additional periodic reports regarding the Fund’s operations.

TAXATION

The Fund has elected to be treated, has qualified, and expects to continue to qualify as a “regulated investment company” (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (“Code”). For each taxable year that the Fund so qualifies, the Fund is not subject to federal income tax on that part of its taxable income that it distributes to Shareholders. Taxable income consists generally of net investment income and any capital gains. The Fund will distribute substantially all of its net investment income and gains to Shareholders. These distributions generally will be taxable as ordinary income to the Shareholders. Shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them. The Fund will inform Shareholders of the amount and character of the distributions to Shareholders. See “Investing in the Fund — Distribution Policy and Dividend Reinvestment Plans.”

Subchapter M of the Code imposes strict requirements for the diversification of a RIC’s investments, the nature of a RIC’s income and a RIC’s distribution and timely reporting of income and gains. In order to satisfy these requirements, the Fund generally intends to invest its assets in Portfolio Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as PFICs. Tax-exempt investors will generally not receive unrelated business taxable income (“UBTI”) as a result of an investment in the Fund. See “Taxes.”

ERISA Plans and Other Tax-Exempt Entities

Investors subject to ERISA and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an “IRA”), and 401(k) and Keogh Plans (collectively, “ERISA Plans”) may purchase Shares. Because the Fund is an investment company registered under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of an ERISA Plan investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Adviser nor the Sub-Adviser will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund. See “Taxes.”

Fiscal Year	The fiscal year of the Fund ends on March 31 and the tax year of the Fund ends on October 31.
RISK FACTORS
Principal Risk Factors Relating to the Fund’s Structure

The Fund’s investment program is speculative and entails substantial risks. No assurance can be given that the Fund’s investment objective will be achieved. The risks to which an investor in the Fund is subject include the following:

Risk of Loss.    All securities investments risk the loss of capital. No guarantee or representation is made that the Fund’s investments will be successful, and investment results may vary substantially over time.

Reliance on the Adviser and Sub-Adviser.    The Adviser provides advisory and certain administrative services to the Fund, including oversight of the Sub-Adviser. The Sub-Adviser is responsible for the day-to-day portfolio management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds, subject to oversight by the Adviser and policies adopted by the Board. The success of the Fund will depend, in large part, upon the respective capabilities and expertise of the Adviser and the Sub-Adviser. The Adviser sponsors registered investment companies designed to provide investors with access to institutional-caliber alternative investments, by partnering with established alternative asset managers selected from numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise the Adviser’s funds. As of March 31, 2026, the Adviser managed approximately $763 million in assets. The Sub-Adviser has over 20 years of experience managing privately offered fund of hedge fund products and over ten years of experience managing registered investment companies. The Sub-Adviser managed approximately $4.8 billion of assets as of July 1, 2026, on a discretionary basis, primarily in private investment funds. Registered funds and their advisers are subject to restrictions and limitations imposed by the 1940 Act and the Code that do not apply to an adviser’s management of private funds or individual and institutional accounts.

Fund of Funds Investment Risk.    The Fund’s fund-of-funds investment approach is subject to various investment-related types of risks, including market risk, strategy risk, and manager risk. Market risk includes unexpected directional price movements, deviations from historical pricing relationships, changes in the regulatory environment, changes in market volatility, panicked or forced selling of riskier assets, and contraction of available credit or other financing sources. Strategy risk relates to the failure or deterioration of an entire strategy (such that most or all Portfolio Funds invested in the strategy suffer significant losses). Strategy-specific losses can result from excessive concentration by multiple Portfolio Funds in the same investment, or broad events that adversely affect particular strategies (e.g., illiquidity within a given market). Certain Portfolio Funds will employ high risk strategies. Portfolio Fund risk encompasses the possibility of loss due to Portfolio Fund Manager fraud, intentional or inadvertent deviations from a predefined investment strategy (including excessive concentration, directional investing outside of predefined ranges, excessive leverage, or new capital markets), or simply poor judgment.

The Portfolio Funds are generally not registered under the 1940 Act. Accordingly, Portfolio Funds are not subject to the restrictions and protections that are afforded by the 1940 Act including limitations on the amounts of fees that investors can be charged, asset coverage requirements and reporting requirements. As a result, Portfolio Fund Managers may be able to use investment strategies and techniques that are not generally permissible for investment companies registered under the 1940 Act. Portfolio Funds may also be less transparent in terms of providing portfolio holding and securities valuation information.

The Fund may choose to invest, for regulatory and other reasons, in non-voting classes of Portfolio Fund shares. To the extent the Fund’s holdings in a Portfolio Fund afford it no ability to vote on matters relating to the Portfolio Fund, the Fund will have no say in matters that could adversely affect the Fund’s investment in the Portfolio Fund.

Illiquidity and Non-Transferability of Shares.    The Fund is a closed-end investment company designed primarily for long-term investors and is not intended to be a trading vehicle. The Fund does not currently intend to list Shares for trading on any national securities exchange. There is no secondary trading market for Shares, and it is not expected that a secondary market will develop. Shares therefore are not readily marketable. Because the Fund is a closed-end investment company, Shares in the Fund may not be tendered for repurchase on a daily basis, and they may not be exchanged for shares of any other fund. Although the Fund, at the discretion of the Board, will consider whether to make periodic repurchase offers of its outstanding Shares at net asset value, Shares are significantly less liquid than shares of funds that trade on a stock exchange. There is no guarantee that you will be able to sell all of your Shares that you desire to sell in any particular repurchase offer.

General Economic Conditions.    There has been increased volatility, depressed valuations, decreased liquidity and heightened uncertainty in the financial markets during the past several years. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. The imposition by the U.S. of import tariffs on goods from foreign countries and reciprocal tariffs levied on U.S. goods may lead to price volatility and instability in U.S. and global investment markets. Among other effects, tariffs may increase the cost of production for certain goods or reduce demand for products, which could affect the performance of the Fund’s investments. It is not known whether, or to what extent, any tariff or other trade protections may affect the Fund or its investments. These actions could lead to price volatility and overall declines in U.S. and global investment markets.

Consumer, corporate and financial confidence may be adversely affected by current or future tensions around the world, fear of terrorist activity and/or military conflicts, localized or global financial crises, increasing interest rates, bankruptcies, corporate restructurings, governmental efforts to limit short selling and high frequency trading, measures to address U.S. federal and state budget deficits, instability in Europe, economic stimulus by the Japanese central bank, dramatic changes in energy prices and currency exchange rates, China’s economic slowdown, or other sources of political, social or economic unrest. Such erosion of confidence may lead to or extend a localized or global economic downturn.

Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates rise or economic conditions deteriorate.

Actions taken by the U.S. Federal Reserve or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, may cause high volatility in the equity and fixed-income markets. Reduced liquidity could result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. Reduced liquidity could also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.

Political turmoil within the United States and abroad may also impact the Fund. Although the U.S. government has honored its credit obligations, any default by the United States in the future would likely be highly disruptive to the U.S. and global securities markets and could significantly impair the value of a Portfolio Fund’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio Fund and Fund investments, and increase uncertainty in or impair the operation of the United States or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets. The change in the presidential administration in 2025 has resulted in significant impacts to international trade relations, immigration policies, and other aspects of the national and international political and financial landscape, which could affect, among other things, inflation and the securities markets generally.

Uncertainties surrounding the sovereign debt of a number of European Union (“EU”) countries and the viability of the EU have disrupted, and may in the future disrupt, markets in the United States and globally. If one or more countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted. It is also possible that one or more of the European Union Economic and Monetary Union (the “EMU”) member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. These events and the resulting market volatility may have an adverse effect on the performance of the Fund.

When the U.S. Federal Reserve (the “Fed”) “tapers” or reduces the amount of securities it purchases pursuant to quantitative easing, and/or raises the federal funds rate, there is a risk that interest rates will rise, which could expose fixed-income and related markets to heightened volatility and could cause the value of a Portfolio Fund’s investments to decline, potentially suddenly and significantly, which could in turn affect the Fund’s performance.

In addition, there is a risk that the prices of goods and services in the U.S. and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a Portfolio Fund’s investments may be affected, which may reduce a Portfolio Fund’s performance. Further, inflation may lead to a rise in interest rates, which may negatively affect the value of debt instruments held by the Portfolio Funds, resulting in a negative impact on the Fund’s performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Market Turmoil.    Market conditions may cause many private investment funds, such as the Portfolio Funds, to suffer substantial losses. If such funds experience losses, investors may request withdrawals from such funds, which could cause further losses as assets may be sold at fire sale prices. At the same time, such funds may implement withdrawal gates, designate investments, exercise illiquid investment provisions, suspend withdrawals or suspend net asset value calculations. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign markets have been experiencing increased volatility and turmoil. Any further market turmoil could have an adverse effect on the Fund’s performance, its ability to withdraw from Portfolio Funds and the Fund’s ability to repurchase a Shareholder’s Shares. In particular, market turmoil could result in delays in the payment of repurchase proceeds by the Fund to tendering Shareholders.

Lack of Liquidity for Funds of Hedge Funds.    The Fund invests in Portfolio Funds that, in turn, may invest in securities and derivatives that often do not have a liquid market. For instance, the Fund may allocate a material portion of its assets to Portfolio Funds implementing credit, relative value, and event-driven strategies, each of which typically relies on investments in debt instruments, credit default swaps, large blocks of public or private equities, convertible bonds, or other illiquid debt, equity, or derivative instruments. In addition, Portfolio Funds may impose lock-up periods, withdrawal fees, or other measures that impact liquidity.

This lack of liquidity creates several risks. First, it makes it difficult for the Portfolio Fund Manager to value its positions and for the Adviser to determine if the Portfolio Fund Manager is accurately valuing its positions because of the uncertainty regarding the realization of the prices that are quoted if the Portfolio Fund were to attempt to liquidate its portfolio at those prices. Second, it increases the risk that withdrawals from such Portfolio Funds by other investors will cause reductions in the net asset value of those Portfolio Funds merely due to selling pressure, rather than a fundamental change in the investments themselves. Third, it increases the risk that a Portfolio Fund will not honor the Fund’s liquidity expectations. Although Portfolio Funds have restrictions in their governing documents that limit the Fund’s ability to withdraw funds typically to calendar quarter or year ends (or less frequently) on significant prior notice, Portfolio Funds may nevertheless be unable to abide by these somewhat onerous liquidity provisions.

Risks of Direct Trading by the Fund.    If the Sub-Adviser deems it advisable for the Fund to take a direct position in a security, currency, or futures product, or if the Fund receives a direct position as a payment-in-kind or otherwise from a Portfolio Fund, the Sub-Adviser may cause the Fund to trade directly in the markets (rather than investing through a Portfolio Fund). Any such trading would generally be subject to each of the risks described herein, compounded with the risk that the Sub-Adviser may not generally have expertise at trading directly in any market, or extensive service provider and counterparty relationships that would typically support such trading.

Changes in Allocations.    The Sub-Adviser expects from time to time to change the percentage of the Fund’s assets allocated to each Portfolio Fund and may determine to exit one or more Portfolio Funds entirely and/or invest in one or more new Portfolio Funds. The Fund’s success will depend on the Sub-Adviser’s ability to identify and allocate the Fund’s assets among new and existing Portfolio Funds.

Fees and Expenses.    Shareholders pay certain fees and expenses of the Fund (e.g., the Management Fee) and indirectly bear the fees and expenses of the Portfolio Funds in which the Fund invests (e.g., management fees to Portfolio Fund Managers). Similarly, Shareholders may indirectly pay incentive compensation to Portfolio Fund Managers that charge their investors incentive compensation. The Fund’s expenses thus may constitute a higher percentage of net assets than expenses associated with other types of investment entities. See “Fees and Expenses.” Class A Shares and Class I Shares are subject to different fees and expenses.

Incentive Compensation.    Each Portfolio Fund Manager will receive performance compensation based on its individual performance, irrespective of the Fund’s overall performance. Furthermore, when the Fund replaces an unprofitable Portfolio Fund, the loss carryforward generated by such Portfolio Fund is eliminated. Thus, the Fund may pay substantial incentive compensation to certain Portfolio Fund Managers even during a period when the Fund is incurring significant losses attributable to the trading by other Portfolio Fund Managers.

Valuations.    The valuation of the Fund’s investments in Portfolio Funds is ordinarily determined based upon information provided by the Portfolio Fund Managers or third-party administrators of such Portfolio Funds. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers or their administrators. In this regard, a Portfolio Fund Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Fund Manager’s compensation. The Board has designated the Adviser as the valuation designee to perform fair value functions for the Fund in accordance with the Adviser’s valuation policies and procedures. The Adviser is subject to Board oversight and reports to the Board information regarding the fair valuation process and related material matters. Although the Adviser reviews the valuation procedures used by the Portfolio Fund Managers, based on, among other factors, input from the Sub-Adviser, neither the Adviser, the Sub-Adviser nor the Board can confirm or review the accuracy of valuations provided by Portfolio Fund Managers or their administrators.

Estimates.    The net asset values received from Portfolio Funds may be estimates only and, unless materially different from the actual valuations, generally will not be subject to revision. The Fund relies on these estimates in calculating the Fund’s net asset value for reporting, subscriptions, tender offers, fees and other purposes.

Potential Consequences of Regular Repurchase Offers.    The Fund’s repurchase offer policy may have the effect of decreasing the size of the Fund over time absent significant new investments in the Fund. It may also force the Fund to sell assets it would not otherwise sell and/or to maintain an increased amount of cash or liquid investments at times. It may also reduce the investment opportunities available to the Fund and cause its expense ratio to increase. In addition, because of the limited market for certain of the Fund’s private securities, the Fund may be forced to sell its more liquid securities, in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Fund’s ratio of relatively more illiquid securities to relatively more liquid securities for the remaining investors.

Cybersecurity and Operational Risk.    Intentional cybersecurity breaches include unauthorized access to systems, networks, or devices (such as through “hacking” activity); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information (possibly resulting in the violation of applicable privacy laws).

A cybersecurity breach could result in the loss or theft of customer data or funds, the inability to access electronic systems (“denial of services”), loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs. Such incidents could cause the Fund, the Adviser, the Sub-Adviser or other service providers to incur regulatory penalties, reputational damage, additional compliance costs, litigation costs, or financial loss. In addition, such incidents could affect issuers in which the Fund or Portfolio Funds invest, and thereby cause the Fund’s investments to lose value. Cyber-events have the potential to materially affect the Fund and the Adviser’s and the Sub-Adviser’s relationships with Shareholders, clients, employees and service providers. Each of the Adviser and the Sub-Adviser has established risk management systems it believes are reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the Adviser or the Sub-Adviser will be able to prevent or mitigate the impact of any or all cyber-events.

Natural Disasters, Epidemics and Pandemics, and Terrorist Attacks.    The Fund, Portfolio Funds, the Adviser, the Sub-Adviser and the Portfolio Fund Managers are subject to risks associated with the consequences of natural disasters (e.g., fire, flood, earthquake, storm and hurricane), epidemics, pandemics and other outbreaks of serious contagious diseases, terrorist attacks (or the fear of or the precautions taken in anticipation of such attacks), and other acts of war (e.g., war, invasion, acts of foreign enemies, hostilities and insurrection, regardless of whether war is declared). A widespread health crisis such as a global pandemic, for example COVID-19 caused by the coronavirus known as SARS-CoV-2 (“Coronavirus”), has in the past and could in the future cause substantial business interruptions, market volatility, exchange trading suspensions and closures, impact the ability to complete Fund repurchases, Portfolio Fund redemptions, and affect Fund performance. The impact of Coronavirus, or other health crises, epidemics or pandemics that may arise in the future, could continue to or could in the future adversely affect the global economy in ways that cannot necessarily be foreseen.

Global Climate Change Considerations.    Global climate change could have an adverse effect on property and security values. A rise in sea levels, an increase in powerful windstorms and/or a storm-driven increase in flooding could cause coastal properties to lose value or become unmarketable altogether. Further, large wildfires driven by high winds and prolonged drought may devastate entire communities and may be significantly expensive to any business found responsible for the fire. These losses could adversely affect corporate borrowers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax revenues and tourist dollars generated by such properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities.

Principal Risk Factors Relating to Types of Investments and Related Risks

Long/Short Equity Strategies Risk.    Certain Portfolio Funds selected by the Fund may manage portfolios of both long and short positions in equity securities. The success of such Portfolio Funds depends largely on their Portfolio Fund Manager’s ability to identify mispriced stocks. Individual Portfolio Funds may incorrectly size their positions despite position and risk limits. Long/short equity Portfolio Funds rely upon market liquidity to manage their portfolio risk. Illiquidity, particularly in a market exhibiting either an up or down trend, could result in significant losses. Moreover, despite carrying both long and short equity positions in their portfolios, long/short equity Portfolio Funds typically maintain some overall level of long or short exposure to the equity markets and are susceptible to significant price moves in equities.

Event-Driven Strategies Risk.    Portfolio Funds may invest in companies in expectation of a specific event or catalyst, which may be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a Chapter 11 filing). Such event-driven investing requires the investor to make predictions about the likelihood that an event will occur and the impact such event will have on the value of the Portfolio Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result.

Relative Value Strategies Risk.    The use of relative value strategies by Portfolio Funds involves exposure to some second order risk of the market, such as the implied volatility in convertible bonds or warrants, the yield spread between similar term government bonds or the price spread between different classes of stock of the same underlying firm. Many Portfolio Funds pursuing relative value strategies employ limited directional strategies which expose such Portfolio Funds to market risk. Relative value investing requires Portfolio Fund Managers to make predictions about the directional movements of a market and the pricing inefficiencies with respect to certain securities. There is no guarantee that such predictions will be accurate or that a relative value strategy will be successful.

Global Asset Allocation Strategies Risk.    A Portfolio Fund’s ability to succeed in exploiting opportunities in various global markets will depend, in part, on the Portfolio Fund Manager’s ability to select the best allocation of assets across the various countries and regions. There is a risk that the Portfolio Fund Manager’s evaluations and assumptions may be incorrect in view of actual market conditions. See “Investment in Foreign Portfolio Funds, Portfolio Funds that are Offered in Foreign Jurisdictions and Foreign Securities” and “Emerging Market Investing.”

Use of Portfolio Funds.    The Fund expects that it will not be given access to information regarding the actual investments made by the Portfolio Funds in which the Fund is invested, as such information is often considered proprietary. At any given time, the Fund may not know the composition of positions held by Portfolio Funds with respect to the degrees of hedged or directional positions, or the extent of concentration risk or exposure to specific markets. In addition, the Fund may not learn of significant structural events, such as personnel changes, major asset withdrawals or substantial capital growth, until after the fact.

Concentration by Portfolio Fund Managers.    The Portfolio Fund Managers are not required to follow any specific concentration restrictions and may at times (individually or collectively) accumulate substantial positions in one or more securities, thereby exposing the Fund to the possibility of substantial losses.

Portfolio Fund Risk.    The Portfolio Funds are generally not registered under the 1940 Act. Accordingly, Portfolio Funds are not subject to the restrictions and protections that are afforded by the 1940 Act, including limitations on the amounts of fees that investors can be charged, asset coverage requirements and reporting requirements. As a result, Portfolio Fund Managers may be able to use investment strategies and techniques that are not generally permissible for investment companies registered under the 1940 Act.

Availability of Portfolio Funds.    A number of the Portfolio Funds in which the Fund may seek to invest may significantly limit investor access to such Portfolio Funds due to investor demand exceeding Portfolio Fund size or capacity or for other reasons. There can be no assurance that the Fund will be permitted to invest, or to invest as much as it desires, in each Portfolio Fund in which it may seek to invest, and any such failure to gain admittance to, or to be permitted to invest as much as it desires in, one or more such Portfolio Funds could adversely affect the investment performance of the Fund.

Limited Operating History.    Certain of the Portfolio Funds in which the Fund invests may have limited or no operating histories. In such cases, the Sub-Adviser may evaluate among other things the past investment performance of the Portfolio Fund Managers of such Portfolio Funds. However, past investment performance is not indicative of the future results of an investment in such a Portfolio Fund. The results of other investment funds or accounts managed by the Adviser, the Sub-Adviser (or by Portfolio Fund Managers), which have or have had an investment objective similar to or different from that of the Fund (or a Portfolio Fund in the case of Portfolio Fund Managers), are not indicative of the results that the Fund (or a Portfolio Fund) may achieve.

Use of Leverage.    The Fund does not intend to use borrowing for the purpose of investment leverage. However, the Fund may utilize borrowing for portfolio management and other purposes. The Fund will be required to pledge assets when borrowing, which, in the event of an uncured default, could affect the Fund’s operations, including preventing the Fund from conducting a repurchase of its Shares. In addition, the terms of any borrowing arrangement may impose certain investment restrictions on the Fund. The Portfolio Funds may use leverage by purchasing instruments with the use of borrowed funds, selling securities short, trading options or futures contracts, using total return swaps or repurchase agreements and/or other means, which would increase any loss incurred. The more leverage is employed, the more likely a substantial change will occur, either up or down, in the value of the instrument. Because of the relatively small intrinsic profits in “hedge” positions or in “arbitrage” positions, some Portfolio Funds may use leverage to acquire extremely large positions in an effort to meet their rate of return objectives. Consequently, they may be subject to major losses in the event that market disruptions destroy the hedged nature of such positions. Such losses would negatively impact the Fund’s performance. Borrowings by the Fund are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Portfolio Funds are not subject to this requirement. See “Principal Risk Factors Relating to Types of Investments and Related Risks.”

Replacement of Portfolio Funds.    The Fund is not restricted in investing in or redeeming from Portfolio Funds. Although not anticipated, the Fund’s investment policies might result in substantial Portfolio Fund turnover. Fund investments with a particular Portfolio Fund may be redeemed for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of a continued position with such Portfolio Fund. Replacement of Portfolio Funds may involve greater fees, which will be borne directly by the Fund.

Derivatives in General.    The Portfolio Funds may use a variety of derivative instruments in implementing their investment strategies, such as convertible securities, options, futures, forwards and interest rate, credit default, total return and equity swaps. The use of derivative instruments involves a variety of material risks, including the extremely high degree of leverage sometimes embedded in such instruments. The derivatives markets are frequently characterized by limited liquidity, which can make it difficult as well as costly to close out open positions in order either to realize gains or to limit losses. The pricing relationships between derivatives and the instruments underlying such derivatives may not correlate with historical patterns, resulting in unexpected losses.

Use of derivatives and other techniques such as short sales for hedging purposes involves certain additional risks, including (i) dependence on the ability to predict movements in the price of the securities hedged; (ii) imperfect correlation between movements in the securities on which the derivative is based and movements in the assets of the underlying portfolio; and (iii) possible impediments to effective portfolio management or the ability to meet short term obligations because of the percentage of a portfolio’s assets segregated to cover its obligations. In addition, by hedging a particular position, any potential gain from an increase in the value of such position may be limited.

If the counterparty to a derivative defaults, a Portfolio Fund’s risk of loss consists of the net amount of payments that the Portfolio Fund contractually is entitled to receive and any cash used as collateral. If a derivative contract calls for payments by the Portfolio Fund, it must be prepared to make such payments when due. In addition, if counterparty’s creditworthiness declined, the value of a derivative contract would be likely to decline, potentially resulting in losses to the Portfolio Fund.

The regulation of the U.S. and non-U.S. derivatives markets has undergone substantial change in recent years and such change may continue. For the year ended March 31, 2026, the Fund had no direct commitments to purchase or sell securities, financial instruments, or commodities relating to derivative financial instruments.

Investment in Foreign Portfolio Funds, Portfolio Funds that are Offered in Foreign Jurisdictions and Foreign Securities.    The Fund will invest directly in Portfolio Funds organized in, located in or managed from countries other than the U.S. Investments in foreign funds, and investments by Portfolio Funds in foreign securities, may involve greater risk than investments in domestic funds and securities. Non-U.S. investments involve certain special risks, including (i) political or economic instability; (ii) the unpredictability of international trade patterns; (iii) the possibility of foreign governmental actions such as expropriation, nationalization or confiscatory taxation; (iv) the imposition or modification of currency controls and fluctuations in currency exchange rates; (v) price volatility; (vi) the imposition of withholding taxes on dividends, interest and gains, some or all of which may not be reclaimable; and (vii) different bankruptcy laws and practice. Issuers of non-U.S. securities may not be subject to the same degree of regulation as U.S. issuers. As compared to U.S. entities, non-U.S. entities generally disclose less financial and other information publicly and are subject to less stringent and less uniform accounting, auditing and financial reporting standards. Also, it may be more difficult to obtain and enforce legal judgments against non-U.S. entities than against U.S. entities.

Emerging Market Investing.    The Fund may invest in Portfolio Funds that invest assets in securities in emerging markets. An emerging market country generally refers to a country not considered to be a developed market country, taking into account factors such as the country’s political and economic stability, and the development of its financial and capital markets; however, the Portfolio Funds may have specific and/or differing definitions for the term “emerging market.” The value of emerging market investments may be drastically affected by political developments in the country of issuance. In addition, the existing governments in the relevant countries could take actions that could have a negative impact on the Portfolio Fund, including nationalization, expropriation, imposition of confiscatory taxation or regulation or imposition of withholding taxes on interest payments or other gains.

The economies of many of the emerging market countries are still in the early stages of modern development and are subject to abrupt and unexpected change. In many cases, governments retain a high degree of direct control over the economy and may take actions having sudden and widespread effects. Also, many emerging market country economies have a high dependence on a small group of markets or even a single market.

Emerging market countries tend to have periods of high inflation and high interest rates as well as substantial volatility in interest rates. The value of emerging market debt can be expected to be extremely sensitive to changes in interest rates worldwide and, in particular, in the country of the relevant issuer.

Emerging market debt issuers and their obligations are not generally rated by any credit rating agency, and a significant proportion of such issuers and obligations would likely fall in the lowest rating category if they were rated.

In certain cases, the structures used to make trades in emerging market securities may be complex, entail significant counterparty exposure and/or involve legal uncertainty under local law.

Temporary Defensive Positions; Money Market and Other Liquid Investments.    The Fund and Portfolio Funds may invest, for defensive purposes or otherwise, some or all of their assets in fixed income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Sub-Adviser and the Portfolio Fund Managers, respectively, deem appropriate under the circumstances. Money market instruments are short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Non-Diversified Status.    The Fund is a “non-diversified” investment company. This means that a greater percentage of the Fund’s assets may be invested in the securities of any one issuer. The Sub-Adviser will follow a general policy of seeking to invest the Fund’s capital broadly among multiple Portfolio Funds. As a consequence of a potential large investment in a particular Portfolio Fund, losses suffered by such a Portfolio Fund could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of Portfolio Funds. See “Special Tax Risks” for additional Fund diversification requirements.

Delay in Use of Proceeds.    Although the Fund currently intends to invest the proceeds of any sales of Shares as soon as practicable after the receipt of such proceeds, but, in no event, under normal circumstances, later than three months following receipt, such investment of proceeds may be delayed if suitable investments are unavailable at the time or for other reasons, including delays of the closing dates of Portfolio Funds to which the Fund has subscribed or plans to subscribe. As a result, the proceeds may be invested in cash, cash equivalents, high-quality debt instruments, or other securities pending their investment in Portfolio Funds. Such other investments may be less advantageous, and, as a result, the Fund may not achieve its investment objectives.

Special Tax Risks.    Special tax risks are associated with an investment in the Fund. The Fund has elected to be treated, has qualified, and intends to continue to meet the requirements necessary to qualify as a “regulated investment company” or “RIC” under Subchapter M of the Code.

As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. If before the end of any quarter of its taxable year, the Fund believes that it may fail the asset diversification requirement, the Fund may seek to take certain actions to avert such a failure. The Fund may try to acquire additional interests in Portfolio Funds to come into compliance with the asset diversification test. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because the Fund may redeem its interest in a Portfolio Fund only at certain times specified by the Portfolio Fund’s governing documents. While relevant provisions also afford the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to effect a redemption from a Portfolio Fund referred to above may limit utilization of this cure period. If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions. See “Taxes.”

There are additional risks of underlying asset classes and strategies. See “Risk Factors — Principal Risk Factors Relating to Types of Investments and Related Risks.”

Prospective investors in the Fund should review carefully the discussion under the captions “Principal Risk Factors Relating to Types of Investments and Related Risks” for other risks associated with the Fund and the Portfolio Funds’ styles of investing. An investment in the Fund should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment, and can bear the economic risk of the investment.

FEES AND EXPENSES

The following fee table and Example summarize the aggregate expenses of each class of Shares of the Fund and are intended to assist investors in understanding the costs and expenses that they will bear directly or indirectly by investing in Shares of the Fund. The expenses associated with investing in a “fund of funds,” such as the Fund, are generally higher than those of other types of funds that do not invest primarily in other investment vehicles. This is because the shareholders of a fund of funds also indirectly pay a portion of the fees and expenses, including performance-based compensation, charged at the underlying fund level. Those fees and expenses are described below in “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure — Investments in Other Funds.”
	Class A Shares	Class I Shares
Shareholder Transaction Expenses
Maximum Sales Load (as a percentage of the offering price per Share)(1)	3.00%	None
Early Repurchase Fee(2)	3.00%	3.00%
Annual Expenses (as a percentage of net assets attributable to Shares)
Management Fee	1.00%	1.00%
Distribution and Service Fee(3)	0.75%	None
Other Expenses(4)	0.91%	0.91%
Acquired Fund (Portfolio Fund) Fees and Expenses(5)	6.63%	6.63%
Total Annual Fund Operating Expenses	9.29%	8.54%
Expense Limitations
Expense Reimbursement(6)	0.41%	0.41%
Total Annual Fund Operating Expenses After Expense Reimbursement(7)	8.88%	8.13%

____________

(1)      Any sales load will reduce the amount of an investor’s initial or subsequent investment in the Fund, and the impact on a particular investor’s investment returns would not be reflected in the returns of the Fund. The sales load may be waived in certain circumstances as described in this Prospectus or as otherwise approved by the Adviser.

(2)      If the interval between the date of purchase of Shares and the date in which Shares are repurchased is less than one year then such repurchase will be subject to a 3.00% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those Shares held longest first.

(3)      In connection with Class A Shares of the Fund, the Fund pays a Distribution and Service Fee equal to 0.75% per annum of the aggregate value of the Fund’s Class A Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee being calculated). The Distribution and Service Fee is payable quarterly. The Distributor may pay all or a portion of the Distribution and Service Fee to the broker-dealers that sell Shares of the Fund or provide investor services and/or administrative assistance to Shareholders. See “Distribution and Service Fee” below.

(4)      “Other Expenses” include the Fund’s operating expenses, including professional fees, transfer agency fees, administration fees, custody fees, offering costs and other operating expenses. See “Management of the Fund — Administration, Transfer Agent, Custodian and Other Service Provider Fees”.

(5)      Shareholders also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Fund as an investor in the Portfolio Funds. The “Acquired Fund (Portfolio Fund) Fees and Expenses” represent fees and expenses of the Portfolio Funds in which the Fund invested during the period ended March 31, 2026. Generally, fees payable to Portfolio Fund Managers of the Portfolio Funds will range from 1% to 3% (annualized) of the average NAV of the Fund’s investment. In addition, Portfolio Fund Managers charge an incentive allocation or fee generally ranging from 15% to 35% of a Portfolio Fund’s net profits, although it is possible on occasion that such ranges may be higher for certain Portfolio Fund Managers. The Portfolio Funds held by the Fund will change, which will impact the calculation of the “Acquired Fund (Portfolio Fund) Fees and Expenses.”

(6)     Up to and including August 13, 2027, the Adviser and the Sub-Adviser have contractually agreed to limit the total annualized operating expenses of the Fund (excluding any borrowing and investment-related costs and fees, taxes, extraordinary expenses and “Acquired Fund (Portfolio Fund) Fees and Expenses”) to 0.50% with respect to the Class I Shares and 1.25% with respect to the Class A Shares (due to the Distribution and Service Fee) (the “Expense Limitation Agreement”). Thereafter, the Expense Limitation Agreement may be renewed for successive one-year terms at the option of the Adviser and the Sub-Adviser. In addition, the Adviser and the Sub-Adviser are permitted to recover fees and expenses they have waived or borne pursuant to the Expense Limitation Agreement from the applicable class or classes of Shares (whether through reduction of the Management Fee or otherwise) in later periods to the extent that the Fund’s expenses with respect to the applicable class of Shares fall below the annual rate of 0.50% with respect to Class I Shares or 1.25% with respect to Class A Shares. Moreover, pursuant to certain prior expense limitation agreements (each, a “Prior Expense Limitation Agreement”), the Sub-Adviser is permitted to recover fees and expenses it has waived or borne pursuant to such Prior Expense Limitation

Agreement from the applicable class or classes of shares (whether through reduction of its fees or otherwise) to the extent that the Fund’s expenses with respect to the applicable class of shares fall below the annual rate set forth in such Prior Expense Limitation Agreement pursuant to which such fees and expenses were waived or borne; provided, however, that the Fund is not obligated to pay any such reimbursed fees or expenses more than three years after the date on which the fee or expense was borne by the Sub-Adviser. Any such recovery by the Adviser or the Sub-Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

(7)      The “Total Annual Fund Operating Expenses After Expense Reimbursement” disclosed above will differ significantly from the Fund’s expense ratio (the ratio of expenses to average net assets) that will be included in the audited financial statements in the Fund’s annual report. The financial statements will depict the Fund’s expenses but will not include “Acquired Fund (Portfolio Fund) Fees and Expenses,” which is required to be included in the above table by the Securities and Exchange Commission (the “SEC”).

For a more complete description of the various fees and expenses of the Fund, see “Management of the Fund.”

EXAMPLE

The following Example assumes (i) a $1,000 investment in Class A Shares and Class I Shares for the time periods indicated, (ii) a 5.00% return each year and (iii) that the operating expenses of Class A Shares and Class I Shares remain the same.

You would pay the following fees and expenses on a $1,000 investment in the Fund, assuming a 5.00% annual return:
	Cumulative Expenses Paid for the Period Of:
Class	1 Year	3 Years	5 Years	10 Years
Class A Shares	$114	$280	$432	$759
Class I Shares	$80	$240	$388	$716

The Example above is based on the fees and expenses incurred by the Fund, including the sales load, if any, as set out in the table above, and should not be considered a representation of future expenses. Actual expenses may be greater or lesser than those shown.

Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the Example. A greater rate of return than that used in the Example would increase the amount of certain fees and expenses paid by the Fund.

If your Shares are repurchased by the Fund in the first year that you hold them, they will be subject to the 3% early repurchase fee. The 1-year expense figure for such Shares under the assumptions of this example would be $142 for Class A Shares and $109 for Class I Shares.

FINANCIAL HIGHLIGHTS

The information contained in the tables below sets forth selected information of the Fund. The financial information for the fiscal years ended March 31, 2025, and March 31, 2026, has been derived from financial statements audited by Cohen & Company, Ltd, the Fund’s current independent registered public accounting firm. The financial information for the fiscal years ended March 31, 2018, through March 31, 2024, has been derived from financial statements audited by the Fund’s prior independent registered public accounting firm for those fiscal years. The financial information for the fiscal year ended March 31, 2017, has been derived from financial statements audited by the Fund’s prior auditor for that fiscal year.

Financial Highlights

Per Share Operating Performance	For the year ended March 31, 2026	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2021	For the year ended March 31, 2020	For the year ended March 31, 2019	For the year ended March 31, 2018	For the year ended March 31, 2017
Net asset value per share, beginning of year	$8.65	$9.66	$8.68	$9.13	$10.13	$9.07	$9.19	$9.67	$9.63	$9.26

Net income (loss) from investment operations*:
Net investment loss	(0.12)	(0.14)	(0.12)	(0.13)	(0.15)	(0.15)	(0.13)	(0.15)	(0.16)	(0.16)
Net realized and unrealized gains/(losses) on investments	1.53	1.03	1.29	(0.32)	(0.06)	2.91	0.28	0.07	0.71	0.70
Net change in net assets resulting from operations	1.41	0.89	1.17	(0.45)	(0.21)	2.76	0.15	(0.08)	0.55	0.54

Distributions paid from:
Net investment income	(1.13)	(1.90)	(0.19)	0.00	(0.79)	(1.70)	(0.27)	(0.40)	(0.51)	(0.17)

Net asset value per share, end of year	$8.93	$8.65	$9.66	$8.68	$9.13	$10.13	$9.07	$9.19	$9.67	$9.63

Total return*	16.39%	9.17%	13.71%	(5.00)%	(2.31)%	30.86%	1.52%	(0.61)%	5.82%	5.68%

Ratios To Average Net Assets:
Net assets, end of year (in 000s)	$87,027	$76,150	$78,736	$108,574	$101,420	$55,100	$41,303	$43,547	$54,137	$63,122
Ratio of expenses to average net assets before expense waiver and reimbursement**	1.93%	2.07%	1.70%	1.77%	1.83%	2.45%	2.20%	2.37%	2.18%	2.29%
Ratio of expenses to average net assets after expense waiver and reimbursement**	1.53%	1.54%	1.53%	1.51%	1.50%	1.53%	1.50%	1.66%	1.70%	1.70%
Ratio of net investment loss to average net assets**	(1.29)%	(1.44)%	(1.36)%	(1.48)%	(1.50)%	(1.53)%	(1.44)%	(1.61)%	(1.68)%	(1.70)%
Portfolio turnover	8.77%	24.17%	7.32%	6.60%	17.16%	33.12%	16.16%	17.60%	8.94%	14.62%

____________

*        Per share data of net income (loss) from investment operations is computed using the total of monthly income and expense divided by average beginning of month shares.

**      The ratios of expenses and net investment loss to average net assets do not include the impact of expenses and incentive fees or allocations related to the Portfolio Funds.

Per Share Operating Performance	For the year ended March 31, 2026	For the year ended March 31, 2025	For the year ended March 31, 2024	For the year ended March 31, 2023	For the year ended March 31, 2022	For the year ended March 31, 2021	For the year ended March 31, 2020	For the year ended March 31, 2019	For the year ended March 31, 2018	For the year ended March 31, 2017
Net asset value per share, beginning of year	$7.87	$8.95	$8.11	$8.60	$9.66	$8.77	$8.96	$9.51	$9.55	$9.26

Net income (loss) from investment operations*:
Net investment loss	(0.17)	(0.19)	(0.17)	(0.18)	(0.21)	(0.22)	(0.20)	(0.22)	(0.23)	(0.23)
Net realized and unrealized gain (loss) on investments	1.39	0.94	1.20	(0.31)	(0.06)	2.81	0.28	0.07	0.70	0.75
Total from investment operations	1.22	0.75	1.03	(0.49)	(0.27)	2.59	0.08	(0.15)	0.47	0.52

Distributions paid from:
Net investment income	(1.07)	(1.83)	(0.19)	0.00	(0.79)	(1.70)	(0.27)	(0.40)	(0.51)	(0.23)

Net asset value per share, end of year	$8.02	$7.87	$8.95	$8.11	$8.60	$9.66	$8.77	$8.96	$9.51	$9.55

Total return**	15.52%	8.35%	12.86%	(5.71)%	(3.04)%	29.88%	0.77%	(1.35)%	5.03%	4.89%

Ratios To Average Net Assets:
Net assets, end of year (in 000s)	$2,777	$2,383	$1,381	$1,789	$2,103	$651	$163	$216	$219	$894
Ratio of expenses to average net assets before expense waiver and reimbursement***	2.69%	2.87%	2.94%	2.89%	3.07%	5.85%	6.49%	6.73%	4.13%	5.90%
Ratio of expenses to average net assets after expense waiver and reimbursement***	2.29%	2.31%	2.26%	2.25%	2.24%	2.29%	2.25%	2.40%	2.45%	2.45%
Ratio of net investment loss to average net assets***	(2.05)%	(2.25)%	(2.09)%	(2.23)%	(2.24)%	(2.29)%	(2.19)%	(2.35)%	(2.43)%	(2.45)%
Portfolio turnover	8.77%	24.17%	7.32%	6.60%	17.16%	33.12%	16.16%	17.60%	8.94%	14.62%

____________

*        Per share data of net income (loss) from investment operations is computed using the total of monthly income and expense divided by average beginning of month shares.

**      Sales loads applicable to Class A shares are not reflected in the total return.

***    The ratios of expenses and net investment loss to average net assets do not include the impact of expenses and incentive fees or allocations related to the Portfolio Funds.

RISK FACTORS

Principal Risk Factors Relating to the Fund’s Structure

Risk of Loss.    All securities investments risk the loss of capital. The Adviser believes that the Fund’s investment program should mitigate this risk through careful selection and monitoring of the Fund’s investments, but an investment in the Fund is nevertheless subject to loss, including possible loss of the entire amount invested. No guarantee or representation is made that the Fund’s investments will be successful, and investment results may vary substantially over time.

Reliance on the Adviser and Sub-Adviser.    The Adviser provides advisory and certain administrative services to the Fund, including oversight of the Sub-Adviser. The Sub-Adviser is responsible for the day-to-day portfolio management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds, subject to oversight by the Adviser and policies adopted by the Board. The success of the Fund will depend, in large part, upon the respective capabilities and expertise of the Adviser and the Sub-Adviser. The Adviser sponsors registered investment companies designed to provide investors with access to institutional-caliber alternative investments, by partnering with established alternative asset managers selected from numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise the Adviser’s funds. As of March 31, 2026, the Adviser managed approximately $763 million in assets. The Sub-Adviser has over 20 years of experience managing privately offered fund of hedge fund products and over ten years of experience managing registered investment companies. The Sub-Adviser managed approximately $4.8 billion of assets as of July 1, 2026, on a discretionary basis, primarily in private investment funds. Registered funds and their advisers are subject to restrictions and limitations imposed by the 1940 Act and the Code that do not apply to an adviser’s management of private funds or individual and institutional accounts.

Fund of Funds Investment Risk.    The Fund’s fund-of-funds investment approach is subject to various investment-related types of risks, including market risk, strategy risk, and manager risk. Market risk includes unexpected directional price movements, deviations from historical pricing relationships, changes in the regulatory environment, changes in market volatility, panicked or forced selling of riskier assets, and contraction of available credit or other financing sources.

Strategy risk relates to the failure or deterioration of an entire strategy (such that most or all Portfolio Funds invested in the strategy suffer significant losses). Strategy-specific losses can result from excessive concentration by multiple Portfolio Funds in the same investment, or broad events that adversely affect particular strategies (e.g., illiquidity within a given market). Certain Portfolio Funds will employ high risk strategies. Portfolio Fund risk encompasses the possibility of loss due to Portfolio Fund Manager fraud, intentional or inadvertent deviations from a predefined investment strategy (including excessive concentration, directional investing outside of predefined ranges, excessive leverage, or new capital markets), or simply poor judgment. During the lifetime of the Fund, there could be material changes in one or more Portfolio Fund Managers, including changes in control, initial public offerings, and mergers. The effect of such changes on a Portfolio Fund cannot be predicted but could be material and adverse. Given the limited liquidity of the Portfolio Funds, the Fund may not be able to quickly alter its portfolio allocation in response to any such changes, resulting in substantial losses from Portfolio Fund risk.

The Portfolio Funds are generally not registered under the 1940 Act. Accordingly, Portfolio Funds are not subject to the restrictions and protections that are afforded by the 1940 Act including, limitations on the amounts of fees that investors can be charged, asset coverage requirements and reporting requirements. As a result, Portfolio Fund Managers may be able to use investment strategies and techniques that are not generally permissible for investment companies registered under the 1940 Act. Portfolio Funds may also be less transparent in terms of providing portfolio holding and securities valuation information.

The Fund may choose to invest, for regulatory and other reasons, in non-voting classes of Portfolio Fund shares. To the extent the Fund’s holdings in a Portfolio Fund afford it no ability to vote on matters relating to the Portfolio Fund, the Fund will have no say in matters that could adversely affect the Fund’s investment in the Portfolio Fund.

Illiquidity and Non-Transferability of Shares.    The Fund is a closed-end investment company designed primarily for long-term investors and is not intended to be a trading vehicle. The Fund does not currently intend to list Shares for trading on any national securities exchange. There is no secondary trading market for Shares, and it is not expected that a secondary market will develop. Shares therefore are not readily marketable. Because the Fund is a closed-end investment company, Shares in the Fund may not be tendered for repurchase on a daily basis, and they may not be exchanged for shares of any other fund.

Although the Fund, at the discretion of the Board, will consider whether to make periodic repurchase offers of its outstanding Shares at net asset value, Shares are significantly less liquid than shares of funds that trade on a stock exchange. There is no guarantee that you will be able to sell all of your Shares that you desire to sell in any particular repurchase offer. If a repurchase offer is oversubscribed by Shareholders holding Shares of the Fund, the Fund will repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for pro-ration may cause some investors to tender more Shares for repurchase than they otherwise would wish to have repurchased. In addition, in extreme cases, the Fund may not be able to complete repurchases due to the Fund’s holding of illiquid investments. In that event, you may be able to sell your Shares only if you are able to find an investor willing to purchase your Shares. Any such sale may have to be negotiated at unfavorable prices and must comply with applicable securities laws and must be approved by the Board. Due to the requirements regarding tenders offers and the frequency with which the Fund expects to offer to repurchase Shares, in the event the Fund makes repurchase offers it is unlikely that the Fund will be able to extend the expiration date of, or increase the amount of, any repurchase offer, which may result in an investor needing to subscribe to more than one repurchase offer to exit the Fund in the case of oversubscribed repurchase offers.

The Fund’s repurchase offer policy may have the effect of decreasing the size of the Fund over time from what it otherwise would have been absent significant new investments in the Fund. It may also force the Fund to sell assets it would not otherwise sell and/or to maintain increased amounts of cash or liquid investments at times. It may also reduce the investment opportunities available to the Fund and cause its expense ratio to increase. In addition, because of the limited market for private securities held by the Fund, the Fund may be forced to sell its liquid securities in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Fund’s ratio of relatively more illiquid securities to relatively more liquid securities for the remaining investors. It is not the intention of the Fund to do this; however, it may occur.

General Economic Conditions.    There has been increased volatility, depressed valuations, decreased liquidity and heightened uncertainty in the financial markets during the past several years. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. The imposition by the U.S. of import tariffs on goods from foreign countries and reciprocal tariffs levied on U.S. goods may lead to price volatility and instability in U.S. and global investment markets. Among other effects, tariffs may increase the cost of production for certain goods or reduce demand for products, which could affect the performance of the Fund’s investments. It is not known whether, or to what extent, any tariff or other trade protections may affect the Fund or its investments. These actions could lead to price volatility and overall declines in U.S. and global investment markets.

Consumer, corporate and financial confidence may be adversely affected by current or future tensions around the world, fear of terrorist activity and/or military conflicts, localized or global financial crises, increasing interest rates, bankruptcies, corporate restructurings, governmental efforts to limit short selling and high frequency trading, measures to address U.S. federal and state budget deficits, instability in Europe, economic stimulus by the Japanese central bank, dramatic changes in energy prices and currency exchange rates, China’s economic slowdown, or other sources of political, social or economic unrest. Such erosion of confidence may lead to or extend a localized or global economic downturn.

Furthermore, such confidence may be adversely affected by local, regional or global health crises such as COVID-19 (“Coronavirus”). The impact of a health crisis like Coronavirus or other such global health crises that may arise in the future could exacerbate political, social, and economic risks previously mentioned, and result in significant breakdowns, delays and other disruptions to important global, local and regional supply chains affected, with potential corresponding results on the operating performance of affected portfolio companies. A climate of uncertainty, including the contagion of infectious viruses or diseases, may reduce the availability of potential investment opportunities, and increase the difficulty of modeling market conditions, potentially reducing the accuracy of financial projections.

Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates rise or economic conditions deteriorate.

Additionally, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. Actions taken by the Fed or foreign central banks to stimulate or stabilize economic growth, such as interventions in currency markets, may cause high volatility in the equity and fixed-income markets. Reduced liquidity could result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. Reduced liquidity could also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.

Further, any decision by the Fed to adjust the target Fed funds rate, among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. These events and the possible resulting market volatility may have an adverse effect on the Fund. Certain countries recently experienced negative interest rates on deposits, and debt instruments traded at negative yields. A negative interest rate policy is an unconventional central bank monetary policy tool where nominal target interest rates are set with a negative value (i.e., below zero percent), which is intended to facilitate self-sustaining growth in the local economy. For example, if a bank charges negative interest, a depositor must pay the bank fees to keep money with the bank instead of receiving interest on deposits. Negative interest rates may become more prevalent among non-U.S. issuers or even among U.S. issuers.

Political turmoil within the U.S. and abroad may also impact the Fund. Although the U.S. government has honored its credit obligations, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to the United States and global securities markets and could significantly impair the value of the Fund’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio Fund and Fund investments, and increase uncertainty in or impair the operation of the United States or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets. The current contentious domestic political environment, as well as political and diplomatic events within the U.S. and abroad, such as presidential elections in the U.S. or abroad may adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations. The change in the presidential administration in 2025 has resulted in significant impacts to international trade relations, immigration policies, and other aspects of the national and international political and financial landscape, which could affect, among other things, inflation and the securities markets generally.

When the Fed “tapers” or reduces the amount of securities it purchases pursuant to quantitative easing, and/or raises the federal funds rate, there is a risk that interest rates will rise, which could expose fixed-income and related markets to heightened volatility and could cause the value of a Portfolio Fund’s investments to decline, potentially suddenly and significantly, which could in turn affect the Fund’s performance.

Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also could cause market disruptions.

In addition, there is a risk that the prices of goods and services in the U.S. and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a Portfolio Fund’s investments may be affected, which may reduce a Portfolio Fund’s performance. Further, inflation may lead to a rise in interest rates, which may negatively affect the value of debt instruments held by the Portfolio Funds, resulting in a negative impact on the Fund’s performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Market Turmoil.    Market conditions may cause many private investment funds, such as the Portfolio Funds, to suffer substantial losses. If such funds experience losses, investors may request withdrawals from such funds, which could cause further losses as assets may be sold at fire sale prices. At the same time, such funds may implement withdrawal gates, designate investments, exercise illiquid investment provisions, suspend withdrawals or suspend net asset value calculations. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign markets have been experiencing increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Any further market turmoil could have an adverse effect on the Fund’s performance, its ability to withdraw from Portfolio Funds and the Fund’s ability to repurchase a Shareholder’s Shares. In particular, market turmoil could result in delays in the payment of repurchase proceeds by the Fund to tendering Shareholders.

Lack of Liquidity for Funds of Hedge Funds.    The Fund invests in Portfolio Funds that, in turn, may invest in securities and derivatives that often do not have a liquid market. For instance, the Fund may allocate a material portion of its assets to Portfolio Funds implementing credit, relative value, and event-driven strategies, each of which typically relies on investments in debt instruments, credit default swaps, large blocks of public or private equities, convertible bonds, or other illiquid debt, equity, or derivative instruments. In addition, Portfolio Funds may impose lock-up periods, withdrawal fees, or other measures that impact liquidity.

This lack of liquidity creates several risks. First, it makes it difficult for the Portfolio Fund Manager to value its positions and for the Adviser to determine if the Portfolio Fund Manager is accurately valuing its positions because of the uncertainty regarding the realization of the prices that are quoted if the Portfolio Fund Manager were to attempt to liquidate its portfolio at those prices. Second, it increases the risk that withdrawals from such Portfolio Funds by other investors will cause reductions in the net asset value of those Portfolio Funds merely due to selling pressure, rather than a fundamental change in the investments themselves. Third, it increases the risk that a Portfolio Fund will not honor the Fund’s liquidity expectations. Although Portfolio Funds have restrictions in their governing documents that limit the Fund’s ability to withdraw funds typically to calendar quarter or year ends (or less frequently) on significant prior notice, Portfolio Funds may nevertheless be unable to abide by these somewhat onerous liquidity provisions.

A side effect of this inability to withdraw from a Portfolio Fund is the inability to re-allocate the Fund’s assets as dynamically as the Sub-Adviser may otherwise desire. This limitation exists even when a Portfolio Fund has not implemented a constraint on its expected liquidity. Given that, even in the best of times, these Portfolio Funds permit withdrawals only infrequently and on significant advance notice, the Fund’s flexibility to reallocate assets among Portfolio Funds is limited.

Neither the Adviser nor the Sub-Adviser has control over the liquidity of Portfolio Funds and depends on the Portfolio Fund Managers to provide appropriate valuations as well as liquidity. In some cases, the Sub-Adviser will allocate Fund assets to Portfolio Funds that later impose liquidity constraints, making it impossible to terminate them as desired by the Sub-Adviser. Restrictions on liquidity imposed by the Portfolio Fund Managers may materially impact the Fund’s ability to repurchase Shares. An inability to withdraw from a Portfolio Fund may expose the Fund to losses it could have otherwise avoided if the Fund had been able to withdraw from such Portfolio Fund. It may also cause the Fund to become unbalanced as it is forced to obtain liquidity from those Portfolio Funds which provide such liquidity.

In certain cases, other investors in a Portfolio Fund may have preferential withdrawal rights as compared to the Fund, the exercise of which could materially adversely affect the Fund’s investment(s) in such Portfolio Fund.

Risks of Direct Trading by the Fund.    If the Sub-Adviser deems it advisable for the Fund to take a direct position in a security, currency, or futures product, or if the Fund receives a direct position as a payment-in-kind or otherwise from a Portfolio Fund, the Sub-Adviser may cause the Fund to trade directly in the markets (rather than investing through a Portfolio Fund). Any such trading would generally be subject to each of the risks described herein, compounded with the risk that the Sub-Adviser may not generally have expertise at trading directly in any market, or extensive service provider and counterparty relationships that would typically support such trading.

Conflicts of Interest.    The Adviser, the Sub-Adviser and the Portfolio Fund Managers utilized by the Fund are subject to certain conflicts of interest. See “Conflicts of Interest.”

Increase in Amount of Assets Under Management.    It is not known what effect, if any, an increase in the amount of assets under management will have on the trading strategies utilized by the Portfolio Fund Managers with which the Fund invests or their investment results. No assurance can be given that their strategies will continue to be successful. The Sub-Adviser will carefully monitor and analyze the extent to which an increase in the amount of assets under management could hinder future performance of Portfolio Fund Managers.

Other Clients of Portfolio Fund Managers.    The Portfolio Fund Managers manage accounts (including other accounts in which the Portfolio Fund Managers may have an interest) other than the Portfolio Fund in which the Fund invests, and may have financial and other incentives to favor such accounts over the relevant Portfolio Fund. In investing on behalf of other clients, as well as the relevant Portfolio Fund, Portfolio Fund Managers must allocate their resources, as well as limited market opportunities. Doing so not only could increase the level of competition for the same trades the Portfolio Fund might otherwise make, including the priorities of order entry, but also could make it difficult or impossible to take or liquidate a particular position at a price indicated by a Portfolio Fund’s strategy.

Changes in Allocations.    The Sub-Adviser expects from time to time to change the percentage of the Fund’s assets allocated to each Portfolio Fund and may determine to exit one or more Portfolio Funds entirely and/or invest in one or more new Portfolio Funds. These changes will be made in the Sub-Adviser’s discretion. The Fund’s success will depend on the Sub-Adviser’s ability to identify and allocate the Fund’s assets among new and existing Portfolio Funds.

Fees and Expenses.    Shareholders pay certain fees and expenses of the Fund (e.g., the Management Fee) and indirectly bear the fees and expenses of the Portfolio Funds in which the Fund invests (e.g., management fees to Portfolio Fund Managers). Similarly, Shareholders may indirectly pay incentive compensation to Portfolio Fund Managers that charge their investors incentive compensation. The Fund’s expenses thus may constitute a higher percentage of net assets than expenses associated with other types of investment entities. Class A Shares and Class I Shares are subject to different fees and expenses.

Incentive Compensation.    Each Portfolio Fund Manager will receive performance compensation based on its individual performance, irrespective of the Fund’s overall performance. Furthermore, when the Fund replaces an unprofitable Portfolio Fund, the loss carryforward generated by such Portfolio Fund is eliminated. Thus, the Fund may pay substantial incentive compensation to certain Portfolio Fund Managers even during a period when the Fund is incurring significant losses attributable to the trading by other Portfolio Fund Managers.

Valuations.    The valuation of the Fund’s investments in Portfolio Funds is ordinarily determined based upon information provided by the Portfolio Fund Managers or third-party administrators of such Portfolio Funds. Certain securities in which the Portfolio Funds invest may not have a readily ascertainable market price and will be valued by the Portfolio Fund Managers or their administrators. In this regard, a Portfolio Fund Manager may face a conflict of interest in valuing the securities, as their value will affect the Portfolio Fund Manager’s compensation. The Board has designated the Adviser as the valuation designee to perform fair value functions for the Fund in accordance with the Adviser’s valuation policies and procedures. The Adviser is subject to Board oversight and reports to the Board information regarding the fair valuation process and related material matters. Although the Adviser reviews the valuation procedures used by the Portfolio Fund Managers, based on, among other factors, input from the Sub-Adviser, neither the Adviser, the Sub-Adviser nor the Board can confirm or review the accuracy of valuations provided by Portfolio Fund Managers or their administrators.

Estimates.    The net asset values received from Portfolio Funds may be estimates only and, unless materially different from the actual valuations, generally will not be subject to revision. The Fund relies on these estimates in calculating the Fund’s net asset value for reporting, subscription, tender offers, fee and other purposes.

Multiple Portfolio Funds.    Each Portfolio Fund will trade independently of the others. There can be no assurance that the losses by certain of the Portfolio Funds may offset any profits achieved by others. Such offsetting could result in significant reduction in the Fund’s assets, as incentive allocations/fees may be allocable to those Portfolio Funds that recognized profits irrespective of the offsetting losses. Various Portfolio Funds will from time to time compete with the others for the same positions. Conversely, opposite positions held by the Portfolio Funds will be economically offsetting. As long as Portfolio Funds hold positions that offset those held by other Portfolio Funds, the Fund as a whole will be unable to recognize any gain or loss on such open positions, while at the same time incurring brokerage commissions in respect of each of the offsetting positions and paying advisory fees.

Limited Information Regarding Portfolio Funds.    The Sub-Adviser evaluates and monitors each Portfolio Fund based in part on the information it receives from the Portfolio Fund Manager regarding the Portfolio Fund’s and the Portfolio Fund Manager’s historical performance and investment strategies. However, the Sub-Adviser may not have access to complete information regarding a Portfolio Fund and is generally not in a position to confirm the accuracy of any such information.

Potential Consequences of Regular Repurchase Offers.    The Fund’s repurchase offer policy may have the effect of decreasing the size of the Fund over time absent significant new investments in the Fund. It may also force the Fund to sell assets it would not otherwise sell and/or to maintain an increased amount of cash or liquid investments at times. It may also reduce the investment opportunities available to the Fund and cause its expense ratio to increase.

In addition, because of the limited market for certain of the Fund’s private securities, the Fund may be forced to sell its more liquid securities, in order to meet cash requirements for repurchases. This may have the effect of substantially increasing the Fund’s ratio of more illiquid securities relative to more liquid securities for the remaining investors.

Cybersecurity and Operational Risk.    With the increased use of technologies, such as mobile devices and “cloud”-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, the Fund’s service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the Fund and its shareholders. Intentional cybersecurity breaches include unauthorized access to systems, networks, or devices (such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyber-attacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information (possibly resulting in the violation of applicable privacy laws).

A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs. Such incidents could cause the Fund (or Portfolio Fund), the Adviser, the Sub-Adviser (or Portfolio Fund Manager), or other service providers to incur regulatory penalties, reputational damage, additional compliance costs, or financial loss. In addition, such incidents could affect the issuers in which a Portfolio Fund invests, thereby causing the Fund’s investments to lose value.

Cyber-events have the potential to materially affect the Fund and the Adviser’s and the Sub-Adviser’s relationships with Shareholders, clients, employees and service providers. Each of the Adviser and the Sub-Adviser has established risk management systems it believes are reasonably designed to seek to reduce the risks associated with cyber-events. There is no guarantee that the Adviser or the Sub-Adviser will be able to prevent or mitigate the impact of any or all cyber-events.

The Fund (or Portfolio Fund) is exposed to operational risk arising from a number of factors, including but not limited to, human error, processing and communication errors, errors of the Fund’s (or Portfolio Fund’s) service providers, counterparties, or other third-parties, failure or inadequate processes and technology or system failures.

Impact of UK and European Union Events.    Uncertainties surrounding the sovereign debt of a number of EU countries and the viability of the EU have disrupted and may in the future disrupt markets in the United States and around the world. If one or more countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” and the UK ceased to be a member of the EU. There remains significant market uncertainty regarding Brexit’s long-term ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict. This uncertainty may affect other countries in the EU and elsewhere, and may cause volatility within the EU, triggering prolonged economic downturns in certain countries within the EU. In addition, Brexit may create additional and substantial economic stresses for the UK, including a contraction of the UK economy and price volatility in UK stocks, decreased trade, capital outflows, devaluation of the British pound, wider corporate bond spreads due to uncertainty and declines in business and consumer spending as well as foreign direct investment. Brexit may also adversely affect UK-based financial firms that have counterparties in the EU or participate in market infrastructure (trading venues, clearing houses, settlement facilities) based in the EU. Additionally, the occurrence of a global pandemic (such as COVID-19) could stretch the resources and deficits of many countries in the EU and throughout the world, increasing the risk of default on their sovereign debt. As a result, the Fund may be exposed to volatile trading markets and significant and unpredictable currency fluctuations over a short period of time, and potentially lower economic growth in the UK, Europe and globally. It is also possible that one or more of the EMU member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative.

Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. These events and the resulting market volatility may have an adverse effect on the performance of the Fund (or Portfolio Funds).

Natural Disasters, Epidemics and Pandemics, and Terrorist Attacks.    The Fund, Portfolio Funds, the Adviser, the Sub-Advise and the Portfolio Fund Managers are subject to risks associated with the consequences of natural disasters (e.g., fire, flood, earthquake, storm and hurricane), epidemics, pandemics and other outbreaks of serious contagious diseases, terrorist attacks (or the fear of or the precautions taken in anticipation of such attacks), and other acts of war (e.g., war, invasion, acts of foreign enemies, hostilities and insurrection, regardless of whether war is declared). Since 2003, the world has seen a number of outbreaks of new viral illnesses of varying severity, including but not limited to Severe Acute Respiratory Syndrome (SARS), Middle East Respiratory Syndrome (MERS), the H1N1 Flu (Swine Flu), and COVID-19 caused by the Coronavirus known as SARS-CoV-2. The responses to these outbreaks have varied as has their impact on human health, local economies and the global economy, and it is impossible at the outset of any such outbreak to estimate accurately what the ultimate impact of any such outbreak will be. The occurrence of a natural disaster, epidemic, terrorist attacks or other acts of war have the potential to cause severe disruptions in the economies and financial markets of many industries, countries and regions (even beyond the site of the natural disaster, epidemic or attack) in which the Fund and the Portfolio Funds invest, leading to or extending regional or global economic downturns. The impact of such events, including Coronavirus, may be short term or may last for an extended period time, could result in a substantial economic downturn, or exacerbate other pre-existing economic, social, and political risks, including the worldwide economy as well as economies of individual countries or could result in significant breakdowns, delays and other disruptions to important global, local and regional supply chains affected, resulting in substantial or total losses investment and illiquidity, as well as interrupting the business continuity and operations of the Adviser, the Sub-Adviser and the Portfolio Fund Managers. A climate of uncertainty, including the contagion of infectious viruses or diseases, may also reduce the availability of potential investment opportunities, impair the ability to monitor and evaluate existing investments, cause substantial illiquidity in the market place, and reduce the accuracy of financial projections and valuations of the Fund’s and the Portfolio Funds’ portfolios. Protective measures taken by governments and the private sector to mitigate the spread of such illness, including travel restrictions and outright bans, quarantines, and work-at-home arrangements, and the spread of any such illness within the offices of the Fund’s service providers could severely impair the Fund’s activities.

Global Climate Change Considerations.    Global climate change could have an adverse effect on property and security values. A rise in sea levels, an increase in powerful windstorms and/or a storm-driven increase in flooding could cause coastal properties to lose value or become unmarketable altogether. Economists warn that affected coastal properties may not ever recover their value, unlike previous declines in the real estate market. Further, large wildfires driven by high winds and prolonged drought may devastate entire communities and may be significantly expensive to any business found responsible for the fire. These losses could adversely affect corporate borrowers and mortgage lenders, the value of mortgage-backed securities, the bonds of municipalities that depend on tax revenues and tourist dollars generated by such properties, and insurers of the property and/or of corporate, municipal or mortgage-backed securities. The time period over which these consequences might unfold is difficult to predict. Regulatory changes and divestment movements tied to concerns about climate change could adversely affect the value of certain land and the viability of industries whose activities or products are seen as accelerating climate change.

Principal Risk Factors Relating to Types of Investments and Related Risks

Long/Short Equity Strategies Risk.    Certain Portfolio Funds selected by the Fund may manage portfolios of both long and short positions in equity securities. The success of such Portfolio Funds depends largely on their Portfolio Fund Manager’s ability to identify mispriced stocks. Individual Portfolio Funds may incorrectly size their positions despite position and risk limits. Long/short equity Portfolio Funds rely upon market liquidity to manage their portfolio risk. Illiquidity, particularly in a market exhibiting either an up or down trend, could result in significant losses. Moreover, despite carrying both long and short equity positions in their portfolios, long/short equity Portfolio Funds typically maintain some overall level of long or short exposure to the equity markets and are susceptible to significant price movements in equities.

Event-Driven Strategies Risk.    The Fund may invest in companies in expectation of a specific event or catalyst, which may be external (e.g., a macro event impacting relevant markets) or an event that is idiosyncratic to the company (e.g., a Chapter 11 filing). Such event-driven investing requires the investor to make predictions about the likelihood that an event will occur and the impact such event will have on the value of the Portfolio Fund’s investment in the relevant company. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Portfolio Fund Manager had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the cost to the Portfolio Fund of the investment in respect of which such distribution was made.

Relative Value Strategies Risk.    The use of relative value strategies by Portfolio Funds involves exposure to some second order risk of the market, such as the implied volatility in convertible bonds or warrants, the yield spread between similar term government bonds or the price spread between different classes of stock of the same underlying firm. Many Portfolio Funds pursuing relative value strategies employ limited directional strategies which expose such Portfolio Funds to market risk. Relative value investing requires Portfolio Fund Managers to make predictions about the directional movements of a market and the pricing inefficiencies with respect to certain securities. There is no guarantee that such predictions will be accurate or that a relative value strategy will be successful.

Global Asset Allocation Strategies Risk.    A Portfolio Fund’s ability to succeed in exploiting opportunities in various global markets will depend, in part, on the Portfolio Fund Manager’s ability to select the best allocation of assets across the various countries and regions. There is a risk that the Portfolio Fund Manager’s evaluations and assumptions may be incorrect in view of actual market conditions. See “Investment in Foreign Portfolio Funds, Portfolio Funds that are Offered in Foreign Jurisdictions and Foreign Securities” and “Emerging Market Investing.”

Use of Portfolio Funds.    The Fund expects that it will not be given access to information regarding the actual investments made by the Portfolio Funds in which the Fund is invested, as such information is often considered proprietary. At any given time, the Fund may not know the composition of positions held by Portfolio Funds with respect to the degrees of hedged or directional positions, or the extent of concentration risk or exposure to specific markets. In addition, the Fund may not learn of significant structural events, such as personnel changes, major asset withdrawals or substantial capital growth, until after the fact.

A number of Portfolio Funds might accumulate substantial positions in the same or related instruments at the same time. Because information regarding the actual investments made by such Portfolio Funds is generally unavailable, the Sub-Adviser will be unable to determine whether such accumulations, which could reduce diversification in the Fund’s portfolio as a whole, have taken place. The Portfolio Funds will trade independently of one another and may at times hold economically offsetting positions. In addition, Portfolio Funds that invest in a particular sector may be subjected to differing or increased risks relating to such sector.

The Sub-Adviser expects to communicate on a periodic basis with each of its Portfolio Fund Managers in an effort to understand, among other things, the significant exposures in each Portfolio Fund Manager’s portfolio. While this does not necessarily render the risks described above to be insignificant, the Sub-Adviser believes that this active engagement with Portfolio Fund Managers will help serve to minimize the risks described above when compared to certain other more passively managed funds-of-funds.

Concentration by Portfolio Fund Managers.    The Portfolio Fund Managers are not required to follow any specific concentration restrictions and may at times (individually or collectively) accumulate substantial positions in one or more securities, thereby exposing the Fund to the possibility of substantial losses.

Portfolio Fund Risk.    The Portfolio Funds are generally not registered under the 1940 Act. Accordingly, Portfolio Funds are not subject to the restrictions and protections that are afforded by the 1940 Act, including limitations on the amounts of fees that investors can be charged, asset coverage requirements and reporting requirements. As a result, Portfolio Fund Managers may be able to use investment strategies and techniques that are not generally permissible for investment companies registered under the 1940 Act.

Availability of Portfolio Funds.    A number of the Portfolio Funds in which the Fund may seek to invest may significantly limit investor access to such Portfolio Funds due to investor demand exceeding Portfolio Fund size or capacity or for other reasons. There can be no assurance that the Fund will be permitted to invest, or to invest as much as it desires, in each Portfolio Fund in which it may seek to invest, and any such failure to gain admittance to, or to be permitted to invest as much as it desires in, one or more such Portfolio Funds could adversely affect the investment performance of the Fund.

Limited Operating History.    Certain of the Portfolio Funds in which the Fund invests may have limited or no operating histories. In such cases, the Sub-Adviser may evaluate among other things the past investment performance of the Portfolio Fund Managers of such Portfolio Funds. However, past investment performance is not indicative of the future results of an investment in such a Portfolio Fund. The results of other investment funds or accounts managed by the Adviser, the Sub-Adviser or by Portfolio Fund Managers which have or have had an investment objective similar to or different from that of the Fund (or a Portfolio Fund in the case of Portfolio Fund Managers) are not indicative of the results that the Fund (or a Portfolio Fund) may achieve.

Use of Leverage.    The Fund does not intend to use borrowing for the purpose of investment leverage. However, the Fund may utilize borrowing for portfolio management and other purposes. The Fund will be required to pledge assets when borrowing, which, in the event of an uncured default, could affect the Fund’s operations, including preventing the Fund from conducting a repurchase of its Shares. In addition, the terms of any borrowing arrangement may impose certain investment restrictions on the Fund. The Portfolio Funds may use leverage by purchasing instruments with the use of borrowed funds, selling securities short, trading options or futures contracts, using total return swaps or repurchase agreements and/or other means, which would increase any loss incurred. The more leverage is employed, the more likely a substantial change will occur, either up or down, in the value of the instrument. Because of the relatively small intrinsic profits in “hedge” positions or in “arbitrage” positions, some Portfolio Funds may use leverage to acquire extremely large positions in an effort to meet their rate of return objectives. Consequently, they may be subject to major losses in the event that market disruptions destroy the hedged nature of such positions. Such losses would negatively impact the Fund’s performance. Borrowings by the Fund are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Portfolio Funds are not subject to this requirement. See “Principal Risk Factors Relating to Types of Investments and Related Risks.”

Arbitrage Strategies.    The use of arbitrage strategies by Portfolio Fund Managers in no respect should be taken to imply that the use of such strategies is without risk. Substantial losses may be recognized on “arbitrage” positions, and illiquidity and default on one side of a position may effectively result in the position being transformed into an outright speculation. Every arbitrage strategy involves exposure to some second order risk of the market, such as the implied volatility in convertible bonds or warrants, the yield spread between similar term government bonds or the price spread between different classes of stock of the same underlying firm. Many such managers pursuing arbitrage strategies employ limited directional strategies which expose such managers to market risk.

Equity Securities Investing.    The Portfolio Fund Managers’ investments in equity securities may involve substantial risks and may be subject to wide and sudden fluctuations in market value, with resulting fluctuations in the Fund’s profits and losses in such investments. Changes in the financial condition of a single issuer can impact the market as a whole. The financial condition of a Portfolio Fund investment could decline as a result of poor management decisions, competitive pressures, technological obsolescence, undue reliance on suppliers, labor issues, shortages, corporate restructurings, fraudulent disclosures, or other factors.

Further, the hedged approach utilized by certain Portfolio Fund Managers could cause the Fund’s performance to lag behind market indices in the event of sharply rising markets. Utilizing Portfolio Fund Managers that employ hedged strategies entails the risk that, while most managers are skilled in the selection of long investments, some may not fully understand the complexity and risks of short sales. In addition, many hedged equity funds are very small businesses, which makes monitoring their growth and soundness particularly important.

Portfolio Fund Managers that focus upon particular market sectors may select investments that are subject to more rapid changes in value than would be the case with investments that are diversified among industries, companies and types of securities.

Although certain Portfolio Fund Managers will hedge their market exposure, such hedging may provide little or no protection against significant losses. Moreover, certain Portfolio Fund Managers may implement purely speculative strategies.

Credit Strategies.    Certain of the Portfolio Funds may invest in the credit markets, attempting to take advantage of undervalued securities as well as relative mispricings. The identification of attractive investment opportunities in disrupted credit markets is difficult and involves a significant degree of uncertainty. The credit markets are, in general, highly susceptible to interest-rate movements, government interference, economic news, and investor sentiment. There was significant volatility in the credit markets during the recent credit crisis.

During periods of “credit squeezes” or “flights to quality,” the market for credit instruments other than U.S. Treasury bills can become substantially reduced. This poses a particular risk that leveraged credit instrument positions held by Portfolio Funds that pursue credit related investment strategies may need to be sold at discounts to fair value in order to meet margin calls. Particularly in the case of strategies that leverage positions in less liquid instruments, if a Portfolio Fund implementing such strategies is forced to sell positions at a discount, such Portfolio Fund’s dealers may reduce the value of such Portfolio Fund’s outstanding positions, resulting in additional margin calls as loan to value triggers are hit under prime brokerage and swap agreements. In addition to the risk of discounted sales of assets made to meet margin calls causing a reduction in the dealer values of similar assets held by a Portfolio Fund and further margin calls, there is the risk that the need to meet margin calls may lead to material reductions in a Portfolio Fund’s holdings. Similarly, “funds of funds” may have to redeem from the more liquid strategies in order to fund their own redemptions, materially adversely affecting the performance of such strategies. Selling liquid assets to fund margin calls on illiquid assets increases the illiquidity of a Portfolio Fund’s overall portfolio, potentially materially increasing the risk of major, if not total, losses. The availability of leverage, both to Portfolio Funds and to funds investing in Portfolio Funds, was materially reduced during the market disruptions of 2008-2009, and its availability continues to be restricted. This trend may continue. In addition, the general availability of leverage may be limited by regulation. An ongoing reduction and/or increase in the cost of leverage could materially diminish the profit potential of many of the strategies and/or sub-strategies in which the Fund invests.

At the same time, the dealers may correspondingly reduce the value of outstanding positions, resulting in additional margin calls as loan to value triggers are hit under prime brokerage and swap agreements. During the recent financial market crisis, the market for credit instruments has been so illiquid that a number of private investment funds have had to sell otherwise highly desirable investments in other asset classes in order to meet margin calls on their credit positions.

Bank Loans.    The Portfolio Funds may invest in loans and loan participations originated by banks and other financial institutions. These investments may include highly-leveraged loans to borrowers with below investment grade credit ratings. Such loans are typically private corporate loans that are negotiated by one or more commercial banks or financial institutions and syndicated among a group of commercial banks and financial institutions. In order to induce the lenders to extend credit and to offer a favorable interest rate, the borrower often provides the lenders with extensive information about its business that is not generally available to the public. To the extent that a Portfolio Fund obtains such information and it is material and nonpublic, such Portfolio Fund will be unable to trade in the securities of the borrower until the information is disclosed to the public or otherwise ceases to be material, nonpublic information.

The Portfolio Funds may invest directly or through participations in loans with revolving credit features or other commitments or guarantees to lend funds in the future. A failure by a Portfolio Fund to advance requested funds to a borrower could result in claims against such Portfolio Fund and in possible assertions of offsets against amounts previously loaned.

The Portfolio Funds may acquire interests in bank loans and other debt obligations either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. A participation interest in a portion of a debt obligation typically results in a contractual relationship with only the institution acting as a lender under the credit agreement, not with the borrower. As a holder of a participation interest, a Portfolio Fund generally will have no right to exercise the rights of the lender under the credit agreement, including the right to enforce compliance by the borrower with the terms of the loan agreement and to approve amendments or waivers of terms, nor will such Portfolio Fund have any rights of set-off against the borrower, and such Portfolio Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, such Portfolio Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.

Small Cap Investing.    Certain Portfolio Fund Managers may focus on micro-cap and small-cap companies. While these smaller companies may have significant potential for growth, they may also be higher risk investments. Small, start-up companies often lack the ability to diversify, a wide customer base, extensive manufacturing capability or experience and access to capital markets, which factors may severely limit their ability to grow. Hence, the business risk associated with investing in these companies is considerable. Any convertible debentures issued by small companies are likely to be lower-rated or non-rated securities, which generally involve more credit risk than debentures in the higher rating categories and generally include some speculative characteristics, including uncertainties or exposure to adverse business, financial or economic conditions that could lead to inadequate capacity to meet timely principal payments. Moreover, since smaller companies often are under-followed by large investment houses, whose research is relied upon by many traditional asset managers, small cap stocks typically are not traded by institutional investors and thus involve a relative lack of liquidity.

Emerging Market Investing.    The Fund may invest in Portfolio Funds that invest assets in securities in emerging markets. An emerging market country generally refers to a country not considered to be a developed market country, taking into account factors such as the country’s political and economic stability, and the development of its financial and capital markets; however, the Portfolio Funds may have specific and/or differing definitions for the term “emerging market.” The value of emerging market investments may be drastically affected by political developments in the country of issuance. In addition, the existing governments in the relevant countries could take actions that could have a negative impact on the Portfolio Fund, including nationalization, expropriation, imposition of confiscatory taxation or regulation or imposition of withholding taxes on interest payments or other gains.

The economies of many of the emerging market countries are still in the early stages of modern development and are subject to abrupt and unexpected change. In many cases, governments retain a high degree of direct control over the economy and may take actions having sudden and widespread effects. Also, many emerging market country economies have a high dependence on a small group of markets or even a single market.

Emerging market countries tend to have periods of high inflation and high interest rates as well as substantial volatility in interest rates. The value of emerging market debt can be expected to be extremely sensitive to changes in interest rates worldwide and, in particular, in the country of the relevant issuer.

Emerging market debt issuers and their obligations are not generally rated by any credit rating agency, and a significant proportion of such issuers and obligations would likely fall in the lowest rating category if they were rated.

In certain cases, the structures used to make trades in emerging market securities may be complex, entail significant counterparty exposure and/or involve legal uncertainty under local law.

Corporate Debt Obligations.    The Fund may invest into Portfolio Funds that invest in corporate debt obligations, including commercial paper. Corporate debt obligations are subject to the risk of an issuer’s inability to meet principal and interest payments on the obligations (i.e., credit risk). The Portfolio Fund Managers may actively expose the Portfolio Funds to credit risk. However, there can be no guarantee that the Portfolio Fund Managers will be successful in making the right selections and thus fully mitigate the impact of credit risk changes on the Portfolio Funds and consequently, the Fund.

Short Sales of Securities.    Portfolio Fund Managers utilized by the Fund may engage in selling securities short. Selling securities short involves selling securities that a Portfolio Fund does not own. In order to make delivery to the purchaser of such securities, the Portfolio Fund may borrow securities from a third-party lender. The Portfolio Fund subsequently must return the borrowed securities to the lender by delivering to the lender securities the Portfolio Fund purchases in the open market. The Portfolio Fund must generally pledge cash or other securities with the lender equal to or greater than the market price of the borrowed securities. This deposit will be increased or decreased in accordance with changes in the market price of the borrowed securities. Accordingly, a Portfolio Fund could, in theory, be exposed to an unlimited loss in the event of an unlimited increase in the market price of a borrowed security. Purchasing securities to close out the short position can itself cause the price of the securities to rise, thereby limiting profits or exacerbating losses. Another risk is that the short seller may be forced to unwind a short sale at a disadvantageous time for any number of reasons. For example, although a short seller may attempt to mitigate losses by replacing the securities sold short before the market price has increased significantly, under adverse market conditions the short seller might have to sell portfolio securities that the short seller otherwise would have retained in order to raise the capital necessary to replace the securities sold short. In addition, a lender may call back a security at a time when the market for such security is illiquid or additional securities are not available to borrow, forcing the short seller to cover the short sale, by repurchasing the underlying security, at a price that results in a significant loss.

During the recent severe market disruptions, the SEC and other securities regulators in a number of countries imposed bans on the short-selling of financial sector securities. These limitations typically were imposed on an “emergency” basis, making it impossible for numerous market participants to initiate new net short strategies in those securities. Short selling constitutes an integral component of a number of the Portfolio Fund Managers’ strategies, and a variety of the Portfolio Funds that engage in short selling may suffer material losses over a very short period of time as a direct consequence of these regulatory actions. Any continued or additional regulatory limitations could materially adversely affect the Portfolio Fund Managers’ ability to implement their strategies.

Structured Investments.    The Fund may invest with Portfolio Fund Managers through structured notes linked to the performance of a pooled entity managed by a Portfolio Fund Manager or through a swap or other contract paying a return equal to the total return of the pooled entity managed by a Portfolio Fund Manager. These types of structured investments involve many of the same risks as direct investments in the Portfolio Fund Managers’ pooled entities. Moreover, structured investments expose the Fund to the risks associated with derivatives markets, including the risk of counterparty default and liquidity risks.

Replacement of Portfolio Funds.    The Fund is not restricted in investing in or redeeming from Portfolio Funds. Although not anticipated, the Fund’s investment policies might result in substantial Portfolio Fund turnover. Fund investments with a particular Portfolio Fund may be redeemed for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of a continued position with such Portfolio Fund. Replacement of Portfolio Funds may involve greater fees, which will be borne directly by the Fund.

Derivatives in General.    The Portfolio Funds may use a variety of derivative instruments in implementing their investment strategies, such as convertible securities, options, futures, forwards and interest rate, credit default, total return and equity swaps. The use of derivative instruments involves a variety of material risks, including the extremely high degree of leverage sometimes embedded in such instruments. The derivatives markets are frequently characterized by limited liquidity, which can make it difficult as well as costly to close out open positions in order either to realize gains or to limit losses. The pricing relationships between derivatives and the instruments underlying such derivatives may not correlate with historical patterns, resulting in unexpected losses.

Use of derivatives and other techniques such as short sales for hedging purposes involves certain additional risks, including (i) dependence on the ability to predict movements in the price of the securities hedged; (ii) imperfect correlation between movements in the securities on which the derivative is based and movements in the assets of the underlying portfolio; and (iii) possible impediments to effective portfolio management or the ability to meet short term obligations because of the percentage of a portfolio’s assets segregated to cover its obligations. In addition, by hedging a particular position, any potential gain from an increase in the value of such position may be limited.

If the counterparty to a derivative defaults, a Portfolio Fund’s risk of loss consists of the net amount of payments that the Portfolio Fund contractually is entitled to receive and any cash used as collateral. If a derivative contract calls for payments by the Portfolio Fund, it must be prepared to make such payments when due. In addition, if counterparty’s creditworthiness declined, the value of a derivative contract would be likely to decline, potentially resulting in losses to the Portfolio Fund.

The regulation of the U.S. and non-U.S. derivatives markets has undergone substantial change in recent years and such change may continue. Effective August 19, 2022, Rule 18f-4 (the “Derivatives Rule”) under the 1940 Act, replaced the asset segregation framework previously used by registered funds to comply with limitations on leverage imposed by the 1940 Act. For registered funds using a significant amount of derivatives, the Derivatives Rule mandates a registered fund adopt and/or implement: (i) value-at-risk limitations in lieu of asset segregation requirements; (ii) a written derivatives risk management program administered by a derivatives risk manager appointed by the board; (iii) new board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. The Derivatives Rule provides an exception for registered funds with derivative exposure not exceeding 10% of its net assets, excluding certain currency and interest rate hedging transactions, if the fund adopts and implements written policies and procedures reasonably designed to manage its derivatives risk. In addition, the Derivatives Rule provides special treatment for reverse repurchase agreements and similar financing transactions and unfunded commitment agreements. For the year ended March 31, 2026, the Fund had no direct commitments to purchase or sell securities, financial instruments, or commodities relating to derivative financial instruments.

Swaps and Other Derivatives.    The Portfolio Funds may enter into swaps, forward contracts, and similar derivative transactions involving or relating to interest rates, credit risks, non-U.S. currencies, commodities, securities, investment fund interests, indices, prices or other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, commodity prices, exchange rates, indices or prices, with payments generally calculated by reference to a principal (“notional”) amount or quantity. Most swap contracts and similar derivative contracts are not currently traded on exchanges; rather, banks and dealers act as principals in these markets. As a result, the Portfolio Funds are subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which the Portfolio Funds trade. Participants in the over-the-counter (“OTC”) swap markets are not required to make continuous markets in the swap contracts they trade. The market for swaps and other OTC derivatives was largely unregulated prior to the enactment of federal legislation known as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). Regulations enacted by the CFTC under the Dodd-Frank Act require the Portfolio Funds to clear certain types of swap contracts (including certain interest rate and credit default swaps) through a central clearinghouse known as a derivatives clearing organization (DCO). To clear a swap through a DCO, the Portfolio Funds will submit the contract to, and post margin with brokers known as “future commission merchants” (“FCMs”) that is a clearinghouse member. The Portfolio Funds may enter into the swap with a counterparty other than the FCM and arrange for the contract to be transferred to the FCM for clearing or enter into the contract with the FCM itself. If the Portfolio Funds must centrally clear a transaction, the CFTC’s regulations also generally require that the swap be executed on a registered exchange (either a designated contract market (DCM) or swap execution facility (SEF)). Central clearing is presently required only for certain swaps; the CFTC is expected to impose a mandatory central clearing requirement for additional derivative instruments over time.

DCOs, DCMs, SEFs and FCMs are all subject to regulatory oversight by the CFTC. In addition, certain derivative market participants that act as market makers and engage in a significant amount of “dealing” activity are also required to register as swap dealers with the CFTC. Among other things, swap dealers are subject to minimum capital requirements and business conduct standards and must also post and collect initial and variation margin on uncleared swaps with certain of their counterparties. Because of this, if a Portfolio Fund enters into uncleared swaps with any swap dealers, it may be subject to initial and variation margin requirements that could impact such Portfolio Fund’s ability to enter into swaps in the OTC market, including making transacting in uncleared swaps significantly more expensive.

At this point in time, most of the Dodd-Frank Act has been fully implemented, though a small number of remaining rulemakings are unfinished or are subject to phase-in periods. Any future regulatory or legislative activity would not necessarily have a direct, immediate effect upon the Fund or its Portfolio Funds, though it is within the realm of possibility that, upon implementation of these measures or any future measures, they could potentially limit or completely restrict the ability of the Fund or its Portfolio Funds to use these instruments as a part of its investment strategy, increase the costs of using these instruments or make them less effective.

The Dodd-Frank Act significantly expanded the CFTC’s authority to impose position limits with respect to futures contracts, options on futures contracts, swaps that are economically equivalent to futures or options on futures, swaps that are traded on a regulated exchange and certain swaps that perform a significant price discovery function. In October 2020, the CFTC adopted a position limits rule (the “Position Limits Rule”). Among other changes, the Position Limits Rule: (i) creates higher federal position limits for the nine legacy agricultural contracts, (ii) mandates sixteen (16) non-legacy contracts and associated referenced contracts (including economically equivalent swaps) to become subject to federal position limits and (iii) requires Exchanges to share additional trading data with the CFTC. The CFTC also adopted position limits on certain physical commodity swaps. As a result of the Position Limit Rule, the size or duration of positions available to a Portfolio Fund may be further limited, such that the Portfolio Fund could be required to liquidate positions or constrain the implementation of trading instructions.

The CFTC and the U.S. futures exchanges’ rules require “aggregation” of positions across multiple accounts for which a person directly or indirectly controls trading or holds a 10% or greater ownership interest, as well as the positions of any other entity with whom the person trades pursuant to an express or implied agreement. Aggregation is not done on a pro rata basis, meaning that if a Portfolio Fund Manager controls or holds a 10% or greater interest in another entity or account, such Portfolio Fund Manager and its Portfolio Fund may be required to count 100% of that entity’s futures positions in determining their own compliance with speculative position limits. A Portfolio Fund could be required to liquidate positions it holds in order to comply with position limits or may not be able to fully implement trading instructions generated by its trading models, in order to comply with position limits. Any such liquidation or limited implementation could result in substantial costs to the Portfolio Fund.

All trading accounts owned or managed by a Portfolio Fund Manager and its principals are combined for the purposes of applying the speculative position limits established by the CFTC and the Exchanges. With respect to trading in financial instruments subject to position limits, the Portfolio Fund Manager may reduce the size of the positions that would otherwise be taken in such financial instruments and may not trade certain financial instruments in order to avoid exceeding such limits. Such modification, if required, could adversely affect the operations and profitability of the Portfolio Funds. In the event that a Portfolio Fund Manager is required to modify positions as a result of reaching speculative position limits, such liquidation would be done on a pro rata basis across all accounts involved (including the applicable Portfolio Fund, if applicable).

In addition, regulations adopted by the prudential regulators require banks to include terms in their trading documents that delay or restrict termination and other rights in the event that the bank or its affiliates become subject to certain resolution or insolvency proceedings. The regulations could limit a Portfolio Fund’s ability to exercise a range of cross-default rights if its counterparty, or an affiliate of the counterparty, is subject to bankruptcy or similar proceedings.

OTC Transactions.    The Dodd Frank Act includes provisions that comprehensively regulate the OTC derivatives markets for the first time. The Dodd Frank Act requires and related regulatory developments have imposed several requirements on OTC swaps markets participants, including new registration and business conduct requirements on dealers that enter into swaps with certain clients, and the imposition of central clearing on certain swaps, swap options, and certain foreign exchange instruments including non-deliverable foreign exchange forwards. As of the date of this Prospectus, central clearing is presently required only for certain interest rate and credit default swaps and the Dodd-Frank Act may ultimately require the clearing of many additional types of OTC derivative instruments that the CFTC and SEC recently defined as “swaps” including non-deliverable foreign exchange forwards, OTC foreign exchange options and swaptions. Mandatory exchange-trading and clearing will take place on a phased-in basis based on type of market participant and CFTC approval of contracts for central clearing. In addition, derivatives will be subject to margin requirements and swap dealers will potentially be required to collect margin from the Fund or Portfolio Funds with respect to such derivatives, which may result in the Fund or such Portfolio Funds being subject to margin calls or increased collateral requirements from counterparties. These developments could cause the Fund or a Portfolio Fund to terminate new or existing swap agreements, realize amounts to be received under such instruments at an inopportune time, or increase the costs associated with trading derivatives. Such developments may also make it more difficult and costly for investment funds, including the Fund and the Portfolio Funds, to enter into highly tailored or customized transactions. They may also render certain strategies in which the Portfolio Funds might otherwise engage impossible or so costly that they will no longer be economical to implement.

Swaps that must be submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as well as SEC- or CFTC-mandated margin requirements. Although the Dodd Frank Act includes limited exemptions from the clearing and margin requirements for so-called “end-users,” Portfolio Funds may not rely on such exemptions. Counterparties to cleared swaps will be required to post margin to the clearinghouses through which they clear their customers’ trades instead of using such margin in their operations, as they currently are allowed to do. This is expected to further increase the dealers’ costs, which costs are expected to be passed through to other market participants in the form of higher fees and less favorable dealer marks.

Although the Dodd Frank Act will require many OTC derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by the Portfolio Funds may remain principal-to-principal or OTC contracts between the Portfolio Funds and third-parties entered into privately. The risk of counterparty nonperformance can be significant in the case of these OTC instruments, and “bid-ask” spreads may be unusually wide in these heretofore substantially unregulated markets. While the Dodd Frank Act is intended in part to reduce these risks, its success in this respect may not be evident for some time after the Dodd Frank Act is fully implemented. To the extent not mitigated by implementation of the Dodd Frank Act, if at all, the risks posed by such instruments and techniques, which can be extremely complex and may involve leveraging of the Portfolio Funds’ assets, include: (1) credit risks (the exposure to the possibility of loss resulting from a counterparty’s failure to meet its financial obligations); (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risks (the characterization of a transaction or a party’s legal capacity to enter into it could render the financial contract unenforceable, and the insolvency or bankruptcy of a counterparty could preempt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate the derivative); (7) system risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

Options.    Trading options is highly speculative and may entail risks that are greater than investing in other securities. Prices of options are generally more volatile than prices of other securities. In trading options, the Portfolio Funds speculate on market fluctuations of securities and securities exchange indices while investing only a small percentage of the value of the securities underlying such option. A change in the market price of the underlying securities or underlying market index will cause a much greater change in the price of the option contract. In addition, to the extent that a Portfolio Fund purchases options that it does not sell or exercise, the Portfolio Fund will suffer the loss of the premium paid in such purchase. To the extent a Portfolio Fund sells options and must deliver the underlying securities at the option price, the Portfolio Fund has a theoretically unlimited risk of loss if the price of such underlying securities increases. If the Portfolio Fund must buy those underlying securities, the Portfolio Fund risks the loss of the difference between the market price of the underlying securities and the option price. Any gain or loss derived from the sale or exercise of an option will be reduced or increased, respectively, by the amount of the premium paid. The expenses of option investing include commissions payable on the purchase and on the exercise or sale of an option.

A Portfolio Fund Manager may cause a Portfolio Fund to buy or sell OTC options-options on securities that are not traded on a securities exchange and are not issued or cleared by an internationally recognized clearing corporation. The risk of nonperformance by the obligor on such an option may be greater, and the ease with which the Portfolio Fund Manager can dispose of such an option may be less, than in the case of an exchange traded option issued by an internationally recognized clearing corporation.

Risk of Additional Regulation of Derivatives.    It is possible that additional government regulation of various types of derivative instruments, including futures, options on futures and swap agreements, may limit or prevent a Portfolio Fund from using such instruments as part of its investment strategy, which could negatively impact such a Portfolio Fund’s limits or restrictions applicable to the counterparties with which a Portfolio Fund engages in derivative transactions also could prevent the Portfolio Fund from using these instruments or affect the pricing or other factors relating to these instruments, or may change the availability of certain investments.

Hedging.    Hedging techniques involve one or more of the following risks: (i) imperfect correlation between the performance and value of the instrument and the value of the Portfolio Fund securities or other objective of the Portfolio Fund Manager; (ii) possible lack of a secondary market for closing out a position in such instrument; (iii) losses resulting from interest rate, spread or other market movements not anticipated by the Portfolio Fund Manager; (iv) the possible obligation to meet additional margin or other payment requirements, all of which could worsen the Portfolio Fund’s position; and (v) default or refusal to perform on the part of the counterparty with which the Portfolio Fund trades. Furthermore, to the extent that any hedging strategy involves the use of OTC derivatives transactions, such a strategy would be affected by implementation of the various regulations adopted pursuant to the Dodd Frank Act.

The Portfolio Fund Managers will not, in general, attempt to hedge all market or other risks inherent in the Portfolio Funds’ positions, and hedge certain risks, if at all, only partially. Specifically, the Portfolio Fund Managers may choose not, or may determine that it is economically unattractive, to hedge certain risks — either in respect of particular positions or in respect of the Portfolio Funds’ overall portfolios. The Portfolio Funds’ portfolio composition will commonly result in various directional market risks remaining unhedged. The Portfolio Fund Manager may rely on diversification to control such risks to the extent that the Portfolio Fund Manager believes it is desirable to do so; however, the Portfolio Funds may not be subject to formal diversification policies.

The ability of the Portfolio Funds to hedge successfully will depend on the ability of the Portfolio Fund Managers to predict pertinent market movements, which cannot be assured. The Portfolio Fund Managers are not required to hedge and there can be no assurance that hedging transactions will be available or, even if undertaken, will be effective. In addition, it is not possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of independent factors not related to currency fluctuations. Moreover, it should be noted that the portfolio will always be exposed to certain risks that cannot be hedged, such as counterparty credit risk. Furthermore, by hedging a particular position, any potential gain from an increase in the value of such position may be limited.

The Fund may invest in one or more Portfolio Funds that attempts to provide downside protection to the Fund in the event of significant equity or other market declines. Additionally, the Fund may make direct investments in a similar attempt to provide downside protection to the Fund. While the Fund may make these investments to seek to reduce risk, such transactions may not be fully effective in mitigating risk in all market environments or against all types of risk (including unidentified and unanticipated risk), thereby resulting in losses to the Fund. In addition, such hedging investments may result in a poorer overall performance for the Fund than if the Fund had not engaged in any such hedging investments. Moreover, the Sub-Adviser may determine not to hedge against, or may not anticipate, certain risks, and the Fund’s portfolio will always be exposed to certain risks that cannot be hedged or can only be hedged partially or imperfectly.

Currency Exchange Exposure and Currency Hedging.    Because the Portfolio Funds may invest in non-U.S. securities that are denominated or quoted in non-U.S. currencies, whereas the functional currency of the Portfolio Funds may be denominated in U.S. dollars, performance may be significantly affected, either positively or negatively, by fluctuations in the relative currency exchange rates and by exchange control regulations. To the extent the Portfolio Funds seek to hedge their currency exposure, it may not always be practicable to do so. Moreover, hedging may not alleviate all currency risks. Furthermore, the Portfolio Funds may incur costs in connection with conversions between various currencies. Currency exchange dealers realize a profit based on the difference between the prices at which they are buying and selling various currencies. Thus, a dealer normally will offer to sell currency to the Portfolio Funds at one rate, while offering a lesser rate of exchange should the Portfolio Funds desire immediately to resell that currency to the dealer. The Portfolio Funds may conduct their currency exchange transactions either on a spot (i.e., cash) basis at the spot rate prevailing in the currency exchange market, or through entering into a number of different types of hedging transactions including, without limitation, forward, futures or commodity options contracts to purchase or sell currencies, and entering into foreign currency borrowings.

To the extent the Portfolio Funds enter into currency forward contracts (agreements to exchange one currency for another at a future date), these contracts involve a risk of loss if some Portfolio Funds fail to predict accurately the direction of currency exchange rates. In addition, forward contracts are not guaranteed by an exchange or clearinghouse. Therefore, a default by the forward contract counterparty may result in a loss to such Portfolio Fund and, consequently, the Fund for the value of unrealized profits on the contract or for the difference between the value of its commitments, if any, for purchase or sale at the current currency exchange rate and the value of those commitments at the forward contract exchange rate. Furthermore, while the markets for currency forward contracts are not currently regulated, certain similar currency-related derivative transactions, including non-deliverable forwards and currency swaps are subject to regulation under the Dodd Frank Act, a development which may entail increased costs and result in burdensome reporting requirements, especially if these transactions are subjected to mandatory clearing.

There can be no guarantee that instruments suitable for hedging currency shifts will be available at the time a Portfolio Fund Manager wishes to use them or will be able to be liquidated when a Portfolio Fund Manager wishes to do so. In addition, the Portfolio Fund Managers may choose not to enter into hedging transactions with respect to some or all of its positions that are exposed to currency exchange risk.

Credit Default Swaps.    The Portfolio Funds may enter into credit derivative contracts. The typical credit default swap contract requires the seller to pay to the buyer, in the event that a particular reference entity experiences specified credit events, the difference between the notional amount of the contract and the value of a portfolio of securities issued by the reference entity that the buyer delivers to the seller. In return, the buyer agrees to make periodic and/or upfront payments equal to a fixed percentage of the notional amount of the contract. The Portfolio Funds may also purchase or sell credit default swaps on a basket of reference entities or an index. In circumstances in which the Portfolio Funds do not own the debt securities that are deliverable under a credit default swap, the Portfolio Funds will be exposed to the risk that deliverable securities will not be available in the market, or will be available only at unfavorable prices, as would be the case in a so-called “short squeeze.” In certain instances of issuer defaults or restructurings, it has been unclear under the standard industry documentation for credit default swaps whether or not a “credit event” triggering the seller’s payment obligation had occurred. In either of these cases, the Portfolio Funds would not be able to realize the full value of the credit default swap upon a default by the reference entity. As a seller of credit default swaps, the Portfolio Funds may incur leveraged exposure to the credit of the reference entity and would be subject to many of the same risks they would incur if they were holding debt securities issued by the reference entity. However, the Portfolio Funds may not have any legal recourse against the reference entity and will not benefit from any collateral securing the reference entity’s debt obligations. In addition, the credit default swap buyer will have broad discretion to select which of the reference entity’s debt obligations to deliver to the Portfolio Funds following a credit event and will likely choose the obligations with the lowest market value in order to maximize the payment obligations of the Portfolio Funds. If there is a sharp increase in volume of credit derivatives trading in the market, settlement of such contracts may be delayed beyond the time frame originally anticipated by counterparties. Such delays may adversely impact the Portfolio Funds’ ability to otherwise productively deploy any capital that is committed with respect to such contracts.

Credit default swap indices are indices that reflect the performance of a basket of credit default swaps and are subject to the same risks as CDS. The Portfolio Funds’ return from investment in a credit default swap index may not match the return of the referenced index. Further, investment in a credit default swap index could result in losses if the referenced index does not perform as expected. Unexpected changes in the composition of the index may also affect performance of the credit default swap index. If a referenced index has a dramatic intraday move that causes a material decline in the Portfolio Fund’s net assets, the terms of the Portfolio Fund’s credit default swap index may permit the counterparty to immediately close out the transaction. In that event, the Portfolio Fund may be unable to enter into another credit default swap index or otherwise achieve desired exposure, even if the referenced index reverses all or a portion of its intraday move.

Futures Contracts.    Certain Portfolio Funds may trade commodity and other futures and options contracts. Futures prices can be highly volatile. Because of the low margin deposits normally required in futures trading, a high degree of leverage is typical of a futures trading account. As a result, a relatively small price movement in a futures contract may result in substantial losses to the investor. Futures exchanges limit fluctuations in futures contract prices during a single day. During a single trading day no trades may be executed at prices beyond the “daily limit.” Once the price of a futures contract for a particular underlying has increased or decreased by an amount equal to the daily limit, positions in the future can be neither taken nor liquidated unless managers are willing to effect trades at or within the limit.

Additionally, to the extent that a Portfolio Fund Manager trades for multiple accounts (including accounts proprietary to the Portfolio Fund Manager) or funds, the futures positions of all such accounts or funds will generally be required to be aggregated for purposes of determining compliance with position limits, position reporting and position “accountability” rules imposed by the CFTC or the various futures exchanges. Any such aggregation requirement could materially limit the futures positions the Portfolio Fund Manager may take for a Portfolio Fund.

Investment in Foreign Portfolio Funds, Portfolio Funds that are Offered in Foreign Jurisdictions and Foreign Securities.    The Fund will invest directly in Portfolio Funds organized in, located in or managed from countries other than the U.S. Investments in foreign funds, and investments by Portfolio Funds in foreign securities, may involve greater risk than investments in domestic funds and securities. Non-U.S. investments involve certain special risks, including (i) political or economic instability; (ii) the unpredictability of international trade patterns; (iii) the possibility of foreign governmental actions such as expropriation, nationalization or confiscatory taxation; (iv) the imposition or modification of currency controls and fluctuations in currency exchange rates; (v) price volatility; (vi) the imposition of withholding taxes on dividends, interest and gains, some or all of which may not be reclaimable; and (vii) different bankruptcy laws and practice. The securities markets of many non-U.S. countries are relatively small, with a limited number of companies representing a small number of industries. Certain non-U.S. securities markets may also be more susceptible to market manipulation concerns, limited reliable access to capital or may have a higher degree of a lack of liquidation. Additionally, issuers of non-U.S. securities may not be subject to the same degree of regulation as U.S. issuers. As compared to U.S. entities, non-U.S. entities generally disclose less financial and other information publicly and are subject to less stringent and less uniform accounting, auditing and financial reporting standards. Also, it may be more difficult to obtain and enforce legal judgments against non-U.S. entities than against U.S. entities. There are generally higher commission rates on non-U.S. portfolio transactions, transfer taxes, and higher custodian costs. Some of the non-U.S. risks are also applicable to funds that invest a material portion of their assets in securities of non-U.S. issuers traded in the United States.

In addition, a Portfolio Fund’s securities may be denominated, and its net asset value will then be calculated, in a different currency than U.S. dollars. However, the Shares of the Fund will be denominated in U.S. dollars. Hence, with respect to Portfolio Funds denominated in a currency other than the U.S. dollar, the Fund will be subject to the risk that the value of the U.S. dollar will decline versus the currency of such Portfolio Fund. The Fund will likely not offset that risk by entering into a currency hedge, but may do so in the Sub-Adviser’s discretion. If a currency hedge is implemented, there can be no assurance that the currency hedge will be successful at accomplishing this purpose or will not itself generate significant losses.

Exchange-Traded Funds.    The Portfolio Funds and the Fund may purchase and sell shares of ETFs, which are a type of investment company bought and sold on a securities exchange. An ETF trades like common stock and may be actively managed or may be passively managed with a strategy of attempting to track a particular market index. A Portfolio Fund or the Fund could purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market or to hedge other investments. The risks of owning an ETF generally reflect the risks of owning the underlying securities an ETF holds and the market segment they are designed to track, although lack of liquidity in an ETF could result in it being more volatile. ETFs also have management fees that increase their costs. As a shareholder of an ETF, the Fund would bear its pro rata portion of the ETF’s expenses, including advisory fees. Similarly, a Portfolio Fund investing in ETFs also would bear its pro rata portion of the ETF’s expenses, including advisory fees, which the Fund indirectly would bear by investing in the Portfolio Fund. These expenses would be in addition to the fees and other expenses that the Fund or Portfolio Fund bears directly in connection with its own operations.

Purchasing Securities in Initial Public Offerings.    Portfolio Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited or no operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

Non-Diversified Status.    The Fund is a “non-diversified” investment company. This means that a greater percentage of the Fund’s assets may be invested in the securities of any one issuer. The Sub-Adviser will follow a general policy of seeking to invest the Fund’s capital broadly among multiple Portfolio Funds. As a consequence of a potential large investment in a particular Portfolio Fund, losses suffered by such a Portfolio Fund could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of Portfolio Funds. See “Special Tax Risks” for additional Fund diversification requirements.

Delay in Use of Proceeds.    Although the Fund currently intends to invest the proceeds of any sales of Shares as soon as practicable after the receipt of such proceeds, but, in no event, under normal circumstances, later than three months following receipt, such investment of proceeds may be delayed if suitable investments are unavailable at the time or for other reasons, including delays of the closing dates of Portfolio Funds to which the Fund has subscribed or plans to subscribe. As a result, the proceeds may be invested in cash, cash equivalents, high-quality debt instruments, or other securities pending their investment in Portfolio Funds. Such other investments may be less advantageous, and, as a result, the Fund may not achieve its investment objectives.

Special Tax Risks.    Special tax risks are associated with an investment in the Fund. The Fund has elected to be treated, has qualified, and intends to meet the requirements necessary to continue to qualify as a “regulated investment company” or “RIC” under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. If before the end of any quarter of its taxable year, the Fund believes that it may fail the asset diversification requirement, the Fund may seek to take certain actions to avert such a failure. The Fund may try to acquire additional interests in Portfolio Funds to come into compliance with the asset diversification test. However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because the Fund may redeem its interest in a Portfolio Fund only at certain times specified by the Portfolio Fund’s governing documents. While relevant provisions also afford the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to effect a redemption from a Portfolio Fund referred to above may limit utilization of this cure period. If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions. See “Taxes.”

Additional Tax Considerations; Distributions to Shareholders and Payment of Tax Liability.    The Fund will distribute substantially all of its net investment income and gains, if any, to Shareholders. These distributions generally will be taxable as ordinary income or capital gains to the Shareholders. Shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Taxes” below for more information. If the Fund distributes in a calendar year less than an amount equal to the sum of 98% of its ordinary income for such calendar year and 98.2% of its capital gain net income for the twelve-month period ending October 31 of such year, plus any income recognized that was not distributed in previous calendar years and on which the Fund paid no U.S. federal income tax, then the Fund will be subject to a nondeductible 4% excise tax with respect to the Fund’s undistributed amounts. In addition, the Fund invests in Portfolio Funds located outside the U.S. Such Portfolio Funds may be subject to withholding tax on their investments in other jurisdictions. Any such withholding tax would reduce the return on the Fund’s investment in such Portfolio Funds and thus on the Shareholders’ investment in the Fund. See “Taxes.”

Temporary Defensive Positions; Money Market and Other Liquid Investments.    The Fund and Portfolio Funds may invest, for defensive purposes or otherwise, some or all of their assets in fixed income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Sub-Adviser and the Portfolio Fund Managers, respectively, deem appropriate under the circumstances. Money market instruments are short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Additional Legislation or Regulation Risks.    At any time after the date of this Prospectus, legislation may be enacted that could negatively affect the assets of the Fund. Legislation or regulation may change the way in which the Fund itself is regulated. Neither the Adviser nor the Sub-Adviser can predict the effects of any new governmental regulation that may be implemented, and there can be no assurance that any new governmental regulation will not adversely affect the Fund’s ability to achieve its investment objectives.

Limits of Risk Disclosures

The above discussion covers key risks associated with the Fund and the Shares, but is not, nor is it intended to be, a complete enumeration or explanation of all risks possibly involved in an investment in the Fund. Prospective investors should read this entire Prospectus, Statement of Additional Information, and the Declaration of Trust and consult with their own advisors before deciding whether to invest in the Fund. An investment in the Fund should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment and can bear the economic risk of the investment.

In addition, as the Fund’s investment program develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus. The Fund, however, will supplement this Prospectus to disclose any material changes in the information provided herein.

THE FUND

The Fund, which is registered under the 1940 Act as a closed-end, non-diversified, management investment company, was organized as a statutory trust under the laws of Delaware on October 16, 2013. The Fund commenced operations on July 1, 2014.

The Fund’s principal office is 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. The Fund’s telephone number is (888) 903-3358. Investment advisory services are provided to the Fund by the Adviser, XA Investments LLC, a limited liability company organized under Delaware law, pursuant to an investment advisory agreement approved by the Fund’s Board of Trustees and the Shareholders (the “Advisory Agreement”). See “Management of the Fund — Advisory Agreement”. The Adviser provides advisory and certain administrative services to the Fund, including oversight of the Sub-Adviser. Investment sub-advisory services are provided to the Fund by the Sub-Adviser, Evanston Capital Management, LLC, a limited liability company organized under Delaware law, pursuant to an investment sub-advisory agreement approved by the Fund’s Board of Trustees and Shareholders (the “Sub-Advisory Agreement”). The Sub-Adviser is responsible for the day-to-day management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds, subject to oversight by the Adviser and policies adopted by the Board. Responsibility for monitoring and overseeing the Fund’s management, operation and investment program is vested in the individuals who serve on the Board. See “Board of Trustees” in the SAI. To the extent permitted by the 1940 Act and other applicable law, the Board may delegate its rights, powers and authority to, among others, any officers of the Fund, the Adviser or the Sub-Adviser.

Structure

The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end investment company. Private investment funds, such as hedge funds, are commingled investment pools that are often aggressively managed and that offer their securities privately without registration under the 1933 Act in large minimum denominations (often over $1 million) to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these funds, which are typically structured as limited partnerships or limited liability companies, are usually compensated through asset-based fees and incentive-based allocations. Registered closed-end investment companies are typically organized as corporations, business trusts, limited liability companies or limited partnerships that generally are managed more conservatively than most private investment funds. These registered companies impose relatively modest minimum investment requirements, and publicly offer their shares to a broad range of investors. The advisers to registered closed-end investment companies are typically compensated through asset-based (but not incentive-based) fees.

The Portfolio Fund Managers of the Portfolio Funds typically are entitled to receive incentive-based compensation. Unlike many private investment funds, however, the Fund, as a registered closed-end investment company, can offer Shares without limiting the number of eligible investors that can participate in its investment program and may publicly promote the sale of Shares. The structure of the Fund is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Fund to the limitations on the number of investors and the manner of offering faced by many of those funds.

Use of Proceeds

The Adviser and the Sub-Adviser anticipate that the proceeds to the Fund will be fully invested in accordance with the Fund’s investment objectives and policies as soon as practicable after receipt but, in no event, under normal market conditions, later than three months following receipt. There are a number of factors that might cause a delay in the investment of Fund proceeds, including but not limited to, a lack of or a limited number of attractive investment opportunities and delays of the closing dates of Portfolio Funds to which the Fund has subscribed or plans to subscribe. The proceeds may be invested in cash, cash equivalents, high-quality debt instruments, or other securities pending their investment in Portfolio Funds. Significant delays that hinder the ability of the Sub-Adviser to invest the Fund’s assets could have an adverse effect on the Fund’s performance.

INVESTMENT PROGRAM

Investment Objective and Principal Strategies

Investment Objective

The Fund’s investment objective is to seek attractive long-term risk adjusted returns. The Fund seeks to achieve its objective by investing substantially all of its assets in Portfolio Funds — i.e., investment vehicles often referred to as “hedge funds” — managed by Portfolio Fund Managers. Many of the Portfolio Funds in which the Fund invests seek to achieve their investment objectives with minimal correlation with traditional equity or fixed income indices.

For temporary or defensive purposes, the Fund may also invest its assets in cash, cash equivalents, and high-quality debt instruments, and it may also employ derivative strategies for hedging purposes.

Except as otherwise stated in this Prospectus or in the SAI, the investment policies and restrictions of the Fund are not fundamental and may be changed at the discretion of the Board. The Fund’s fundamental investment policies are listed in the SAI.

Investment Strategies

The following general descriptions summarize certain investment strategies that may be pursued by Portfolio Funds selected by the Sub-Adviser for the Fund. These descriptions are not intended to be complete explanations of the strategies described or a list of all possible investment strategies or methods that may be used by the Portfolio Funds. The Fund will invest directly in Portfolio Funds organized in, located in or managed from countries other than the U.S. and that are treated as corporations for U.S. tax purposes and that will generally be treated as PFICs for federal income tax purposes. The Fund may also invest directly in Portfolio Funds organized in, located in or managed from the U.S.

Long/Short Equity Strategies.    Long/short equity strategies seek to profit by taking positions in equities and generally involve fundamental analysis in the investment decision process. Long/short equity strategies may aim to have a net long directional bias (“long-biased”), a net short directional bias (“short-biased”) or be neutral to general movements in the stock market (“market-neutral”). Long/short equity Portfolio Fund Managers tend to be “stock pickers” and typically manage market exposure by shifting allocations between long and short investments depending on market conditions and outlook. In implementing short selling strategies, the Portfolio Fund Manager sells securities which have been borrowed from a broker or other securities lender in anticipation of a decline in price. Long/short equity strategies may comprise investments in one or multiple countries, including emerging markets and one or multiple sectors. In specific sector investing, a Portfolio Fund typically focuses on investing in the securities of companies within a particular industry or industry segment, drawing upon a Portfolio Fund Manager’s particular expertise. In addition, certain Portfolio Funds may concentrate their portfolios in one or a few industry sectors or regions or take activist positions. Activist Portfolio Funds may take sizeable positions in a company and then use their ownership to implement management changes or a restructuring of the company’s balance sheet.

Long-biased strategies in basic terms seek to maintain a net long exposure to the market through a combination of long and short positions. Unlike a long-only strategy, a long-biased strategy attempts to provide some downside protection against overall market declines by utilizing short positions and/or attempts to increase its returns by shorting stocks that the manager believes will decrease in value. Short-biased strategies in basic terms seek to maintain a net short exposure to the market through a combination of short and long positions. A dedicated short bias investment strategy attempts to capture profits when the overall market, or the specific short positions held by a Portfolio Fund, declines by holding investments that are overall biased to the short side. Market-neutral strategies in basic terms, seek to profit from both increasing and decreasing prices in a single or numerous markets. Market-neutral strategies are often attained by taking matching long and short positions in different securities in order to attempt to profit from positive movements in long positions and negative movements in short positions while maintaining an overall neutral position to general movements in the stock market.

Event Driven Strategies.    Event Driven strategies involve investing in opportunities created by significant transaction events, such as spin-offs, mergers and acquisitions, and reorganizations. Event Driven strategies include, but are not limited to, risk arbitrage, distressed situations investing, special situations, and opportunistic investing. In implementing a Risk Arbitrage strategy, the Portfolio Fund acquires securities of companies which are potentially subject to an acquisition, exchange offer, tender offer, or reorganization, and assesses the probability that the transaction in question will be consummated through an evaluation of, among other things, shareholder behavior, distribution of voting rights, regulatory response, the possibility of litigation, and the behavior of incumbent management. In distressed situations investing, the Portfolio Fund invests in the securities of highly leveraged or financially troubled companies or nations, including those in bankruptcy proceedings, reorganizations, or liquidation, in anticipation of substantial gains if the issuer is restored to financial viability. In special situations, Portfolio Funds seek to capitalize on price anomalies created by special situations such as company spin-offs or rights offerings. In opportunistic investing, Portfolio Funds seek to exploit price dislocations in times of market stress.

Relative Value Strategies.    Relative value strategies seek to profit by exploiting pricing inefficiencies between related instruments while remaining long-term neutral to directional price movements in any one market. Every relative value strategy consists of an exposure to some second order aspect of the market, such as implied volatility (or premium) in convertible bonds and warrants, the yield spread between similar-term government bonds, the yield or swap spread between government and corporate bonds, trending markets which may trigger option exercises, stop-losses, or capitulation, short-term price dislocations between related securities triggered by unusual volume in one or multiple securities, or the price spread between different classes of stock issued by the same underlying company. The returns from these relative value strategies are derived from those second order risks.

The underlying concept in a relative value strategy is that a Portfolio Fund is purchasing a security that is expected to appreciate while simultaneously selling short a related security that is expected to depreciate. Accordingly, short selling is an integral part of this strategy. Portfolio Funds employing a relative value strategy may invest in various instruments including equity, debt, asset-backed securities, mortgage-backed securities, futures, options and other listed and over-the-counter derivatives (See “Relative Value Strategy Risks” and “Short Sales of Securities Risks”).

Global Asset Allocation Strategies.    Global Asset Allocation strategies seek to exploit opportunities in various global markets. Portfolio Funds employing these strategies have a broad mandate to invest in those markets and instruments which they believe provide the best opportunity. At any given time, a Portfolio Fund employing a global macro strategy may take positions in currencies, sovereign bonds, global equities and equity indices or commodities. A Portfolio Fund employing a global asset allocation strategy may elect to take outright, directional positions or, depending on the Portfolio Fund Manager’s own expertise and the risk-return profile of the markets in which it is trading, it may implement a strategy where a long position or set of positions is dynamically paired off against a short position or set of positions.

Investment Process

The Sub-Adviser is responsible for the allocation of assets to various Portfolio Funds, subject to oversight by the Sub-Adviser and policies adopted by the Board. The Sub-Adviser has an Investment Committee that is charged with overseeing the investments in, and redemptions from, Portfolio Funds. However, Mr. Adam Blitz and Ms. Kristen VanGelder are primarily responsible for determining the amount of the Fund’s assets to be invested in, or redeemed from, a Portfolio Fund.

The Sub-Adviser seeks to achieve capital appreciation while seeking to limit risk by investing in a varied portfolio of Portfolio Funds. In managing the Fund’s portfolio, the Sub-Adviser seeks to invest in Portfolio Funds that have an investment strategy and process which leads the Sub-Adviser to believe that the Portfolio Fund Managers will achieve above average returns in the future. In addition, the Sub-Adviser seeks Portfolio Funds managed by Portfolio Fund Managers with solid business models, personnel and general management skills and whose interests are aligned with the investors in their Portfolio Funds.

The Sub-Adviser sources ideas for potential investments primarily from three areas: prime brokers, other hedge fund investors, and Portfolio Fund Managers (collectively, the Sub-Adviser’s “network”). In this effort, the Sub-Adviser is aided by the team’s deep institutional investment management experience, which has helped to cultivate strong relationships among and across this network. By maintaining regular relationships with these parties, the Sub-Adviser can identify new Portfolio Funds, especially with regard to the few top-tier hedge fund launches that occur every year. The Sub-Adviser generally favors Portfolio Funds that have in the past demonstrated a consistent ability to achieve above average returns. However, the Sub-Adviser may include newly formed, or emerging, Portfolio Funds in the Fund’s portfolio.

The selection of Portfolio Funds is primarily an exercise to identify and understand an investment thesis and process, combined with the assessment of human intellect and character. Regardless of how superior a Portfolio Fund Manager’s investment thesis, process or performance relating to its Portfolio Fund, the Sub-Adviser will only select Portfolio Funds which it believes are of the highest quality.

From time to time, the Sub-Adviser may identify an opportunistic potential investment in a Portfolio Fund that may only be available for a limited period of time due to capacity of such Portfolio Fund becoming unexpectedly available. Such limited-time investment opportunities generally arise in unusual circumstances such as in times of significant market volatility. Although the Sub-Adviser, when selecting Portfolio Funds, generally undertakes the multi-step process described in the section below captioned “Investment Selection and Monitoring,” the Sub-Adviser may be unable to complete every facet contemplated by such process in the limited timeframe available to consummate such an opportunistic investment. Notwithstanding anything to the contrary in this Prospectus, the Sub-Adviser may cause the Fund to make such an opportunistic investment in a Portfolio Fund without having completed the full evaluation process described in this Prospectus (although the Sub-Adviser will in such cases endeavor to fully complete such process as soon thereafter as reasonably practicable).

Investment Selection and Monitoring

Step 1 — Initial Portfolio Fund Manager Evaluation.    The Sub-Adviser meets with numerous Portfolio Fund Managers of prospective Portfolio Funds each year. Each Portfolio Fund Manager of a Portfolio Fund is initially evaluated utilizing the Sub-Adviser’s proprietary 360° scoring system. Portfolio Funds and Portfolio Fund Managers that do not meet predetermined hurdles are eliminated from further consideration. The Sub-Adviser utilizes interviews, formal presentations, one-on-one meetings and other research to complete its 360° review. These meetings may be conducted in-person, by conference call, or by video conference. The Sub-Adviser’s scoring system analyzes the following five factors for each Portfolio Fund Manager of a Portfolio Fund:

(1)    Investment Thesis

(2)    Investment Process

(3)    Portfolio Risk Management

(4)    Structure and Terms of Investment Offering

(5)    Diversification and Correlation Characteristics

Step 1A — In-Depth Investment Review.    For the Portfolio Funds that surpass the Step 1 hurdles required for further consideration, the Sub-Adviser generally meets with the Portfolio Fund Managers and conducts a more intensive review to reevaluate and analyze each 360° factor in a more in-depth manner. This step is designed to substantiate the Portfolio Fund Manager of a Portfolio Fund’s investment thesis and processes and either refute or verify the Sub-Adviser’s initial 360° score. These meetings may be conducted in-person, by conference call, or by video conference.

Step 2 — Business Partner Evaluation (i.e., Operational Due Diligence).    The Business Partner Evaluation is an essential element in the Sub-Adviser’s assessment of Portfolio Funds, and prior to any investment in a Portfolio Fund, and following a successful Step 1A review, the Sub-Adviser’s business due diligence team conducts a Step 2 review. The Step 2 review is designed to evaluate the Portfolio Fund Manager’s overall business and operational resources and to meet with functional business and operational leaders to assess their ability to organize and manage a thoughtful business enterprise. These meetings may be conducted in-person, by conference call, or by video conference. Items addressed during a Step 2 review typically include staffing and organization structure, trade operations, accounting and valuation, counterparty management, legal, compliance, and disaster recovery.

The Sub-Adviser, or its outside legal counsel, will review the Portfolio Fund’s offering documents and the Sub-Adviser will engage an independent third-party background check firm to conduct a background check on relevant key personnel associated with the Portfolio Fund Manager.

Step 3 — Portfolio Construction.    Once the Sub-Adviser has identified Portfolio Funds for potential inclusion within the portfolio, the Fund’s portfolio construction process combines science and art in an effort to attain an optimal risk-reward tradeoff. The Sub-Adviser seeks to build a portfolio of Portfolio Funds in such a way that the long-term risk-adjusted returns for the portfolio is better than the long-term risk-adjusted returns for the individual Portfolio Funds themselves. By seeking complementary strategies, styles and personalities, and by balancing one Portfolio Fund’s relative strengths against another’s relative weaknesses, the Sub-Adviser seeks to create, in its view, the best portfolio possible given the Portfolio Funds it has identified. In addition, the Sub-Adviser seeks to be prepared to rebalance the portfolio when changes become necessary. By keeping a stable of potential future Portfolio Funds that have cleared Step 1 and Step 1A above and by understanding how each of those potential Portfolio Funds would complement the existing Portfolio Funds in the portfolio, the Sub-Adviser believes it can adjust the Fund’s portfolio while retaining the optimal risk-return tradeoff.

Portfolio Risk Management

Once a potential portfolio has been identified, the Sub-Adviser conducts risk management analysis at the portfolio level using both quantitative and qualitative evaluation processes. The Sub-Adviser’s job is to understand the risks the Fund is taking and to understand the expected return the Fund is receiving to compensate for taking those risks. The Sub-Adviser believes the proper reaction to poor Portfolio Fund performance is to first assess whether such performance is the result of randomness or whether it is the result of some greater underlying risk. After such determination, the Sub-Adviser determines whether to allocate assets away from such Portfolio Fund or whether to closely monitor the underlying risk.

In the risk management process, some of the quantitative measures the Sub-Adviser may analyze at the portfolio level include: historical volatility, cross-manager correlation, correlation to major equity, fixed income and style indices, and historical return drawdowns to assess downside return potential.

The Sub-Adviser’s portfolio risk management process also incorporates a proprietary qualitative assessment of portfolio risk via the construction of its “Qualitative Correlation Matrix.” The Sub-Adviser believes this Qualitative Correlation Matrix exercise is useful to think through how Portfolio Funds and Portfolio Fund Managers might behave in abnormal, or stressed, market environments. The Qualitative Correlation Matrix enables the Sub-Adviser to subjectively analyze how the performance of each of the Portfolio Funds may be impacted by various stressed market scenarios.

Portfolio Fund Manager Transparency

The Sub-Adviser seeks useful and appropriate levels of transparency from the Portfolio Fund Managers. Transparency serves two critical purposes in the portfolio management process. First, it enables the Sub-Adviser to identify drifts from the Portfolio Fund Manager’s stated strategy, objectives, and guidelines. Second, it enables the Sub-Adviser to analyze exposures across the Fund’s entire portfolio of Portfolio Funds, which may indicate overexposure or underexposure to certain regions, asset classes, industries, investment styles, etc. To this end, the Sub-Adviser will determine a different level of transparency it seeks for each of the Fund’s Portfolio Fund Managers. In all cases, the transparency seeks to provide substantial insight into the Portfolio Fund’s risks and exposures. The Sub-Adviser will attempt to appropriately tailor the desired transparency to each Portfolio Fund’s strategy and will remove from consideration those Portfolio Funds who fail to meet these requirements.

Ongoing Portfolio Evaluation

On an ongoing basis, the Sub-Adviser will evaluate the allocations to Portfolio Funds included in the portfolio. The Sub-Adviser expects to have conversations on a periodic basis and seeks to have meetings at least semi-annually with Portfolio Fund Managers of the Portfolio Funds included in the portfolio. In addition, the Sub-Adviser’s management will typically meet monthly to, among other things, discuss the Portfolio Funds in the portfolio, each Portfolio Fund’s recent performance vis-à-vis what might be expected given the Portfolio Fund’s strategy and events in the market, and any material organizational issues which may affect any of the Portfolio Funds. The meetings described in this paragraph may be conducted in-person, by conference call, or by video conference. Reasons the Sub-Adviser might give increased scrutiny to the review of a Portfolio Fund, or ultimately exit an investment in a Portfolio Fund, include, but are not limited to:

•        Investment style drift

•        Unexpectedly high or low volatility

•        Reduction in appropriate transparency

•        Poor long-term performance

•        Unexplained strong or negative performance outside of expected ranges

•        Organizational turnover (both outgoing and incoming)

•        Loss of confidence in the Portfolio Fund Manager being an “enhanced business partner”

•        Unexplained changes in the “personality of the firm”

•        Untimely distribution or reduction in investor reports

•        Switch to a non-reputable service provider

•        Increased level of redemptions and/or poor asset and liability matching

Direct Investments for Hedging

The Fund may only make direct investments to enable it to hedge certain investment risks or to dispose of an investment that is received in-kind as redemption proceeds from a Portfolio Fund. The Fund does not currently anticipate making direct investments although it reserves the flexibility to do so in the future. The Fund may directly invest in certain types of instruments in order to attempt to limit investment risks, reduce volatility and/or hedge against swings in the value of equity or other securities markets or to hedge or sell investments being received in-kind through a redemption from an underlying Portfolio Fund paid in-kind, as in-kind distributions or under other similar circumstances. The types of instruments the Fund may use include, but are not limited to, the following: exchange-traded funds (“ETFs”), over-the-counter (“OTC”) and exchange-traded derivatives, futures, forward contracts, swaps, swaptions, structured notes, options on future contracts, options on forward contracts, indices and currencies and other similar market access products or instruments that provide exposure to various markets, asset classes or other investments.

Borrowing and Use of Leverage

The Fund has entered into a credit facility that allows it to borrow or otherwise access funds through a line of credit in order to meet redemption requests, for bridge financing of investments in Portfolio Funds, or for cash management purposes. There can be no guarantee that the Fund will be able to obtain or maintain a credit facility and at any time the Fund may not desire to obtain such a credit facility. The Fund does not borrow for investment leverage purposes. Borrowings by the Fund are subject to a 300% asset coverage requirement under the 1940 Act. Borrowings by Portfolio Funds are not subject to this requirement. Certain short-term borrowings under the 1940 Act are not considered the use of investment leverage, and are subject to the above asset coverage requirement. The Fund is required to pledge assets when borrowing, which in the event of an uncured default, could affect the Fund’s operations, including preventing the Fund from conducting a repurchase of its Shares. In addition, the terms of any borrowing may impose certain investment restrictions on the Fund.

Many Portfolio Funds also use leverage in their investment activities through purchasing securities on margin and through selling securities short. Portfolio Funds also may use leverage by entering into total return swaps or other derivative contracts as well as repurchase agreements whereby the Portfolio Fund effectively borrows funds on a secured basis by “selling” portfolio securities to a financial institution for cash and agreeing to “repurchase” such securities at a specified future date for the sales price paid plus interest at a negotiated rate. Certain Portfolio Funds also trade futures, which generally involves greater leverage than other investment activities due to the low margin requirements associated with futures trading.

See “Risk Factors — Use of Leverage” and “Investment Program — Investment Strategies — Relative Value.”

Tax Code Compliance

The Fund has elected, has qualified, and intends to continue to qualify, to be treated as a regulated investment company (“RIC”) under the Code. To qualify as a RIC under the Code, a Fund must, among other things: (i) derive in each taxable year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities or currencies, and net income from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of each taxable year: (A) at least 50% of the market value of its assets is represented by cash, cash items, U.S. government securities, securities of other RICs, and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer; and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of: (1) any one issuer; (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses; or (3) any one or more “qualified publicly traded partnerships.”

Subchapter M of the Code imposes strict requirements for the diversification of a RIC’s investments, the nature of a RIC’s income and a RIC’s distribution and timely reporting of income and gains. In order to satisfy these requirements, the Fund generally will invest its assets in Portfolio Funds organized outside the United States that are treated as corporations for U.S. tax purposes and are expected to be classified as PFICs. See “Taxes.”

MANAGEMENT OF THE FUND

General

The Board provides broad oversight over the operations and affairs of the Fund. The Board is comprised solely of persons who are not “interested persons” (as that term is defined in the 1940 Act) of the Fund (the “Independent Trustees”). See “SAI.”

Adviser

XAI acts as investment adviser to the Fund and is responsible for overseeing the Fund’s overall investment strategy and its implementation. XAI is an investment adviser registered under the Advisers Act. XAI is a Delaware limited liability company, with its principal offices located at 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. As of March 31, 2026, the Adviser managed approximately $763 million in assets under management.

XAI is controlled by Theodore J. Brombach, Co-Chief Executive Officer of the Adviser and a founding partner of XMS Capital Partners, LLC, and John “Yogi” Spence, Co-Chief Executive Officer of XAI and a founding partner of XMS Capital Partners, LLC. XAI was founded by the principals of XMS Capital Partners, LLC in April 2016. The XAI leadership team believes that the investing public needs better access to a broader range of alternative investment strategies and managers. XAI sponsors registered investment companies designed to provide investors with access to institutional caliber alternative investments, by partnering with established alternative asset managers selected from among numerous alternative credit managers, hedge fund managers and private debt and equity firms to sub-advise XAI funds.

XAI is responsible for the management of the Fund, furnishes offices, necessary facilities and equipment on behalf of the Fund, oversees the activities of the Sub-Adviser, provides personnel, including certain officers required for the Fund’s administrative management, and pays the compensation of all officers and Trustees of the Fund who are its affiliates.

Sub-Adviser

Evanston Capital Management, LLC, a Delaware limited liability company, is registered as an investment adviser under the Advisers Act, and is the Fund’s investment sub-adviser. The Sub-Adviser is responsible for the day-to-day management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds, subject to oversight by the Adviser and policies adopted by the Board.

The Sub-Adviser managed approximately $4.8 billion of assets as of July 1, 2026, on a discretionary basis, primarily in private investment funds. The Sub-Adviser is owned by Evanston Capital Management, L.P., an entity that is primarily owned by employees of the Sub-Adviser.

ECM initially served as the Fund’s investment adviser from its commencement of operations until May 6, 2024, when North Square Investments, LLC (“NSI”) became the Fund’s investment adviser. From May 6, 2024, until January 8, 2026, NSI engaged ECM as investment sub-adviser to manage the Fund’s investment portfolio. During that period, ECM was responsible for the day-to-day management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds, subject to oversight by NSI and policies adopted by the Board. From January 8, 2026 to August 13, 2026, ECM served as the Fund’s investment adviser. Effective August 13, 2026, XAI became investment adviser and engaged ECM as investment sub-adviser to continue managing the Fund’s investment portfolio, subject to oversight by XAI.

Portfolio Managers

The personnel of the Sub-Adviser who have primary responsibility for management of the Fund, including the selection of Portfolio Fund Managers and the allocation of the Fund’s assets among the Portfolio Funds, are:

Adam B. Blitz, CFA. Mr. Blitz is the Chief Executive Officer, Co-Chief Investment Officer, a Founding Partner and a member of the General Investment Committee of the Sub-Adviser. He joined the firm at inception in 2002. He has over twenty years of institutional investment management experience with an emphasis in quantitative analysis, trading and risk management.

Kristen VanGelder, CFA. Ms. VanGelder is a Partner — Co-Chief Investment Officer and a member of the General Investment Committee of the Sub-Adviser. She joined the firm in August 2003 and is primarily responsible for investment research, including the sourcing, evaluation, and due diligence of prospective investments as well as the ongoing monitoring of existing investments. Her responsibilities also include portfolio construction and risk management.

Included in the SAI is information regarding the individuals listed above, including the structure and method by which they are compensated, other accounts they manage, and their ownership of Shares in the Fund.

Administration, Transfer Agent, Custodian and Other Service Provider Fees

The Fund retains Ultimus Fund Solutions, LLC (“Ultimus”), 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 (the “Administrator” or the “Transfer Agent”), to serve as transfer agent, dividend paying agent and shareholder service agent, and to provide the Fund with administrative services, including regulatory reporting and necessary office equipment, personnel and facilities. The Fund also retains Ultimus to provide the Fund with fund accounting services, including calculating the Fund’s net asset value, necessary office equipment, personnel and facilities. The Fund pays Ultimus for its transfer agency, fund administrative services, and fund accounting services. Officers of the Fund are also officers and/or employees of Ultimus.

The Bank of New York Mellon (the “Custodian”) serves as the Fund’s custodian. Pursuant to a custodian agreement, the Custodian maintains custody of the Fund’s assets. In consideration of these services, the Fund pays the Custodian a monthly fee.

Distribution and Service Fee

In connection with Class A Shares of the Fund, the Fund pays the Distributor or a designee a Distribution and Service fee equal to 0.75% per annum of the aggregate value of the Fund’s Class A Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee being calculated). The Distribution and Service Fee is payable quarterly. The Distributor or designee may transfer or re-allow a portion of the Distribution and Service Fee to certain intermediaries. The Adviser also may pay a fee out of its own resources to intermediaries.

Pursuant to the conditions of an exemptive order issued by the SEC, the Distribution and Service Fee is paid pursuant to a plan adopted by the Fund in compliance with the provisions of Rule 12b-1 under the 1940 Act (“Class A Plan”). The Distribution and Service Fee serves as a vehicle for the Fund to pay the Distributor for payments it makes to intermediaries. The Distributor may pay all or a portion of the Distribution and Service Fee it receives to intermediaries. However, the portion of the 0.75% fee under the Class A Plan designated for regulatory purposes as service fees, for the provision of personal investor services as defined under applicable rules, will be deemed not to exceed 0.25% of the Fund’s net assets attributable to Class A Shares.

A portion of the Distribution and Services Fee may be paid for ongoing investor servicing. The types of investor services provided include, but are not limited to: advising Shareholders of the net asset value of their Shares; advising Shareholders with respect to making repurchases of Shares; providing information to Shareholders regarding general market conditions; providing Shareholders with copies of the Fund’s Prospectus (if requested), annual and interim reports, proxy solicitation materials, tender offer materials, privacy policies, and any other materials required under applicable law; handling inquiries from Shareholders regarding the Fund, including but not limited to questions concerning their investments in the Fund, Shareholder account balances, and reports and tax information provided by the Fund; assisting in the enhancement of relations and communications between such Shareholders and the Fund; assisting in the establishment and maintenance of such Shareholders’ accounts with the Fund; assisting in the maintenance of Fund records containing Shareholder information, such as changes of address; providing such other information and liaison services as the Fund may reasonably request; and other matters as they arise from time to time.

These arrangements may result in receipt by broker-dealers and their personnel (who themselves may receive all or a substantial part of the relevant payments) or registered investment advisers of compensation in excess of that which otherwise would have been paid in connection with servicing shareholders of a different investment fund. A prospective investor with questions regarding these arrangements may obtain additional detail by contacting the intermediary directly. Prospective investors also should be aware that these payments could create incentives on the part of an intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller payments. Such payments may be different for different intermediaries. The Adviser may pay from its own resources additional compensation to intermediaries in connection with sale of Shares or servicing of Shareholders.

Intermediaries may in addition charge a fee directly to investors for their services in conjunction with an investment in the Fund and/or maintenance of investor accounts. Such a fee will be in addition to any fees charged or paid by the Fund and will reduce the amount of an investor’s investment in the Fund. The payment of any such fees, and their impact on a particular investor’s investment returns, would not be reflected in the returns of the Fund. Shareholders should direct any questions regarding such fees to the relevant intermediary.

The Fund is indirectly subject to a Financial Industry Regulatory Authority, Inc. (“FINRA”) cap on compensation paid to FINRA member firms. The cap includes any placement agent fees and investor distribution and/or service fees. The maximum compensation payable to all FINRA member firms (in the aggregate) participating in the Fund’s distribution will comply with FINRA Rule 2341.

Advisory Agreement and Sub-Advisory Agreement

Pursuant to the Advisory Agreement, the Fund pays, and will continue to pay, a Management Fee of 1.00% per annum to the Adviser with respect to each class of Shares. The Adviser may use its Management Fee revenue, as well as its past profits or its other resources from any other source, to make payments with respect to any expenses incurred in connection with the distribution of Shares.

The Adviser retains overall responsibility for the management and investment of the assets of the Fund. In this capacity, the Adviser plays an active role in overseeing, monitoring and reviewing the Sub-Adviser in the performance of its duties. The Adviser monitors the investment performance of the Sub-Adviser and also evaluates the portfolio management teams to determine whether their investment activities remain consistent with the Fund’s investment objectives, strategies and policies. The Adviser also monitors changes that may impact the Sub-Adviser’s overall business and regularly performs due diligence reviews of the Sub-Adviser. In addition, the Adviser obtains detailed, comprehensive information concerning the Sub-Adviser’s performance and Fund operations and provides regular reports on these matters to the Board. In its role as sponsor and primary investment adviser to the Fund, the Adviser assumes reputational and other risks associated with the operation of the Fund and provides the Fund with the ability to use the Adviser’s name and brand, as well as access to other services provided by the Adviser and its affiliates.

The Adviser may make payments for distribution, shareholder servicing, marketing and promotional activities and related expenses out of its profits and other available sources, including profits from its relationship with the Fund. These payments are not reflected as additional expenses in the fee table contained in this Prospectus. The recipients of these payments may include affiliates of the Adviser, as well as nonaffiliated broker/dealers, insurance companies, financial institutions and other financial intermediaries through which investors may purchase Shares of the Fund. The total amount of these payments may be substantial, may be substantial to any given recipient and may exceed the costs and expenses incurred by the recipient for any Fund-related marketing or shareholder servicing activities. The payments described in this paragraph are often referred to as “revenue sharing payments.” Revenue sharing arrangements are separately negotiated between the Adviser and the recipients of these payments.

Revenue sharing payments create an incentive for an intermediary or its employees or associated persons to recommend or sell shares of the Fund. Investors should contact their own financial intermediary for details about revenue sharing payments it receives or may receive. Revenue sharing payments also benefit the Adviser to the extent the payments result in more assets being invested in the Fund on which fees are being charged.

Pursuant to the Sub-Advisory Agreement, the Adviser pays to the Sub-Adviser a sub-advisory fee, payable monthly in arrears, out of the management fee received by the Adviser in an amount equal to (i) 100% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets up to $90 million, (ii) 50% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets greater than $90 million and up to $200 million and (iii) 40% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets above $200 million.

Shareholders of the Fund approved the Advisory Agreement and the Sub-Advisory Agreement at a special meeting of shareholders held on August 13, 2026. A discussion regarding the basis for the approval of the Advisory Agreement and the Sub-Advisory Agreement by the Board will be available in the Fund’s Form N-CSRS filed with the SEC for the fiscal period ending September 30, 2026. Prior to August 13, 2026, ECM served as the investment adviser to the Fund pursuant to an investment advisory agreement between the Fund and ECM, effective as of January 29, 2026.

Expense Limitation Agreement

Up to and including August 13, 2027, the Adviser and the Sub-Adviser have contractually agreed to limit the total annualized operating expenses of the Fund (excluding any borrowing and investment-related costs and fees, taxes, extraordinary expenses and the fees and expenses of underlying Portfolio Funds) to 0.50% with respect to the Class I Shares and 1.25% with respect to the Class A Shares (due to the Distribution and Service Fee). Thereafter, the Expense Limitation Agreement may be renewed for successive one-year terms at the option of the Adviser and the Sub-Adviser. See “Management of the Fund — Investor Distribution and Servicing Arrangements.” In addition, the Adviser and the Sub-Adviser are permitted to recover fees and expenses they have waived or borne pursuant to the Expense Limitation Agreement from the applicable class or classes of Shares (whether through reduction of the Management Fee or otherwise) in later periods to the extent that the Fund’s expenses with respect to the applicable class of Shares fall below the annual rate of 0.50% with respect to Class I Shares or 1.25% with respect to Class A Shares. The Fund, however, is not obligated to pay any such amount more than three years after the date on which the Adviser and the Sub-Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser and the Sub-Adviser will not cause the Fund to exceed the annual limitation rate set forth above. Moreover, pursuant to the Prior Expense Limitation Agreements and subject to the terms of the Expense Limitation Agreement, the Sub-Adviser is permitted to recover fees and expenses it has waived or borne pursuant to such Prior Expense Limitation Agreement from the applicable class or classes of Shares when it previously acted as the investment adviser to the Fund (whether through reduction of its fees or otherwise) to the extent that the Fund’s expenses with respect to the applicable class of Shares fall below the annual rate set forth in such Prior Expense Limitation Agreement pursuant to which such fees and expenses were waived or borne; provided, however, that the Fund is not obligated to pay any such reimbursed fees or expenses more than three years after the date on which the fee or expense was borne by the Sub-Adviser. Any such recovery by the Adviser or the Sub-Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

CONFLICTS OF INTEREST

The investment activities of the Adviser, the Sub-Adviser, and their respective affiliates, directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that could disadvantage the Fund and Shareholders. The Adviser, the Sub-Adviser and other Related Parties provide other investment management services to other funds that follow investment programs, certain aspects of which may be similar to certain aspects of the Fund’s investment program or replicate certain strategies within the Fund’s investment program. The Adviser, the Sub-Adviser and other Related Parties are involved with the management of private investment funds, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund or its Shareholders. The trading activities of the Related Parties are carried out without references to positions held directly or indirectly by the Fund. In addition, and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Portfolio Fund Managers or Portfolio Funds that are either already a part of the Fund’s portfolio or that may be appropriate for investment by the Fund. In some cases, these Portfolio Funds may be capacity constrained. The Related Parties are under no obligation to provide the Fund with capacity with respect to these Portfolio Funds and, accordingly, the Fund may not have exposure or may have reduced exposure with respect to these Portfolio Funds. The Fund’s operations may give rise to other conflicts of interest that could disadvantage the Fund and its Shareholders.

PURCHASES OF SHARES

Purchase Terms

The Fund offers two separate classes of Shares designated as Class A Shares and Class I Shares. The Fund currently accepts purchases of Shares as of the first business day of each calendar month or at such other times as may be determined by the Board. The Board may discontinue accepting purchases on a monthly basis at any time. Any amounts received in connection with the offer of Shares and closings will promptly be placed in an escrow account with the Custodian, as the Fund’s escrow agent, prior to their investment in the Fund. All purchases are subject to the receipt of cleared funds prior to the applicable purchase date in the full amount of the purchase. Although the Fund may accept, in its sole discretion, a purchase prior to receipt of cleared funds, an investor may not become a Shareholder until cleared funds have been received. The investor must also submit a completed purchase agreement before the applicable purchase date. The Fund reserves the right to reject any purchase of Shares and the Adviser may, in its sole discretion, suspend the offer of Shares at any time.

All Shares are sold at the most recently calculated net asset value per Share as of the date on which the purchase is accepted, and may be subject to an applicable sales load. The minimum initial investment in the Fund is $25,000, and the minimum additional investment in the Fund is $10,000. The Fund may accept investments for a lesser amount under certain circumstances, as determined by the Adviser. Investors that are employees of the Adviser, the Sub-Adviser or their respective affiliates are eligible to invest in Shares and may be subject to lower minimum investments than other investors. Certain selling brokers or dealers and financial advisors may impose higher minimum investment levels or other requirements.

Except as otherwise permitted by the Fund, initial and any additional purchases of Shares of the Fund by any Shareholder must be paid by wire, and all contributions must be transmitted by the time and in the manner that is specified in the purchase documents of the Fund. Initial and any additional contributions to the capital of the Fund must be made in a single payment. Although the Fund may, in its discretion, accept contributions of securities, the Fund does not currently intend to accept contributions of securities. If the Fund chooses to accept a contribution of securities, the securities would be valued in the same manner that the Fund values its other assets. Because of anti-money laundering concerns, the Fund will not accept investments made in cash. For this purpose, cash includes currency (i.e., coin or paper money), cashier’s checks, bank drafts, travelers’ checks, and money orders.

Generally, a sales load of up to 3.00% is charged on purchases of Class A Shares. The sales load may be waived for institutional investors, employees of the Adviser, the Sub-Adviser, the Distributor or a financial intermediary and their affiliates, and members of their immediate families and such other persons as may be authorized by the Adviser. The sales load will neither constitute an investment made by the investor in the Fund nor form part of the assets of the Fund.

Financial intermediaries may also impose fees (subject to compliance with applicable FINRA rules), terms and conditions on investor accounts and investments in the Fund that are in addition to the fees, terms and conditions set forth in this Prospectus. Such terms and conditions are not imposed by the Fund, the Distributor or any other service provider of the Fund. Any terms and conditions imposed by a financial intermediary, or operational limitations applicable to such parties, may affect or limit a shareholder’s ability to subscribe for Shares, or otherwise transact business with the Fund. Investors should direct any questions regarding terms and conditions applicable to their accounts or relevant operational limitations to the financial intermediary.

DISTRIBUTION POLICY

Dividends will generally be paid at least annually on the Fund’s Shares in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is likely that many of the Portfolio Funds in which the Fund invests will not pay any dividends, but the mark-to-market election that the Fund expects to make with respect to most (or potentially all) Portfolio Funds will result in the recognition by the Fund of ordinary income with respect to annual appreciation in the value of such Portfolio Funds. The Fund will make dividend distributions with respect to any net investment income resulting from such income recognition.

It is anticipated that most (or potentially all) gains or appreciation in the Fund’s investments will be treated as ordinary income. Such amounts will generally be distributed at least annually and such distributions would be taxed as ordinary income dividends to Shareholders that are subject to tax. The Fund’s pro rata share of net capital gain of PFICs for which a qualified electing fund (“QEF”) election is made will constitute long-term capital gain to the Fund, which may result in the Fund’s making capital gain distributions taxable as long-term capital gain to Shareholders that are subject to tax.

It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Shareholders at least annually. The NAV of each Share (or portion thereof) that you own will be reduced by the amount of the distributions or dividends that you actually or constructively receive from that Share (or portion thereof).

Automatic Dividend Reinvestment Plan

Pursuant to the Dividend Reinvestment Plan (“DRP”) established by the Fund, each Shareholder will automatically be a participant under the DRP and have all income distributions, whether dividend distributions and/or capital gains distributions, automatically reinvested in additional Shares. Election not to participate in the DRP and to receive all income distributions, whether dividend distributions or capital gain distributions, in cash may be made by notice to a Shareholder’s intermediary (who should be directed to inform the Fund). A Shareholder is free to change this election at any time. If, however, a Shareholder requests to change its election within 95 days prior to a distribution, the request will be effective only with respect to distributions after the 95-day period. A Shareholder whose Shares are registered in the name of a nominee (such as an intermediary) must contact the nominee regarding its status under the DRP, including whether such nominee will participate on such Shareholder’s behalf as such nominee will be required to make any such election.

Generally, for U.S. federal income tax purposes, Shareholders receiving Shares under the DRP will be treated as having received a distribution equal to the amount payable to them in cash as a distribution had the Shareholder not participated in the DRP.

Shares will be issued pursuant to the DRP at their NAV determined on the next valuation date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. A request for change of participation/non-participation status in the DRP must be received by the Fund within the above time frame to be effective for that dividend or capital gain distribution. The Fund may terminate the DRP at any time upon written notice to the participants in the DRP. The Fund may amend the DRP at any time upon 30 day’s written notice to the participants. Any expenses of the DRP will be borne by the Fund.

REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the Fund to repurchase those Shares. There is no public market for Shares, and none is expected to develop. With limited exceptions, Shares are not transferable and liquidity normally will be provided only through repurchase offers that will be made from time to time by the Fund, as described below. Any transfer of Shares in violation of the Declaration of Trust, which requires Board approval of any transfer, will not be permitted and will be void. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below. For information on the Fund’s policies regarding transfers of Shares, see “Repurchases, Mandatory Redemptions and Transfers of Shares — Transfers of Shares” in the SAI.

Repurchases of Shares

At the discretion of the Board and provided that it is in the best interests of the Fund and Shareholders to do so, the Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly, with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year. In each repurchase offer, the Fund may offer to repurchase its Shares at their NAV as determined as of approximately March 31, June 30, September 30 and December 31, of each year, as applicable (each, a “Valuation Date”).

Each repurchase offer ordinarily will be limited to the repurchase of approximately 5% -25% of the Shares outstanding, but if the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer. The tender offer period will likely commence approximately 95 days prior to the date of repurchase by the Fund, with the Expiration Date (as defined below) typically being approximately 65 days prior to the date of repurchase by the Fund.

In determining whether the Fund should repurchase Shares from Shareholders pursuant to written tenders, the Board will consider a variety of factors. The Board expects that the Fund will ordinarily offer to repurchase Shares from Shareholders quarterly with March 31, June 30, September 30 and December 31 valuation dates. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than twenty (20) business days after the commencement date of the repurchase offer and at least ten (10) business days from the date that notice of an increase or decrease in the percentage of the securities being sought or consideration offered is first published, sent or given to Shareholders. The Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date. The Board will consider the following factors, among others, in making its determination:

(1)    whether any Shareholders have requested to tender Shares to the Fund;

(2)    the liquidity of the Fund’s assets;

(3)    the investment plans and working capital requirements of the Fund;

(4)    the relative economies of scale with respect to the size of the Fund;

(5)    the history of the Fund in repurchasing Shares; and

(6)    the economic condition of the securities markets.

The Fund has the right to repurchase Shares from a Shareholder if the Board determines that the repurchase is in the best interests of the Fund or upon the occurrence of certain events specified in the Fund’s Declaration of Trust, including, but not limited to, a Shareholder’s attempted transfers in violation of the transfer restrictions described above.

The Fund will make repurchase offers, if any, to all of its Shareholders on the same terms. This practice may affect the size of the Fund’s offers. Subject to the Fund’s investment restriction with respect to borrowings, the Fund may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any such repurchase offer.

Payment for repurchased Shares may require the Fund to liquidate a portion of its Portfolio Fund interests earlier than the Sub-Adviser would otherwise liquidate these holdings, which may result in losses, and may increase the Fund’s portfolio turnover.

When Shares are repurchased by the Fund, Shareholders will generally receive cash distributions equal to the value of the Shares repurchased. However, in the sole discretion of the Fund, the proceeds of repurchases of Shares may be paid by the in-kind distribution of securities held by the Fund, or partly in cash and partly in-kind. The Fund does not expect to distribute securities in-kind except in unusual circumstances, such as in the unlikely event that the Fund does not have sufficient cash to pay for Shares that are repurchased or if making a cash payment would result in a material adverse effect on the Fund or on Shareholders not tendering Shares for repurchase. See “Risk Factors — Principal Risk Factors Relating to the Fund’s Structure” for more information. Repurchases will be effective after receipt of all eligible written tenders of Shares from Shareholders and acceptance by the Fund.

Portfolio Funds may be permitted to distribute securities in-kind to investors making withdrawals of capital. Upon the Fund’s withdrawal of all or a portion of its interest in a Portfolio Fund, the Fund may receive securities that are illiquid or difficult to value, which may cause the Fund to incur certain expenses in connection with the valuation or liquidation of such securities. In such circumstances, the Sub-Adviser will determine whether to attempt to liquidate the security, hold it in the Fund’s portfolio or distribute it to investors in the Fund in connection with a repurchase by the Fund.

Repurchase Procedures

The Fund generally will need to effect withdrawals from the Portfolio Funds to pay for the repurchase of the Fund’s Shares. Due to liquidity restraints associated with the Fund’s investments in Portfolio Funds it is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued as of the applicable Valuation Date. The Fund will generally pay the value of the Shares repurchased (or as discussed below, at least 90% of such value if all Shares owned by a Shareholder are repurchased) within approximately 35 days after the Valuation Date. This amount will be subject to adjustment promptly after completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effected. Shares may be repurchased prior to Portfolio Fund audits. To mitigate any effects of this, if all Shares owned by a Shareholder are repurchased, the Shareholder will receive an initial payment equal to at least 90% of the estimated value of the Shares (after adjusting for fees, expenses, reserves or other allocations or redemption charges) within approximately 35 days after the Valuation Date, subject to audit adjustment, and the balance due will be determined and paid promptly after completion of the Fund’s annual audit.

Under these procedures, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of Shares as of a date proximate to the Valuation Date. In addition, there will be a substantial period of time between the date as of which Shareholders must tender Shares and the date they can expect to receive payment for their Shares from the Fund.

If the interval between the date of purchase of Shares and the Valuation Date with respect to the repurchase of such Shares is less than one year then such repurchase will be subject to a 3.00% early withdrawal fee payable to the Fund. In determining whether the repurchase of Shares is subject to an early withdrawal fee, the Fund will repurchase those Shares held the longest first.

As stated above, if a repurchase offer is oversubscribed by Shareholders who tender Shares for repurchase (and not increased), the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder.

If a Shareholder submits Shares for repurchase by the Fund in accordance with the tender offer procedures and the Fund has not repurchased all of those shares within two years from the Valuation Date of the applicable repurchase offer period, then the Fund will, in accordance with the terms of its Declaration of Trust, be dissolved and liquidated.

Repurchases of Shares by the Fund are subject to SEC rules governing issuer self-tender offers and will be made only in accordance with such rules.

Mandatory Repurchase by the Fund

The Declaration of Trust provides that the Fund may repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including if: (i) ownership of the Shares by the Shareholder or other person will cause the Fund to be in violation of certain laws; (ii) continued ownership of the Shares may adversely affect the Fund; (iii) any of the representations and warranties made by a Shareholder in connection with the acquisition of the Shares was not true when made or has ceased to be true; or (iv) it would be in the best interests of the Fund to repurchase the Shares or a portion thereof. Shareholders whose Shares, or a portion thereof, are repurchased by the Fund will not be entitled to a return of any amount of sales load, if any, that may have been charged in connection with the Shareholder’s purchase of the Shares.

CALCULATION OF NET ASSET VALUE

The SEC adopted Rule 2a-5 under the 1940 Act (“Rule 2a-5”), which establishes an updated regulatory framework for registered investment companies’ valuation practices and allows the board of trustees of a registered investment company to designate the fund’s investment adviser as the “valuation designee” to provide the day-to-day fair valuation and pricing responsibilities for a fund. Pursuant to its Fair Valuation Policies and Procedures, the Board has designated the Adviser as the valuation designee pursuant to Rule 2a-5. The Board oversees the valuation designee and at least annually will review its valuation policies and procedures with respect to the Fund.

The Fund will generally calculate its net asset value on a monthly basis and at such other times as the Adviser may determine, including in connection with repurchases of Shares, pursuant to its valuation policies and procedures with respect to the Fund, which have been approved by the Board. The net asset value of the Fund will equal the value of the assets of the Fund, less all of its liabilities, including accrued fees and expenses. The Class A Shares’ net asset value plus the Class I Shares’ net asset value equals the total value of the net assets of the Fund. The Class A Shares’ net asset value and the Class I Shares’ net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time.

As a general matter, the fair value of the Fund’s interest in a Portfolio Fund represents the amount that the Fund could reasonably expect to receive from a Portfolio Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In accordance with these procedures, fair value of an interest in a Portfolio Fund ordinarily is the value of such interest determined as of such month-end for each Portfolio Fund in accordance with the Portfolio Fund’s valuation policies and reported by the Portfolio Fund or its administrator at the time of each valuation to the Fund. In certain circumstances, the Adviser or the Sub-Adviser may not have a Portfolio Fund’s reported valuation as of a particular month end — for example, in the unlikely event that a Portfolio Fund does not report a month end value to the Fund on a timely basis. In such cases, the Adviser would determine the fair value of such Portfolio Fund based on any relevant information available at the time the Adviser values the Fund’s portfolio, including, among other information, the most recent value reported by the Portfolio Fund and input from the Sub-Adviser. The Adviser has determined that any values of interests in Portfolio Funds reported as “estimated” or “final” values, using the nomenclature of the hedge fund industry, will reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s valuation date.

Before investing in a Portfolio Fund, the Sub-Adviser will conduct a due diligence review of the valuation methodology utilized by the Portfolio Fund. As a general matter, such review will include a determination whether the Portfolio Fund will utilize market values when available, and otherwise utilize principles of fair value that the Sub-Adviser reasonably believes to be consistent with those used by the Adviser for valuing the Fund’s own investments. Pursuant to its valuation policies and procedures with respect to the Fund, the Adviser will review the valuations provided by the Portfolio Fund Managers based upon, among other factors, input from the Sub-Adviser. Neither the Adviser, the Sub-Adviser nor the Board will be able to confirm independently the accuracy of valuation calculations provided by such Portfolio Fund Managers.

The Adviser’s valuation procedures with respect to the Fund, as approved by the Board, require the Adviser to consider such relevant information as is reasonably available at the time the Adviser values the Fund’s portfolio. The Adviser will consider such information, and may conclude in certain circumstances, and with input from the Sub-Adviser, that the information provided by the Portfolio Fund Manager of a Portfolio Fund does not represent the fair value of the Fund’s interest in the Portfolio Fund. Although redemptions of investments in Portfolio Funds are subject to advance notice requirements, Portfolio Funds or their administrators will typically make available net asset value information to holders that will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following its valuation policies and procedures with respect to the Fund, in the absence of specific transaction activity in the investment in a particular Portfolio Fund, the Adviser would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. The Adviser will not ordinarily apply a premium or a discount in cases where there was no contemporaneous redemption activity in a particular Portfolio Fund. In other cases, such as when a Portfolio Fund imposes extraordinary restrictions on redemptions, the Adviser may determine that it is appropriate to apply a discount to the net asset value of the Portfolio Fund that is reported to the Adviser. Any such decision would be made in good faith, pursuant to the Adviser’s valuation policies and procedures with respect to the Fund, as approved by the Board.

The valuations reported by the Portfolio Fund Managers, upon which the Fund calculates its month-end net asset values, may be subject to later adjustment, based on information reasonably available at that time. Other adjustments may occur from time to time.

Certain Portfolio Funds in which the Fund invests may hold a limited portion of their portfolio investments in one or more specially-designated accounts (“Side Pockets”). Side Pockets are generally utilized to hold illiquid investments, the market values of which are not readily ascertainable. In addition, an investor in a Portfolio Fund which holds such investments in Side Pockets, including the Fund, is generally not able to redeem the portion of its interest in the Portfolio Fund that is attributable to the Side Pocket. The valuation of Side Pockets involves estimates, uncertainties and judgments, and if such valuations prove to be inaccurate or delayed, the net asset value of the Fund may be overstated or understated. Because purchases and repurchases of the Fund are based on the Fund’s net asset value, any such overstatement or understatement may adversely affect incoming or redeeming Shareholders or remaining Shareholders.

To the extent the Sub-Adviser invests the assets of the Fund in securities or other instruments that are not investments in Portfolio Funds, the Adviser generally values such assets as described below. Domestic exchange-traded securities and NASDAQ-listed securities are valued at their last sales prices as reported on the principal exchanges on which they are traded. If no sales prices are reported on a particular day, the securities are valued based upon their bid prices for securities held long, or their ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service. Securities traded on a foreign securities exchange generally are valued at their last sales prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices, in the case of securities held long, or ask prices, in the case of securities held short, as reported by the appropriate exchange, dealer, or pricing service. Redeemable securities issued by a registered open-end investment company are valued at the investment company’s net asset value per share. Other securities for which market quotations are readily available are valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer or pricing service. If market quotations are not readily available, securities and other assets are valued at fair value as determined by the Adviser in good faith in accordance with its valuation policies and procedures with respect to the Fund.

Debt securities are valued in accordance with the Adviser’s valuation procedures with respect to the Fund, which generally provide for using a third-party pricing system, agent, or dealer selected by the Adviser and approved by the Board, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Adviser periodically monitors the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of sixty (60) days or less, absent unusual circumstances, are valued at amortized cost, so long as such valuations are determined by the Adviser to represent fair value.

Assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith by the Adviser in accordance its valuation policies and procedures with respect to the Fund.

Each of the Adviser and the Sub-Adviser acts as an investment adviser to other clients that may invest in securities for which no public market price exists. The Adviser and the Sub-Adviser may use other acceptable methods of valuation in these contexts that may result in differences in the value ascribed to the same security owned by the Fund and other clients. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Adviser’s investment management fee and the costs of any borrowings, are accrued on a monthly or other periodic basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value. In determining the amount of the Fund’s liabilities for purposes of determining net asset value, the Adviser may estimate expenses that are incurred on a regular or recurring basis over yearly or other periods and treat the amount of any such estimate as accruing in equal proportions over such period.

Situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Fund if the judgments of the Adviser or Portfolio Fund Managers should prove incorrect. Also, Portfolio Fund Managers may only provide determinations of the net asset value of Portfolio Funds on a monthly basis, in which event it may not be possible to determine the net asset value of the Fund more frequently.

SHARES

General

Shares are issued at the most recently calculated net asset value per Share prior to the date of issuance, and may be subject to an applicable sales load. The net asset value of the Fund will equal the value of the assets of the Fund, less all of its liabilities, including accrued fees and expenses. The Class A Shares’ net asset value plus the Class I Shares’ net asset value equals the total net asset value of the Fund. The Class A Share net asset value and the Class I Share net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time.

Reserves

Appropriate reserves may be created, accrued, and charged against net assets for contingent liabilities as of the date the contingent liabilities become known to the Fund. Reserves will be in such amounts (subject to increase or reduction) that the Fund may deem necessary or appropriate. The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, against net assets.

Voting

Each Shareholder has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Board. Shareholders are entitled to vote on any matter as set forth in the Declaration of Trust and the 1940 Act, including certain elections of Trustees and approval of the Advisory Agreement, in each case to the extent that voting by shareholders is required by the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

TAXES

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares by U.S. Shareholders. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships, non-U.S. Shareholders (except as explicitly provided herein), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Shares pursuant to this offering and will hold their Shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. Prospective Shareholders should consult their own tax advisors regarding the foreign and U.S. federal, state, and local income and other tax considerations that may be relevant to an investment in the Fund.

For purposes of these discussions, a “U.S. Shareholder” means a beneficial owner of Shares that is any of the following for U.S. federal income tax purposes:

•        An individual who is a citizen or resident of the United States or someone treated as a U.S. citizen for U.S. federal income tax purposes;

•        A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        A trust if: (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations (as defined below) to be treated as a U.S. person.

For purposes of this summary, the term “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder. The term “Shareholder” means a beneficial owner of Shares that is either a U.S. Shareholder or a non-U.S. Shareholder. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of such partnership. A partner of a partnership holding shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares by the partnership.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Prospectus and the SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans. For more information, please see “Additional Tax Discussion” in the SAI

Taxation of the Fund

The Fund has elected, has qualified, and intends to continue to qualify as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). If the Fund so qualifies and distributes each year to its Shareholders at least the sum of 90% of its investment company taxable income and 90% of its net tax-exempt income, if any, the Fund will not be required to pay federal income taxes on any income it distributes to Shareholders. If the Fund distributes in any calendar year less than an amount equal to the sum of 98% of its ordinary income for such calendar year and 98.2% of its capital gain net income for the twelve-month period ending October 31 of such calendar year, plus any income that was not distributed in previous calendar years and on which the Fund paid no U.S. federal income tax, then the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.

The Fund is required to use the accrual method of accounting and expects to use the twelve-month period ending October 31 as its tax year for income tax purposes.

As described below under “Investments in Passive Foreign Investment Companies,” the Fund expects that gains from most (or potentially all) Portfolio Funds, if any, will be treated as ordinary income for U.S. federal income tax purposes.

Distributions to Shareholders

The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. In general, distributions will be taxable to Shareholders for federal, state and local income tax purposes to the extent of the Fund’s current and accumulated earnings and profits. Such distributions are taxable whether they are received in cash or reinvested in Fund Shares. The Fund expects that its distributions will generally be taxable to Shareholders at ordinary income rates. Distributions by the Fund in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of (and in reduction of) the Shareholders’ tax bases in their Shares and any such amount in excess of their bases will be treated as gain from the sale of Shares, as discussed below.

The Fund does not currently expect that it will earn qualified dividend income or significant long-term capital gains and, therefore, does not anticipate that any significant portion of its distributions to Shareholders will qualify for lower tax rates applicable to qualified dividend income or long-term capital gains. Likewise, the Fund does not anticipate that any of its dividends paid to Shareholders that are corporations will be eligible for the “dividends received” deduction.

Shareholders are generally taxed on any dividends from the Fund in the year they are actually distributed. But dividends declared in October, November or December of a year, and paid in January of the following year, will generally be treated for federal income tax purposes as having been paid to Shareholders on the preceding December 31.

Non-U.S. Shareholders generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on distributions by the Fund. By contrast, if a non-U.S. Shareholder invested directly in the non-U.S. Portfolio Funds in which the Fund will invest, distributions that the non-U.S. investor received from such Portfolio Funds would generally not be subject to U.S. withholding tax. Accordingly, the Fund will generally not be an appropriate investment for non-U.S. investors. Under legislation known as FATCA, a 30% U.S. withholding tax may apply to any U.S.-source “withholdable payments” made to a non-U.S. entity unless the non-U.S. entity enters into an agreement with either the Internal Revenue Service or a governmental authority in its own country, as applicable, to collect and provide substantial information regarding the entity’s owners, including “specified United States persons” and “United States owned foreign entities,” or otherwise demonstrates compliance with or exemption from FATCA. The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above) or dividends, in each case with respect to any U.S. investment. The withholding tax regime went into effect on July 1, 2014 with respect to U.S.-source income. Proposed regulations (having current effect) eliminate the application of the withholding tax that was scheduled to begin in 2019 with respect to U.S.-source investment sale proceeds. A specified United States person is essentially any U.S. person, other than publicly traded corporations, their affiliates, tax-exempt organizations, governments, banks, real estate investment trusts, regulated investment companies, and common trust funds. A United States owned foreign entity is a foreign entity with one or more “substantial United States owners,” generally defined as United States person owning a greater than 10% interest. Non-U.S. investors should consult their own tax advisers regarding the impact of FATCA on their investment in the Fund.

The Fund will inform its Shareholders of the source and status of each distribution made in a given calendar year after the close of such calendar year. See “Distribution Policy.”

Income from Repurchases and Transfers of Shares

The repurchase or transfer of the Fund’s Shares may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering Shareholders. On the other hand, Shareholders who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will realize a capital gain or loss. Such gain or loss is measured by the difference between the Shareholder’s amount received and his or her adjusted tax basis of the Shares. For non-corporate Shareholders, gain or loss from the transfer or repurchase of Shares generally will be taxable at a U.S. federal income tax rate dependent upon the length of time the Shares were held.

Shares held for a period of one year or less at the time of such repurchase or transfer will, for U.S. federal income tax purposes, generally result in short-term capital gains or losses, and those held for more than one year will generally result in long-term capital gains or losses.

Additionally, any loss realized on a disposition of Shares of the Fund may be disallowed under “wash sale” rules to the extent the Shares disposed of are replaced with other Shares of the Fund within a period of 61 days beginning 30 days before and ending 30 days after the Shares are disposed of, such as pursuant to a dividend reinvestment in Shares of the Fund. If disallowed, the loss will be reflected in an upward adjustment to the basis of the Shares acquired.

UBTI

Under current law, the Fund generally serves to “block” (that is, prevent the attribution to Shareholders of) UBTI from being realized by tax-exempt Shareholders. Notwithstanding this “blocking” effect, a tax-exempt Shareholder of the Fund could realize UBTI by virtue of its investment in the Fund if Shares in the Fund constitute debt-financed property in the hands of the tax-exempt Shareholder within the meaning of Code Section 514(b). A tax-exempt Shareholder also may recognize UBTI if the Fund recognizes “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or equity interests in taxable mortgage pools.

Investments in Passive Foreign Investment Companies

The Fund intends to acquire interests in Portfolio Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that will generally be treated as PFICs for federal income tax purposes.

The Fund generally intends to elect to “mark-to-market” shares that it holds in PFICs at the end of each taxable year. By making this election, the Fund will recognize as ordinary income any increase in the value of those PFIC shares as of the close of the taxable year (subject to adjustments, including for deferral of losses from the taxable year) over their adjusted basis and as ordinary loss any decrease in that value unless the loss is required to be deferred. Gains realized with respect to PFICs that the Fund has elected to mark to market will be ordinary income. If the Fund realizes a loss with respect to such a PFIC, whether by virtue of selling all or part of the Fund’s interest in the PFIC or because of the “mark-to-market” adjustment described above, the loss will be ordinary to the extent of the excess of the sum of the mark-to-market gains over the mark-to-market losses previously recognized with respect to the PFIC. To the extent that the Fund’s mark-to-market loss with respect to a PFIC exceeds that limitation, the loss will effectively be taken into account in offsetting future mark-to-market gains from the PFIC, and any remaining loss will generally be deferred until the PFIC shares are sold, at which point the loss will be treated as a capital loss. Capital losses recognized by the Fund in a taxable year will generally be deductible only against capital gains recognized by the Fund in that year or in a later tax year, but the Fund does not expect to generate significant capital gains from its investments, which means that capital losses recognized by the Fund will generally not result in a reduction of taxable distributions to Shareholders.

By making the mark-to-market election, the Fund may be required to recognize income (which generally must be distributed to Shareholders) in excess of the distributions that it receives from PFICs. Accordingly, the Fund may need to borrow money or to dispose of its interests in Portfolio Funds in order to make the required distributions.

If the Fund does not make the “mark-to-market” election with respect to a PFIC, it may under certain circumstances elect to treat the PFIC as a QEF, which would result in the Fund recognizing income and gain each year based on its allocable share of the income and gain recognized by the QEF. The Fund’s pro rata share of net capital gain of a PFIC for which a QEF election is made will constitute long-term capital gain to the Fund, and the Fund’s pro rata share of the “ordinary earnings” of the PFIC — i.e., the excess of the PFIC’s total earnings and profits over its net capital gains — will constitute ordinary income to the Fund. In certain circumstances the Fund will be entitled to claim a credit for foreign taxes paid by the PFIC with respect to the earnings included in income to the Fund. When the Fund receives a distribution of the PFIC’s earnings and profits that were previously included in the Fund’s taxable income, the distribution will not constitute a taxable dividend. The Fund’s mark-to-market income and the Fund’s income and gain inclusions from a PFIC for which it has made a QEF election will be qualifying income for purposes of the 90% gross income test described above. If neither a “mark-to-market” nor a QEF election is made with respect to an interest in a PFIC, the ownership of the PFIC interest may have significantly adverse tax consequences for the Fund. In such a case, the Fund would be subject to tax plus an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions and on gain from the disposition of the shares of a PFIC (collectively referred to as “excess distributions”), even if those excess distributions are paid by the Fund as a dividend to Shareholders.

Certain Withholding Taxes

The Fund may be subject to foreign withholding taxes on income or gains attributable to Portfolio Funds located in foreign countries, and the Portfolio Funds may be subject to taxes, including withholding taxes, attributable to investments of the Portfolio Funds. U.S. investors in the Fund will not be entitled to a foreign tax credit with respect to any of those taxes.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the Fund. Shareholders are generally taxable in their state of residence on dividend and capital gain distributions they receive from the Fund. The Fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions.

Information Reporting and Backup Withholding

After the end of each calendar year, Shareholders will be sent information regarding the amount and character of distributions received from the Fund during the year. The Fund (or its administrative agent) is required to report to the Internal Revenue Service and furnish to Shareholders the cost basis information and holding period for such Fund’s Shares purchased after December 31, 2011, and repurchased by the Fund on or after that date. The Fund will permit Shareholders to elect from among several permitted cost basis methods. Unless a Shareholder contacts the Fund to make an election, the Fund will use a default cost basis method. The cost basis method a Shareholder elects may not be changed with respect to a repurchase of Shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.

Information returns generally will be filed with the Internal Revenue Service in connection with distributions with respect to the Shares unless Shareholders establish that they are exempt from the information reporting rules, for example by properly establishing that they are corporations. If Shareholders do not establish that they are exempt from these rules, they generally will be subject to backup withholding on these payments if they fail to provide their taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to Shareholders will be allowed as a credit against their U.S. federal income tax liability and may entitle Shareholders to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. All investors are urged to consult with their own tax advisers regarding any proposed investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required.

Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Fund.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this Prospectus and the SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.

DISTRIBUTION ARRANGEMENTS

The Distributor acts as the distributor of Shares on a best efforts basis, subject to various conditions, pursuant to the terms of a Distribution Agreement entered into with the Fund and the Adviser. Shares may be purchased from the Fund or through advisers, brokers or dealers that have entered into selling agreements with the Distributor. The Fund is not obligated to sell Shares to anyone who does not meet all applicable requirements to invest in the Fund, even if the Shares were to be sold through a broker or dealer. The Distributor maintains its principal office at 501 S. Cherry Street, Suite 610, Denver, Colorado 80246.

Pursuant to the Distribution Agreement, as it may be amended from time to time, the Distributor is compensated for performing distribution services on behalf of the Fund. The Distributor will assist the Fund and the Adviser with certain functions and duties relating to distribution and marketing of Shares. The Distributor does not receive compensation from the Fund for its distribution services except the distribution/service fees with respect to the shares of those classes for which a Rule 12b-1 distribution plan is effective. With respect to Class A Shares, the Distributor will be entitled to that part of any front-end sales charge that is retained by the Distributor after reallowance to brokers, dealers or other intermediaries. Pursuant to the Distribution Agreement, should any sales loads or distribution/service fees be retained by the Distributor, such amounts would not be held for profit by the Distributor, but instead would be used solely for distribution-related expenditures. The Distributor does not receive any compensation with respect to Class I shares under the Distribution Agreement. The Distributor may receive compensation for its distribution services on behalf of the Fund from the Adviser pursuant to a Distribution Services Agreement between the Distributor and the Adviser. The Adviser and the Distributor are also parties to a Registered Representative Services Agreement, as it may be amended from time to time, pursuant to which certain employees of the Adviser are licensed as registered representatives of the Distributor under FINRA rules (the “Registered Reps”). As Registered Reps of the Distributor these persons are permitted to engage in certain marketing activities for the Fund that they would otherwise not be permitted to engage in. The Distributor is reimbursed for certain expenses relating to the registrations, continuing education and other administrative expenses of the Registered Reps in relation to the Fund.

Shares are offered and may be purchased on a monthly basis, or at such other times as may be determined by the Board. Neither the Distributor nor any other adviser, broker or dealer is obligated to buy from the Fund any of the Shares. There is no minimum aggregate amount of Shares required to be purchased in this offering. The Distributor does not intend to make a market in Shares. To the extent consistent with applicable law, the Fund has agreed to indemnify the Distributor and its affiliates and any brokers or advisers and their affiliates that have entered into selling agreements with the Distributor against certain liabilities.

The minimum initial investment in the Fund by an investor is $25,000, and the minimum additional investment in the Fund is $10,000. The minimum investment may be modified by the Fund from time to time. Investors that are employees of the Adviser, the Sub-Adviser or their respective affiliates may be subject to lower minimum investments than other investors. Class A Share investments may be subject to a sales charge of up to 3.00%. Such sales load will be subtracted from the investment amount and will not form part of an investor’s investment in the Fund. The sales load may be waived in certain circumstances at the Adviser’s discretion.

In consideration for distribution and investor services in connection with Class A Shares of the Fund, the Fund pays the Distributor or a designee a quarterly Distribution and Service fee equal to 0.75% per annum of the aggregate value of the Fund’s Class A Shares outstanding, determined as of the last calendar day of each month (prior to any repurchases of Shares and prior to the Management Fee being calculated). The Adviser or its affiliates may pay from their own resources compensation to broker-dealers and other intermediaries in connection with placement of Shares or servicing of investors. The amounts of such payments (if any) may vary overtime. These arrangements may result in receipt by such broker-dealers and other intermediaries and their personnel (who themselves may receive all or a substantial part of the relevant payments) of compensation in excess of that which otherwise would have been paid in connection with their placement of shares of a different investment fund. Financial intermediaries may impose fees, terms and conditions on investor accounts and investments in the Fund that are in addition to the terms and conditions imposed by the Fund. A prospective investor with questions regarding this arrangement may obtain additional detail by contacting his, her or its intermediary directly. Prospective investors also should be aware that this payment could create incentives on the part of an intermediary to view the Fund more favorably relative to investment funds not making payments of this nature or making smaller such payments.

The Fund is indirectly subject to a FINRA cap on compensation paid to FINRA member firms. The cap includes any sales load and distribution and servicing fee.

All investor funds for Share purchases will be deposited in an escrow account maintained by the Custodian, as escrow agent for the benefit of the investors. Funds held in the escrow account may be invested in high quality, short-term investments, and any interest earned on the funds will be paid to the Fund on the date Shares are issued. The full amount of an investment is payable in federal funds, which, generally, must be received by the Administrator not later than three (3) business days prior to the beginning of a month if payment is sent by wire.

Before an investor may invest in the Fund, the Administrator, or the investor’s sales representative, will require a certification from the investor that it meets any requirements for investment, and that the investor will not transfer its Shares except in the limited circumstances permitted under the Declaration of Trust. The form of investor certification that each investor will be asked to sign will be contained in the Fund’s application form. An investor’s certification must be received and accepted by the Administrator along with its good payment as described above. Otherwise, an investor’s order will not be accepted. Various brokers and advisers that have entered into selling agreements with the Distributor may use differing investor certifications.

OUTSTANDING SECURITIES

Title of Class	Authorized	Amount of Shares Held by the Fund for its Account	Amount of Shares Outstanding as of May 31, 2026
Class A Shares of Beneficial Interest	Unlimited	0	346,055.390
Class I Shares of Beneficial Interest	Unlimited	0	9,912,712,502

GENERAL INFORMATION

The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund was formed as a statutory trust under the laws of the State of Delaware on October 16, 2013, and commenced operations on July 1, 2014. The Fund’s address is 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. The Fund’s telephone number is (888) 903-3358.

The Fund sends to its Shareholders unaudited semi-annual and audited annual reports, including a list of investments held.

PRIVACY NOTICE

NOTICE OF PRIVACY POLICY AND PRACTICES

FACTS	WHAT DOES XAI Funds (the “Funds”) DO WITH YOUR PERSONAL INFORMATION?
Why?

Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•   Social Security number and account transactions

•   Account balances and transaction history

•   Wire transfer instructions

•   Checking account information

When you are no longer a customer, we may continue to share your information as described in this notice.

How?

All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons the XAI Funds choose to share; and whether you can limit this sharing.

Reasons we can share your personal information	Does the Fund share?	Can you limit this sharing?
For our everyday business purposes — such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes — to offer our products and services to you	Yes	No
For joint marketing with other financial companies	No	We don’t share
For our affiliates to support everyday business functions — information about your transactions supported by law	Yes	No
For our affiliates’ everyday business purposes — Information about your creditworthiness	No	We don’t share
For non-affiliates to market to you	No	We don’t share

Questions?            Call (888) 903-3358 or go to www.xainvestments.com

Who are we
Who is providing this notice?	XAI Funds (the “Funds”)
What we do
How does XAI Funds protect my personal information?

To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

Why does XAI Funds collect my personal information?

We collect your personal information, for example, when you

•   Open an account

•   Provide account information or give us your contact information

•   Make a wire transfer or deposit money

•   Tell us where to send money

We also collect your information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•   sharing for affiliates’ everyday business purposes — information about your creditworthiness

•   affiliates from using your information to market to you

•   sharing for non-affiliates to market to you

State laws and individual companies may give you additional rights to limit sharing.

Definitions
Affiliates	Companies related by common ownership or control. They can be financial and non-financial companies.
Nonaffiliates	Companies not related by common ownership or control. They can be financial and nonfinancial companies. • XAI Funds does not share with nonaffiliates so they can market to you.
Joint Marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • XAI Funds does not jointly market.

Evanston Multi-Alpha Fund

Class A Shares
Class I Shares

All dealers that buy, sell or trade the Fund’s Shares, whether or not participating in this offering, may be required to deliver a prospectus in accordance with the terms of the dealers’ agreements with the Fund’s Distributor.

You should rely only on the information contained in or incorporated by reference into this Prospectus. The Fund has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer of these securities in any jurisdiction where the offer is not permitted.

STATEMENT OF ADDITIONAL INFORMATION

July 24, 2026

(as Supplemented and Restated August 25, 2026)

Evanston Multi-Alpha Fund

Class A Shares
Class I Shares
321 North Clark Street, Suite 2430
Chicago, Illinois 60654

Registrant’s Telephone Number, including Area Code: (888) 903-3358.

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the prospectus of Evanston Multi-Alpha Fund (the “Fund”), dated July 24, 2026 (as supplemented and restated August 25, 2026) (the “Prospectus”). A copy of the Prospectus may be obtained by contacting the Fund at the telephone number or address set forth above.

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INVESTMENT POLICIES AND PRACTICES

The investment objective and principal investment strategies of Evanston Multi-Alpha Fund (formerly, North Square Evanston Multi-Alpha Fund) (the “Fund”) are set forth in the Prospectus. Certain additional investment information is set forth below. The Fund emphasizes efficient allocation of investor capital, selecting investment vehicles (collectively, the “Portfolio Funds”) managed by independent investment managers (the “Portfolio Fund Managers”). XA Investments LLC serves as the Fund’s investment adviser (“XAI” or the “Adviser”). Evanston Capital Management, LLC serves as the Fund’s investment sub-adviser (the “Sub-Adviser” or “ECM”).

Fundamental Policies

The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (as defined by the Investment Company Act of 1940, as amended (the “1940 Act”)), are listed below. Within the limits of these fundamental policies, the Fund’s management has reserved freedom of action. As defined by the 1940 Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of security holders duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. To the extent permitted by the 1940 Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the U.S. Securities and Exchange Commission (“SEC”) or its staff, the Fund may:

1)	Borrow money or issue any senior security.
2)

Not invest 25% or more of the value of its total assets in the securities of issuers in any single industry or group of industries, except that securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by securities issued by the U.S. Government, its agencies or instrumentalities may be purchased without limitation, and the Fund may invest substantially all of its investable assets in one or more registered investment companies. For purposes of this investment restriction, Portfolio Funds are not considered part of any industry or group of industries. The Fund may invest in Portfolio Funds that may concentrate their assets in one or more industries. The Fund may not invest 25% or more of the value of its total assets in Portfolio Funds that focus on investing in any single industry or group of related industries.

3)

Not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

4)

Not purchase or sell real estate except insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, although it may purchase and sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

5)	Make loans.
6)

Not make a direct purchase or sale of physical commodities and commodity contracts, except: (a) insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein; and (b) it may: (i) enter into futures contracts and options thereon in accordance with applicable law; and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

Borrowing.    The 1940 Act permits the Fund to borrow money in amounts of up to one-third of its total assets, at the time of borrowing, from banks for any purpose (the Fund’s total assets include the amounts being borrowed). To limit the risks attendant to borrowing, the 1940 Act requires the Fund to maintain at all times an “asset coverage” of at least 300% of the amount of its borrowings, not including borrowings for temporary purposes in an amount not exceeding 5% of the value of its total assets. “Asset coverage” means the ratio that the value of the Fund’s total assets (including amounts borrowed), minus liabilities other than borrowings, bears to the aggregate amount of all borrowings.

Senior Securities.    “Senior securities” are defined as Fund obligations that have a priority over the Fund’s shares with respect to the payment of dividends or the distribution of Fund assets. Although the Fund has no current intention to issue preferred shares, under the 1940 Act, the Fund is not permitted to issue preferred shares unless immediately after such issuance the total asset value of the Fund’s portfolio is at least 200% of the liquidation value of the outstanding

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preferred shares plus the amount of any senior security representing indebtedness (i.e., such liquidation value and amount of indebtedness may not exceed 50% of the Fund’s total assets). In addition, as of August 19, 2022, the Derivatives Rule may impact how a registered fund uses senior securities and other investments.

Making Loans.    Although the 1940 Act does not prohibit the Fund from making loans, SEC staff interpretations currently prohibit funds from lending more than one-third of their total assets, except through the purchase of debt obligations or the use of repurchase agreements. A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans.

With respect to these investment restrictions and other policies described in this SAI or the Prospectus (except the Fund’s fundamental policies on borrowings and the issuance of senior securities), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. For purposes of construing restriction (2), a large economic or market sector shall not be construed as a single industry or group of industries. The Fund’s investment policies and restrictions do not apply to the activities and transactions of Portfolio Funds in which assets of the Fund are invested, but do apply to investments made by the Fund directly (or any account consisting solely of the Fund’s assets).

The Fund’s investment objective is non-fundamental and may be changed by its Board of Trustees (each individually a “Trustee” and collectively the “Board”).

Certain Portfolio Securities, Other Operating Policies and Risks

As discussed in the Prospectus, the Fund will invest by allocating capital among a number of Portfolio Funds, which are investment vehicles that employ diverse investment strategies. The Fund also may make certain direct investments, which are described below. Additional information regarding the types of securities and financial instruments in which Portfolio Funds may invest, certain of the investment techniques that may be used by Portfolio Fund Managers, and certain additional risk factors are set forth below.

Equity Securities.    The investment portfolios of Portfolio Funds may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. The value of equity securities depends on business, economic and other factors affecting those issuers. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced.

Portfolio Funds may generally invest in equity securities without restriction. These investments may include securities issued by companies having relatively small market capitalization, including “micro-cap” companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because these securities typically are traded in lower volume and the issuers typically are subject to more changes in earnings and prospects. These securities are also subject to other risks that are less prominent in the case of the securities of larger companies.

Fixed-Income Securities.    Fixed-income securities include bonds, notes and debentures issued by U.S. and foreign corporations and governments. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity (i.e., interest rate risk), market perception of the creditworthiness or financial condition of the issuer (i.e., counterparty credit risk) and general market liquidity (i.e., market risk). Certain portfolio securities, such as those with interest rates that fluctuate directly or indirectly based on multiples of a stated index, are designed to be highly sensitive to changes in interest rates and can subject the holders thereof to significant reductions of yield and possible loss of principal.

Portfolio Funds may invest in both investment grade and non-investment grade debt securities (commonly referred to as “junk bonds”). A Portfolio Fund Manager may invest in these securities when their yield and potential for capital appreciation are considered sufficiently attractive and also may invest in these securities for defensive purposes and to maintain liquidity. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization (a “Rating Agency”) in one of the four highest rating categories or, if not rated by any Rating Agency, have been determined by a Portfolio Fund Manager to be of comparable quality.

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A Portfolio Fund’s investments in non-investment grade debt securities, including convertible debt securities, are considered by the Rating Agencies to be predominantly speculative with respect to the issuer’s capacity to pay interest and repay principal. Non-investment grade securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade securities to make principal and interest payments than is the case for higher grade securities. In addition, the market for lower grade securities may be thinner and less liquid than the market for higher-grade securities.

Recent and potential future changes in government monetary policy may affect the level of interest rates. The longer a fixed-income security’s duration, the more sensitive it will be to changes in interest rates. Similarly, a Portfolio Fund with a longer average portfolio duration will be more sensitive to changes in interest rates than a Portfolio Fund with a shorter average portfolio duration. Duration is a measure used to determine the sensitivity of a security’s price to changes in interest rates that incorporates a security’s yield, coupon, final maturity, and call features, among other characteristics.

Non-U.S. Securities.    Portfolio Funds may invest in equity and fixed-income securities of non-U.S. issuers and in depositary receipts, such as American Depositary Receipts (“ADRs”), that represent indirect interests in securities of non-U.S. issuers. Non-U.S. securities in which Portfolio Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets or may be purchased in private placements and not be publicly traded. Investments in non-U.S. securities are affected by risk factors generally not thought to be present in the U.S. These factors are listed in the Prospectus under “Risk Factors Relating to Types of Investments and Related Risks.”

Investment in Foreign Portfolio Funds, Portfolio Funds that are Offered in Foreign Jurisdictions and Foreign Securities.

As a general matter, Portfolio Funds are not required to hedge against non-U.S. currency risks, including the risk of changing currency exchange rates, which could reduce the value of non-U.S. currency denominated portfolio securities irrespective of the underlying investment. However, from time to time, a Portfolio Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging purposes and non-hedging purposes to pursue its investment objective. Forward contracts are transactions involving the Portfolio Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by the Portfolio Fund for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when the Portfolio Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Portfolio Fund to “lock in” the U.S. dollar price of the security. Forward contracts also may be used to attempt to protect the value of the Portfolio Fund’s existing holdings of non-U.S. securities. There may be, however, imperfect correlation between the Portfolio Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to such holdings. Forward contracts also may be used for non-hedging purposes to pursue a Portfolio Fund’s investment objective, such as when a Portfolio Fund Manager anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in such currencies are not then held in Portfolio Fund’s investment portfolio.

ADRs involve substantially the same risks as investing directly in securities of non-U.S. issuers, as discussed above. ADRs are receipts typically issued by a U.S. bank or trust company that show evidence of underlying securities issued by a non-U.S. corporation. Thus, the value of a depositary receipt is dependent upon the market price of the underlying non-U.S. equity security. Issuers of unsponsored depositary receipts are not obligated to disclose material information in the United States, and therefore, there may be less information available regarding such issuers. Depositary receipts are also subject to liquidity risk.

Adverse changes in investment or exchange control regulations (which may include suspension of the ability to transfer currency or assets from a country), political changes, or diplomatic developments could adversely affect the Fund’s investments. In the event of nationalization, expropriation, confiscatory taxation, or other confiscation, the Fund could lose a substantial portion of, or its entire investment in, a non-U.S. security.

Money Market Instruments.    The Fund and Portfolio Funds may invest, during periods of adverse market or economic conditions for defensive purposes, some or all of their assets in high quality money market instruments and other short-term obligations, money market mutual funds or repurchase agreements with banks or broker-dealers or may hold cash or cash equivalents in such amounts as the Sub-Adviser or Portfolio Fund Managers deem appropriate under the circumstances. The Fund or Portfolio Funds also may invest in these instruments for liquidity purposes pending allocation of their

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respective offering proceeds and other circumstances. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government Securities, commercial paper, certificates of deposit and bankers’ acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Repurchase Agreements.    Repurchase agreements are agreements under which the Fund or a Portfolio Fund purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Fund or the Portfolio Fund at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent or otherwise fails to repurchase the securities, the Fund or Portfolio Fund would have the right to sell the securities. This right, however, may be restricted, or the value of the securities may decline before the securities can be liquidated. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Fund or Portfolio Fund might encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. Repurchase agreements that are subject to foreign law may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law and they therefore may involve greater risks.

Reverse Repurchase Agreements.    Reverse repurchase agreements involve the sale of a security by the Fund or a Portfolio Fund to a bank or securities dealer and the simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Fund or a Portfolio Fund. Reverse repurchase agreements are a form of leverage, which also may increase the volatility of the Fund or a Portfolio Fund’s investment portfolio.

Special Investment Techniques.    Portfolio Funds may use a variety of special investment techniques as more fully discussed below to hedge a portion of their investment portfolios against various risks or other factors that generally affect the values of securities. They may also use these techniques for non-hedging purposes in pursuing their investment objectives. These techniques may involve the use of derivative transactions. The techniques Portfolio Funds may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that Portfolio Funds may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes. It is possible that any hedging transaction may not perform as anticipated and that a Portfolio Fund may suffer losses as a result of its hedging activities.

Mortgage-Backed Securities and Asset-Backed Securities.    Portfolio Funds may invest in mortgage-backed and asset-backed securities. Mortgage-backed securities and asset-backed securities are subject to interest rate risk and prepayment risk. Asset-backed securities are subject to additional risks in that, unlike mortgage-backed securities, asset-backed securities generally do not have the benefit of a security interest in the related collateral. Each type of asset-backed security also entails unique risks depending on the type of assets involved and the legal structure used. For example, credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due.

The mortgage-backed securities market was negatively affected by the coronavirus (COVID-19) pandemic and may be impacted by other pandemics in the future. The U.S. government, its agencies or its instrumentalities may implement initiatives in response to the economic impacts of future health crises applicable to federally backed mortgage loans. These initiatives could involve forbearance of mortgage payments or suspension or restrictions of foreclosures and evictions. The Fund cannot predict with certainty the extent to which such initiatives or the economic effects of the pandemic generally may affect rates of prepayment or default or adversely impact the value of the Portfolio Fund’s investments in securities in the mortgage industry as a whole.

Bank Loans.    The Portfolio Funds may invest in loans and loan participations originated by banks and other financial institutions. These investments may include highly-leveraged loans to borrowers with below investment grade credit ratings. Such loans are typically private corporate loans that are negotiated by one or more commercial banks or financial institutions and syndicated among a group of commercial banks and financial institutions. In order to induce the lenders to extend credit and to offer a favorable interest rate, the borrower often provides the lenders with extensive information about its business that is not generally available to the public. To the extent that a Portfolio Fund obtains such information and it is material and nonpublic, such Portfolio Fund will be unable to trade in the securities of the borrower until the information is disclosed to the public or otherwise ceases to be material, nonpublic information.

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The Portfolio Funds may invest directly or through participations in loans with revolving credit features or other commitments or guarantees to lend funds in the future. A failure by a Portfolio Fund to advance requested funds to a borrower could result in claims against such Portfolio Fund and in possible assertions of offsets against amounts previously loaned.

The Portfolio Funds may acquire interests in bank loans and other debt obligations either directly (by way of sale or assignment) or indirectly (by way of participation). The purchaser of an assignment typically succeeds to all the rights and obligations of the assigning institution and becomes a lender under the credit agreement with respect to the debt obligation; however, its rights can be more restricted than those of the assigning institution. A participation interest in a portion of a debt obligation typically results in a contractual relationship with only the institution acting as a lender under the credit agreement, not with the borrower. As a holder of a participation interest, a Portfolio Fund generally will have no right to exercise the rights of the lender under the credit agreement, including the right to enforce compliance by the borrower with the terms of the loan agreement and to approve amendments or waivers of terms, nor will such Portfolio Fund have any rights of set-off against the borrower, and such Portfolio Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, such Portfolio Fund will be exposed to the credit risk of both the borrower and the institution selling the participation.

Collateralized Loan Obligations (“CLO”).    CLOs are pools of loans, the debt service on which is repackaged into cash flows payable on different tranches of debt collateralized by each pool. Payments on such debt are dependent on payments on the underlying loans. The CLOs in which a Portfolio Fund may participate involve substantial organizational, syndication and ancillary fees. A Portfolio Fund’s investments in CLOs will frequently be subordinate in right of payment to other securities sold by the CLO and not readily marketable. Depending upon the default rate on the collateral of the CLO, such Portfolio Fund may incur substantial losses on its CLO investments. CLO structures are complex, and a Portfolio Fund may be subject to a number of as yet unanticipated risks in participating in CLOs.

CLO securities are subject to various structural risks, including risks relating to the capital structure of the issuer thereof and the collateral management arrangements relating thereto. The capital structure will be highly leveraged (which will affect the CLO securities of different seniorities in different ways), and the underlying instruments will generally contain various triggers and remedies, which may adversely affect a Portfolio Fund as an investor therein.

CLO securities are secured primarily by loans (including commercial loans and eligible synthetic securities whose reference obligations consist of commercial loans), which are subject to liquidity, market value, credit, interest rate, reinvestment and certain other risks. These risks could be exacerbated to the extent that the loans are concentrated in one or more particular types of loans.

Collateralized Debt Obligations (“CDO”).    CDOs may be collateralized by mortgages or other bonds. Like CLOs, CDOs typically issue securities in various tranches across the capital structure. Portfolio Funds may invest in one or more tranches of the debt and/or equity of a CDO and may utilize a wide variety of trades including directional positions and relative value trades.

CDO securities generally have underlying risks such as interest rate mismatches, trading and reinvestment risk and tax considerations. Each CDO security, however, involves risks specific to the particular CDO security and its underlying portfolio. The value of the CDO securities generally fluctuates with, among other things, the financial condition of the obligors on or issuers of the underlying portfolio, general economic conditions, the condition of certain financial markets, political events, developments or trends in any particular industry and changes in prevailing interest rates.

CDOs are subject to credit, liquidity and interest rate risks. The performance of CDOs will also be adversely affected by macroeconomic factors, including: (i) general economic conditions affecting capital markets and participants therein; (ii) the economic downturns and uncertainties affecting economies and capital markets worldwide; (iii) the effects of, and disruptions and uncertainties resulting from, terrorist attacks; (iv) recent concern about financial performance, accounting and other issues relating to various publicly traded companies; and (v) recent and proposed changes in accounting and reporting standards and bankruptcy legislation.

The risks associated with investing in CDO securities may in addition depend on the skill and experience of the managers of the CDOs’ underlying portfolios, particularly with respect to active trading.

Structured Finance Securities.    A Portfolio Fund may invest, directly or indirectly, in non-recourse or limited-recourse debt obligations and equity securities issued by special purpose vehicles, including asset-backed securities, collateralized debt obligations, and similar securities and the synthetic equivalent of such securities. Such

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securities are commonly referred to as structured finance securities. Structured finance securities present risks similar to those of the other types of investments that a Portfolio Fund may make and such risks may be present to a greater degree in the case of structured finance securities. Moreover, investing in structured finance securities may entail a variety of unique risks. Among other risks, structured finance securities may be subject to prepayment risk, credit risk, liquidity risk, market risk, structural risk, legal risk, and interest rate risk (which may be exacerbated if the interest rate payable on a structured finance security changes based on multiples of changes in interest rates or inversely in relation to changes in interest rates). Certain debt securities constituting structured finance securities will be non-recourse or limited in recourse to the special purpose vehicle’s assets. If the proceeds of such assets are insufficient to pay in full the debt securities issued by the special purpose vehicle, there will be no alternative source of funds to repay such debt securities. In addition, certain structured finance securities may provide that non-payment of interest will not constitute an event of default in certain circumstances and the holders of such securities will not have available to them any associated default remedies. During such period of non-payment, such non-paid interest will generally be capitalized and added to the outstanding principal balance of the related security. Furthermore, the performance of a structured finance security will be affected by a variety of factors, including its priority in the capital structure of its issuer, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral, and the competence of the servicer of the underlying assets. In particular, any equity class of structured finance securities purchased by a Portfolio Fund may be the most subordinate class of securities issued by the special purpose vehicle and may pose a risk of loss of the entire investment by a Portfolio Fund, although the residual paid on the equity securities may also pose the higher potential return. If the special purpose vehicle that issues the structured finance securities purchased by a Portfolio Fund does not have a diversified portfolio of underlying assets, the Portfolio Fund will be subject to a greater degree of credit risk on the underlying assets.

Derivatives.    Portfolio Funds may engage in transactions involving options, futures and other derivative financial instruments. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular derivative and the Portfolio Fund as a whole. Derivatives permit Portfolio Funds to increase or decrease the level of risk, or change the character of the risk, to which their portfolios are exposed in much the same way as they can increase or decrease the level of risk, or change the character of the risk, of their portfolios by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on a Portfolio Fund’s performance.

If a Portfolio Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Portfolio Fund’s return or result in a loss. A Portfolio Fund also could experience losses if its derivatives were poorly correlated with its other investments, or if the Portfolio Fund were unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives.

The regulation of the U.S. and non-U.S. derivatives markets has undergone substantial change in recent years and such change may continue. Effective August 19, 2022, Rule 18f-4 (the “Derivatives Rule”) under the 1940 Act, replaced the asset segregation framework previously used by registered funds to comply with limitations on leverage imposed by the 1940 Act. For registered funds using a significant amount of derivatives, the Derivatives Rule mandates a registered fund adopt and/or implement: (i) value-at-risk limitations in lieu of asset segregation requirements; (ii) a written derivatives risk management program administered by a derivatives risk manager appointed by the board; (iii) new board oversight responsibilities; and (iv) new reporting and recordkeeping requirements. The Derivatives Rule provides an exception for registered funds with derivative exposure not exceeding 10% of its net assets, excluding certain currency and interest rate hedging transactions, if the fund adopts and implements written policies and procedures reasonably designed to manage its derivatives risk. In addition, the Derivatives Rule provides special treatment for reverse repurchase agreements and similar financing transactions and unfunded commitment agreements. For the year ended March 31, 2026, the Fund had no direct commitments to purchase or sell securities, financial instruments, or commodities relating to derivative financial instruments.

Options and Futures.    The Fund may utilize options and futures contracts for hedging purposes, including currency hedging. The Portfolio Funds may utilize options and futures contracts generally. Portfolio Funds also may use so-called “synthetic” options (notional principal contracts with characteristics of an over-the-counter option) or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Such transactions may

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be effected on securities exchanges, in the over-the-counter market, or negotiated directly with counterparties. When such transactions are purchased over-the-counter or negotiated directly with counterparties, a Portfolio Fund bears the risk that the counterparty will be unable or unwilling to perform its obligations under the option contract. Such transactions may also be illiquid and, in such cases, a Portfolio Fund may have difficulty closing out its position. Over-the-counter options and synthetic transactions purchased and sold by Portfolio Funds may include options on baskets of specific securities.

The Portfolio Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes and non-hedging purposes to pursue their investment objectives. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price at any time prior to the expiration of the option. Similarly, a call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price at any time prior to the expiration of the option. A covered call option is a call option with respect to which a Portfolio Fund owns the underlying security. The sale of such an option exposes a Portfolio Fund during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on a Portfolio Fund’s books. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while also depriving the seller of the opportunity to invest the segregated assets. Options sold by the Portfolio Funds need not be covered.

A Portfolio Fund may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. The Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, a Portfolio Fund would ordinarily effect a similar “closing sale transaction,” which involves liquidating a position by selling the option previously purchased, although the Portfolio Fund could exercise the option should it deem it advantageous to do so.

Synthetic options transactions involve the use of two financial instruments that, together, have the economic effect of an options transaction. The risks of synthetic options are generally similar to the risks of actual options, with the addition of increased market risk, liquidity risk, counterparty credit risk, legal risk and operations risk.

The Fund may purchase put options and put spreads for purposes of hedging certain Portfolio Fund investments and strategies, and also may utilize currency options to hedge certain Portfolio Fund investments (or certain investment techniques used by Portfolio Fund Managers). A put spread is a transaction where the Fund simultaneously purchases and sells a put option having the same underlying asset, quantity and expiration date, where the sale of the put has a lower strike price. Such strategies limit risk to the Fund related to certain Portfolio Funds and/or Portfolio Fund strategies, but also may reduce potential returns. It is not currently expected that such options use would exceed 5% of the Fund’s assets.

In the absence of an exemption for the Fund, the use by Portfolio Funds of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) could cause the Fund to be a commodity pool, which would require the Fund to comply with certain rules of the CFTC. However, the Fund has claimed an exclusion from the definition of a Commodity Pool Operator (“CPO”) under the Commodity Exchange Act, and therefore is not subject to regulation or registration as a CPO.

Portfolio Funds may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits that might be realized in trading could be eliminated by adverse changes in the exchange rate, or a loss could be incurred as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

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Engaging in these transactions involves risk of loss, which could adversely affect the value of the Fund’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund or a Portfolio Fund to substantial losses.

Successful use of futures also is subject to the ability of the Fund or a Portfolio Fund to correctly predict movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Some or all of the Portfolio Funds may purchase and sell stock index futures contracts and single stock futures contracts. A stock index future obligates a Portfolio Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in those securities on the next business day. A single stock future obligates a Portfolio Fund to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract’s last trading day and the value of the stock at the opening of trading on the next business day.

Some or all of the Portfolio Funds may purchase and sell interest rate futures contracts. An interest rate future represents an obligation to purchase or sell an amount of a specific debt security at a future date at a specific price.

Some or all of the Portfolio Funds may purchase and sell currency futures. A currency future creates an obligation to purchase or sell an amount of a specific currency at a future date at a specific price.

Options on Securities Indexes.    Some or all of the Portfolio Funds may purchase and sell call and put options on stock indexes listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes to pursue their investment objectives. A stock index fluctuates with changes in the market values of the stocks included in the index. Accordingly, successful use by a Portfolio Fund of options on stock indexes will be subject to the Portfolio Fund’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment. This requires different skills and techniques than predicting changes in the price of individual stocks.

Warrants and Rights.    Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements.    The Portfolio Funds may enter into equity, interest rate, index and currency rate and other swap agreements on behalf of the Fund. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if an investment was made directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index. Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

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Most swap agreements entered into by a Portfolio Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, a Portfolio Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that a party is contractually obligated to make. If the other party to a swap defaults, a Portfolio Fund’s risk of loss consists of the net amount of payments that it contractually is entitled to receive and any cash used as collateral.

To achieve investment returns equivalent to those achieved by a Portfolio Fund in whose investment vehicles the Fund could not invest directly, perhaps because of its investment minimum or its unavailability for direct investment, the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating interest rate, such as LIBOR, and to receive the total return of the reference investment vehicle over a stated time period. The Fund may seek to achieve the same investment result through the use of other derivatives in similar circumstances. The federal income tax treatment of swap agreements and other derivatives used in the above manner is unclear.

As of the date of this SAI, central clearing is required only for certain market participants trading certain instruments, although central clearing for additional instruments may be implemented by the CFTC in the future. In addition, as described below, uncleared OTC swaps may be subject to regulatory collateral requirements that could adversely affect a Portfolio Fund’s ability to enter into swaps in the OTC market. These developments could cause a Portfolio Fund to terminate new or existing swap agreements, realize amounts to be received under such instruments at an inopportune time, or increase the costs associated with trading derivatives. As a result of the Dodd Frank Act and other derivatives regulatory reforms, swap dealers, major market participants, and swap counterparties like the Portfolio Funds may experience additional regulations, requirements, compliance burdens, and associated costs. Derivatives regulatory reforms may exert a negative effect on a Portfolio Fund’s ability to meet its investment objective, either through limits or requirements imposed on the Portfolio Funds or its counterparties. The swap market could be disrupted or limited as a result of legislation, and new requirements may increase the cost of a Portfolio Fund’s investments and of doing business, which could adversely affect the Portfolio Fund’s ability to buy or sell OTC derivatives. The U.S. prudential regulators issued final rules that will require banks subject to their supervision to post and collect variation and initial margin in respect of their obligations arising under uncleared swap agreements. In addition, the CFTC issued similar rules that would apply to CFTC registered swap dealers that are not banks. Such rules generally require the Portfolio Funds to segregate additional assets in order to meet the new variation and initial margin requirements when they enter into uncleared swap agreements. The variation margin and initial margin requirements are now effective.

In addition, rules adopted by the U.S. prudential regulators require certain regulated banks to include in a range of financial contracts, including derivative and short-term funding transactions terms delaying or restricting a counterparty’s default, termination and other rights in the event that the bank and/or its affiliates are subject to certain types of resolution or insolvency proceedings. The regulations may limit a Portfolio Fund’s ability to exercise a range of cross-default rights if its counterparty, or an affiliate of the counterparty, is subject to bankruptcy or similar proceedings. Such regulations could further negatively impact the Portfolio Funds’ use of derivatives.

Credit Default Swaps.    As discussed in more detail in the Prospectus, the Portfolio Funds may enter into credit derivative contracts. Credit default swaps are a relatively new form of financial instrument, but the volume of trading in credit default swaps has grown rapidly in recent years. The size and relative immaturity of the credit default swap market may expose the Fund to large and unexpected risks. During periods of economic stress the credit default swaps market may not function as expected and may experience disruption, illiquidity, counterparty default, extreme volatility or imperfect price discovery.

Insurance and Reinsurance Investments.    The Portfolio Funds may invest in a broad spectrum of insurance and reinsurance investments. The investments may include direct investments in insurance and reinsurance companies or investments in insurance related securities (such as catastrophe bonds), index linked swaps and other derivatives, and industry loss warranties. Such investments are generally based on insurance exposure to property and casualty, terrorism, catastrophe, nuclear and aviation losses. Insurance and reinsurance investments are subject to many of the same risks as other equity, debt and derivative instruments. For example, if a Portfolio Fund Manager underestimates the risk that an insured event will occur, the Portfolio Fund may lose its entire investment at once. Additionally, it is impossible to predict when a man-made, natural or weather-related catastrophe event will occur or the magnitude of losses from such an event.

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Lending Portfolio Securities.    A Portfolio Fund may lend securities from its portfolio to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Portfolio Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities which affords the Portfolio Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. A Portfolio Fund typically will receive collateral consisting of cash, U.S. Government Securities or irrevocable letters of credit. The Portfolio Fund might experience risk of loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Fund.

When-Issued, Delayed Delivery and Forward Commitment Securities.    To reduce the risk of changes in securities prices and interest rates, a Portfolio Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis, which means delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are fixed when the Portfolio Fund enters into the commitment, but the Portfolio Fund does not make payment until it receives delivery from the counterparty. After a Portfolio Fund commits to purchase such securities, but before delivery and settlement, it may sell the securities if it is deemed advisable.

Securities purchased on a forward commitment or when-issued or delayed delivery basis are subject to changes in value, generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise, based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities so purchased may expose a Portfolio Fund to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when a Portfolio Fund is fully or almost fully invested results in a form of leverage and may result in greater potential fluctuation in the value of the net assets of a Portfolio Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered and that the purchaser of securities sold by a Portfolio Fund on a forward basis will not honor its purchase obligation. In such cases, the Portfolio Fund may incur a loss.

General Market Developments.    Events in certain sectors historically have resulted, and may in the future result, in an unusually high degree of volatility in the financial markets, both domestic and foreign. These events have included, but are not limited to: the effects of the coronavirus (“COVID-19”) pandemic and resulting economic distress with fiscal and monetary stimulus packages; bankruptcies, corporate restructurings, and other similar events; governmental efforts to limit short selling and high frequency trading; measures to address U.S. federal and state budget deficits; social, political, and economic instability in Europe; economic stimulus by the Japanese central bank; dramatic changes in energy prices and currency exchange rates; and China’s economic slowdown. Interconnected global economies and financial markets increase the possibility that conditions in one country or region might adversely impact issuers in a different country or region. Both domestic and foreign equity markets have experienced increased volatility and turmoil, with issuers that have exposure to the real estate, mortgage, and credit markets particularly affected. Financial institutions could suffer losses as interest rates rise or economic conditions deteriorate.

In addition, relatively high market volatility and reduced liquidity in credit and fixed-income markets may adversely affect many issuers worldwide. Actions taken by the U.S. Federal Reserve (“Fed”) or foreign central banks to stimulate or stabilize economic growth, such as decreases or increases in short-term interest rates, or interventions in currency markets, could cause high volatility in the equity and fixed-income markets. Reduced liquidity may result in less money being available to purchase raw materials, goods, and services from emerging markets, which may, in turn, bring down the prices of these economic staples. It may also result in emerging-market issuers having more difficulty obtaining financing, which may, in turn, cause a decline in their securities prices.

In addition, while interest rates have been historically low in recent years in the U.S. and abroad, decisions by the Fed to adjust the target Fed funds rate, among other factors, could cause markets to experience continuing high volatility. A significant increase in interest rates may cause a decline in the market for equity securities. Also, regulators have expressed concern that rate increases may contribute to price volatility. These events and the possible resulting market volatility may have an adverse effect on the Fund.

Political turmoil within the U.S. and abroad may also impact the Fund. Although the U.S. government has honored its credit obligations, it remains possible that the U.S. could default on its obligations. While it is impossible to predict the consequences of such an unprecedented event, it is likely that a default by the U.S. would be highly disruptive to

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the U.S. and global securities markets and could significantly impair the value of the Fund’s investments. Similarly, political events within the U.S. at times have resulted, and may in the future result, in a shutdown of government services, which could negatively affect the U.S. economy, decrease the value of many Portfolio Fund and Fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. In recent years, the U.S. renegotiated many of its global trade relationships and imposed or threatened to impose significant import tariffs. These actions could lead to price volatility and overall declines in U.S. and global investment markets. The current contentious domestic political environment, as well as political and diplomatic events within the U.S. and abroad, such as presidential elections in the U.S. or abroad may adversely affect the U.S. regulatory landscape, the general market environment and/or investor sentiment, which could have an adverse impact on the Fund’s investments and operations.

Uncertainties surrounding the sovereign debt of a number of European Union (“EU”) countries and the viability of the EU have disrupted, and may in the future disrupt, markets in the U.S. and globally. If one or more countries leave the EU or the EU dissolves, the world’s securities markets likely will be significantly disrupted. On January 31, 2020, the UK left the EU, commonly referred to as “Brexit,” and the UK ceased to be a member of the EU. While the full impact of Brexit is unknown, Brexit has already resulted in volatility in European and global markets. There remains significant market uncertainty regarding Brexit’s long-term ramifications, and the range and potential implications of possible political, regulatory, economic, and market outcomes are difficult to predict. This uncertainty may affect other countries in the EU and elsewhere, and may cause volatility within the EU, triggering prolonged economic downturns in certain countries within the EU. Despite the influence of the lockdowns, and the economic bounce back, Brexit has had a material impact on the UK’s economy. Additionally, trade between the UK and the EU did not benefit from the global rebound in trade in 2021, and remained at the very low levels experienced at the start of the coronavirus (COVID-19) pandemic in 2020, highlighting Brexit’s potential long-term effects on the UK economy. It is also possible that one or more of the European Union Economic and Monetary Union (the “EMU”) member countries could abandon the euro and return to a national currency and/or that the euro will cease to exist as a single currency in its current form. The effects of such an abandonment or a country’s forced expulsion from the euro on that country, the rest of the EMU, and global markets are impossible to predict, but are likely to be negative. Such an exit by one country may also increase the possibility that additional countries may exit the euro should they face similar financial difficulties. In addition, Russia’s military incursions in Ukraine have led to sanctions being levied against Russia by the United States, EU and other countries, which could adversely affect European and global energy and financial markets, as well as commodity prices, supply chains and global trade. The impact of these actions, especially if they occur in a disorderly fashion, is not clear but could be significant and far-reaching, and the resulting market volatility may have an adverse effect on the performance of the Fund.

In addition, Brexit may create additional and substantial economic stresses for the UK, including a contraction of the UK economy and price volatility in UK stocks, decreased trade, capital outflows, devaluation of the British pound, wider corporate bond spreads due to uncertainty and declines in business and consumer spending as well as foreign direct investment. Securities issued by companies domiciled in the UK could be subject to changing regulatory and tax regimes. Banking and financial services companies that operate in the UK or EU could be disproportionately impacted by these actions. Brexit may also adversely affect UK-based financial firms that have counterparties in the EU or participate in market infrastructure (trading venues, clearing houses, settlement facilities) based in the EU. Additionally, the spread of a global pandemic (such as COVID-19) could stretch the resources and deficits of many countries in the EU and throughout the world, increasing the possibility that countries may be unable to make timely payments on their sovereign debt. These events and the resulting market volatility may have an adverse effect on the performance of Portfolio Funds and the Fund.

A widespread health crisis such as a global pandemic could cause substantial market volatility, exchange trading suspensions and closures, which may lead to less liquidity in certain instruments, industries, sectors or the markets generally, and may ultimately affect Fund performance. For example, the COVID-19 pandemic resulted in significant disruptions to global business activity and market volatility due to disruptions in market access, resource availability, facilities operations, imposition of tariffs, export controls and supply chain disruption, among others. The impact of a health crisis and other epidemics and pandemics that may arise in the future, could affect the global economy in ways that cannot necessarily be foreseen at the present time. A health crisis may exacerbate other pre-existing political, social and economic risks. Any such impact could adversely affect the Fund’s performance, resulting in losses to a Shareholder’s investment.

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If the Fed “tapers” or reduces the amount of securities it purchases pursuant to quantitative easing, and/or raises the federal funds rate, there is a risk that interest rates will rise, which could expose fixed-income and related markets to heightened volatility and could cause the value of a Portfolio Fund’s investments to decline, potentially suddenly and significantly, which could in turn affect the Fund’s performance. Political and military events, including in Ukraine, North Korea, Russia, Venezuela, Iran, Syria, and other areas of the Middle East, and nationalist unrest in Europe and South America, also could cause market disruptions.

In addition, there is a risk that the prices of goods and services in the United States and many foreign economies may decline over time, known as deflation. Deflation may have an adverse effect on stock prices and creditworthiness and may make defaults on debt more likely. If a country’s economy slips into a deflationary pattern, it could last for a prolonged period and may be difficult to reverse. Further, there is a risk that the present value of assets or income from investments will be less in the future, known as inflation. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and a Portfolio Fund’s investments may be affected, which may reduce a Portfolio Fund’s performance. Further, inflation may lead to a rise in interest rates, which may negatively affect the value of debt instruments held by the Portfolio Funds, resulting in a negative impact on the Fund’s performance. Generally, securities issued in emerging markets are subject to a greater risk of inflationary or deflationary forces, and more developed markets are better able to use monetary policy to normalize markets.

Additional Government or Market Regulation.    Market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during the past decade have led to increased governmental as well as self-regulatory scrutiny of the “hedge fund” and financial services industry in general. Certain legislation proposing greater regulation of the industry, such as the Dodd Frank Act, has in the past been considered by the U.S. Congress, as well as the governing bodies of non-U.S. jurisdictions. It is impossible to predict what, if any, changes in the regulations applicable to the Fund, the Adviser, the Sub-Adviser, the Portfolio Funds, the Portfolio Fund Managers, the markets in which they trade and invest or the counterparties with which they do business may be instituted in the future. Any such laws or regulations could have a material adverse impact on the profit potential of the Fund, as well as require increased transparency as to the identity of the Shareholders.

Suspensions of Trading.    Securities and commodities exchanges typically have the right to suspend or limit trading in any instrument traded on these exchanges. A suspension could render it impossible for a Portfolio Fund or the Fund to liquidate positions and thereby expose the Fund to losses.

Reliance on Corporate Management and Financial Reporting.    Certain of the strategies implemented by Portfolio Fund Managers rely on the financial information made available by the issuers in which the Portfolio Funds invest. Neither the Sub-Adviser nor the Portfolio Fund Managers have the ability to independently verify the financial information disseminated by these issuers and are dependent upon the integrity of both the management of these issuers and the financial reporting process in general. Recent events have demonstrated the material losses which investors such as the Fund can incur as a result of corporate mismanagement, fraud and accounting irregularities.

Trading Errors.    Due to the speed and volume of transactions entered into, as well as possible errors in computer code, software, hardware, and modes of transmission, trades may be executed in error. Many exchanges have adopted “obvious error” rules that prevent the entry and execution of trades more than a specified amount away from the current best bid and offer on the exchange. However, such rules may not be in place on the exchanges where a Portfolio Fund trades, and may not be enforced even if in effect. Moreover, such rules would likely not prevent the entry and execution of a trade entered close to the market but at an erroneous size. Many Portfolio Fund Managers disclaim any liability for trading errors, meaning that the Portfolio Funds in which the Fund invests may enjoy the profits or suffer the losses from any trading errors.

In the event that the Sub-Adviser advises as to the sale or retention of a direct investment, the Sub-Adviser may on occasion experience errors with respect to such transactions. Such trade errors could result from a variety of situations. If it is determined that a trade error was caused by the Sub-Adviser in its capacity as investment sub-adviser to the Fund, the trade error will be brought to the attention of the Fund’s Chief Compliance Officer and the Adviser’s senior management. The identification of trade errors and the proper method for resolving them in any particular circumstance can be complicated.

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Portfolio Fund Manager Misconduct or Bad Judgment.    When the Sub-Adviser allocates assets to a Portfolio Fund, the Fund will not have custody of the assets or control over their investment by the Portfolio Fund Manager. A Portfolio Fund Manager could divert or abscond with the assets, fail to follow agreed upon investment strategies, provide false reports of operations or engage in other misconduct. The Portfolio Funds to which the Sub-Adviser allocates assets will generally be private and generally will not have registered their securities under federal or state securities laws.

Sole Principal Portfolio Fund Managers.    Some of the Portfolio Fund Managers of Portfolio Funds to whom the Fund may allocate capital may consist of only one or a limited number of principals. If the services of any of such principals became unavailable, the Fund might sustain losses.

Use of Credit Facilities.    The Fund has entered into a credit facility that allows it to borrow or otherwise access funds through a line of credit in order to meet redemption requests, for bridge financing of investments in Portfolio Funds, or for cash management purposes. There can be no guarantee that the Fund will be able to obtain or maintain a credit facility and at any time the Fund may not desire to obtain such a credit facility. When a credit facility is utilized, the Fund is subject to greater risk of loss than if it were not utilizing a credit facility. Moreover, the Fund incurs additional interest and other expenses with respect to the use of such facilities. Any credit facility provider that permits the Fund to borrow may require a security interest in any Fund assets as collateral for such credit facility and therefore (i) may be permitted to register such assets in the name of the credit facility provider or its nominee rather than in the Fund’s name (subject to limited exceptions) or in the name of the Custodian (as defined below) or its nominee and (ii) may be permitted (subject to the same withdrawal limitations applicable to any investment held in the Fund’s name) to require the withdrawal of any or all of the Fund’s interests in Portfolio Funds held by it directly or indirectly through the Fund’s custodial account at the Custodian as collateral, after default by the Fund pursuant to the agreement with such credit facility provider.

Cybersecurity and Operational Risk.    With the increased use of technologies, such as mobile devices and “cloud”-based service offerings and the dependence on the internet and computer systems to perform necessary business functions, the Fund’s service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the Fund and its Shareholders. Cybersecurity breaches are either intentional or unintentional events that allow an unauthorized party to gain access to Fund (or Portfolio Fund) assets, customer data, or proprietary information, or cause the Fund (or Portfolio Fund) or Fund (or Portfolio Fund) service provider to suffer data corruption or lose operational functionality. Intentional cybersecurity incidents include: unauthorized access to systems, networks, or devices (such as through “hacking” activity or “phishing”); infection from computer viruses or other malicious software code; and attacks that shut down, disable, slow, or otherwise disrupt operations, business processes, or website access or functionality. Cyberattacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers’ systems or websites rendering them unavailable to intended users or via “ransomware” that renders the systems inoperable until appropriate actions are taken. In addition, unintentional incidents can occur, such as the inadvertent release of confidential information.

A cybersecurity breach could result in the loss or theft of customer data or funds, loss or theft of proprietary information or corporate data, physical damage to a computer or network system, or costs associated with system repairs, any of which could have a substantial impact on the Fund (or Portfolio Fund). For example, in a denial of service, Fund (or Portfolio Fund) Shareholders could lose access to their electronic accounts indefinitely, and employees of the Adviser, the Sub-Adviser (or Portfolio Fund Manager) or the Fund’s (or the Portfolio Fund’s) other service providers may not be able to access electronic systems to perform critical duties for the Fund (or Portfolio Fund), such as trading, net asset value calculation, shareholder accounting, or fulfillment of Fund (or Portfolio Fund) share purchases and repurchases. Cybersecurity incidents could cause the Fund (or Portfolio Fund). the Adviser, the Sub-Adviser (or Portfolio Fund Manager) or other service provider to incur regulatory penalties, reputational damage, compliance costs associated with corrective measures, or financial loss. They may also result in violations of applicable privacy and other laws. In addition, such incidents could affect issuers in which a Portfolio Fund invests, thereby causing the Fund to lose value.

The Fund (or Portfolio Fund) is exposed to operational risk arising from a number of factors, including but not limited to, human error, processing and communication errors, errors of the Fund’s (or Portfolio Fund’s) service providers, counterparties, or other third parties, failure or inadequate processes and technology or system failures.

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Each of the Adviser and the Sub-Adviser has established risk management procedures and/or systems that it believes are reasonably designed to seek to reduce cybersecurity and operational risks, and business continuity plans in the event of a system failure. However, there are inherent limitations in such plans, including that certain risks have not been identified, and there is no guarantee that such efforts will succeed, especially because neither the Adviser nor the Sub-Adviser can control the cybersecurity or operations systems of the Fund’s third-party service providers, the Portfolio Fund Managers, or those issuers of securities in which the Portfolio Funds invest.

In addition, other disruptive events, including (but not limited to) natural disasters and public health crises (such as the COVID-19 pandemic), may adversely affect the Fund’s ability to conduct business, in particular if the Fund’s employees or the employees of its service providers are unable or unwilling to perform their responsibilities as a result of any such event. Even if the employees of the Fund’s Adviser, Sub-Adviser and its service providers are able to work remotely, those remote work arrangements could result in the Fund’s business operations being less efficient than under normal circumstances, could lead to delays in its processing of transactions, and could increase the risk of cyber-events.

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REPURCHASES, MANDATORY REPURCHASES, AND TRANSFERS OF UNITS

Repurchase Offers

As discussed in the Prospectus, offers to repurchase the Fund’s shares of beneficial interest (the “Shares”) will be made by the Fund at such times and on such terms as may be determined by the Board in its sole discretion in accordance with the provisions of applicable law. Currently the Fund anticipates making quarterly tender offers as further described in the Prospectus. In determining whether the Fund should repurchase Shares from Shareholders pursuant to written tenders, the Board will consider various factors, including but not limited to those listed in the Prospectus, in making its determinations.

The Board will cause the Fund to make offers to repurchase Shares from Shareholders pursuant to written tenders only on terms it determines to be fair to the Fund and to all Shareholders or persons holding Shares acquired from Shareholders. When the Board determines that the Fund will repurchase Shares, notice will be provided to each Shareholder describing the terms thereof, and containing information Shareholders should consider in deciding whether and how to participate in such repurchase opportunity. Shareholders who are deciding whether to tender their Shares during the period that a repurchase offer is open may ascertain an estimated net asset value as at the latest valuation date of their Shares from the Fund during such period. If a repurchase offer is oversubscribed by Shareholders, the Fund will repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for pro-ration may cause some Shareholders to tender larger portions of their Shares for repurchase than they otherwise would wish to have repurchased, which may adversely affect others wishing to participate in the tender.

Mandatory Repurchases

As noted in the Prospectus, the Fund has the right to repurchase Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances. Such mandatory repurchases may be made if:

•        Shares have been transferred or such Shares have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder; or

•        ownership of Shares by a Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction; or

•        continued ownership of such Shares may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; or

•        any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true; or

•        it would be in the best interests of the Fund and Shareholders to repurchase Shares.

Transfers of Shares

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other circumstances, with the consent of the Fund (which may be withheld in its sole discretion).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board or its delegate that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. Notice of a proposed transfer of Shares must also be accompanied by a properly completed application in respect of the proposed transferee. In connection with any request to transfer Shares (or portions thereof), the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer if, after the transfer of the Shares, the balance of the account of each of the transferee and transferor is less than $50,000. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer

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and such fees will be paid by the transferor prior to the transfer being effectuated. If such fees have been incurred by the Fund and have not been paid by the transferor for any reason, including a decision to not transfer the interests, the Fund reserves the right to deduct such expenses from the Shareholder’s account.

Any transferee meeting the Fund’s eligibility requirements that acquires Shares in the Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Shareholder or otherwise, will be entitled to the allocations and distributions allocable to the Shares so acquired and to transfer such Shares in accordance with the terms of the Fund’s Agreement and Declaration of Trust (“Declaration of Trust”), but will not be entitled to the other rights of a Shareholder unless and until such transferee becomes a substituted Shareholder as provided in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund will promptly take all necessary actions to admit such transferee or successor to the Fund as a Shareholder. Each Shareholder and transferee is required to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the Shareholder eligibility requirements, the Fund reserves the right to repurchase its Shares. Any transfer of Shares in violation of the Declaration of Trust will not be permitted and will be void.

The Declaration of Trust provides, in part, that each Shareholder has agreed to indemnify and hold harmless the Fund, the Portfolio Fund Managers, the Adviser, the Sub-Adviser, each other Shareholder and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Shareholder in violation of these provisions or any misrepresentation made by such Shareholder in connection with any such transfer.

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BOARD OF TRUSTEES

The Board of Trustees of the Fund (the “Board”) provides broad oversight over the operations and affairs of the Fund and has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to establish policies regarding the management, conduct, and operation of the Fund’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The Trustees of the Board (the “Trustees”) are not required to hold Shares of the Fund. A majority of the Trustees are persons who are not “interested persons” (as defined in the 1940 Act) of the Fund (the “Independent Trustees”).

The identity of the Trustees and officers of the Fund and brief biographical information regarding each Trustee and officer during the past five years is set forth below. Each Trustee who is deemed to be an “interested person” of the Fund, as defined in the 1940 Act, if any, is indicated by an asterisk.

Name, Address[a], Year of Birth and Position(s) with the Fund	Position with the Fund	Term of Office and Length of Time Served[b]	Principal Occupations During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee[c]	Other Directorship/ Trusteeship Positions held by Trustee During the Past 5 Years
Independent Trustees
Danielle Cupps Year of Birth: 1970	Trustee	August 2026 to present	Former: Director, Digital Customer Engagement, McDonald’s Corporation (2019-2022); Managing Director, Kinzie Capital Partners (2018) (private equity); Managing Director, BLG Capital Advisors (2016-2018) (family office); Director, Finance and Chief of Staff to CFO, Boeing Company (2006-2012); Vice President, Code Hennessy & Simmons LLC (2000-2005) (private equity); Associate, Goldman, Sachs & Co. (1998-2000).	4	None.
Gregory G. Dingens Year of Birth: 1964	Trustee	August 2026 to present	Current: Member, Siena Capital Partners GP LLC (2006-present) (private investment fund). Former: Executive Vice President, Monroe Financial Partners, Inc. (2006-2024) (investment banking and trading); Member, Siena Capital Partners GP LLC (2006-present) (private investment fund); Managing Director, Lehman Brothers (2004-2006); Managing Director, Merrill Lynch (1993-2003).	4	Director, Infusion Marketing Group, LLC (2024-present) (provider of marketing, regulatory, analytical and funding services to financial service companies).
Philip G. Franklin Year of Birth: 1951	Trustee	August 2026 to present	Former: Chief Financial Officer and Executive Vice President, Littelfuse, Inc. (1998-2016) (electronics components); Chief Financial Officer and Vice President, OmniQuip International (1995-1998) (construction equipment).	4	TTM Technologies Inc. (2011-present); Former: Chairman, Tribune Publishing Company (Tronc, Inc.) (2014-2021).

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Name, Address[a], Year of Birth and Position(s) with the Fund	Position with the Fund	Term of Office and Length of Time Served[b]	Principal Occupations During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee[c]	Other Directorship/ Trusteeship Positions held by Trustee During the Past 5 Years
William T. Meyers Year of Birth: 1966	Trustee	August 2026 to present	President of Riivendell Financial Group, LLC (2021-present). Former: Senior Advisor at XA Investments, LLC (2021-2023); Senior Managing Director (2017-2020) of Nuveen Securities, LLC and Nuveen Fund Advisors, LLC.	4	None.
Scott Craven Jones Year of Birth: 1962	Trustee	August 2026 to present	Current: Director, Carne Global Financial Services (US) LLC (2013-present); Managing Director, Park Agency, Inc. (2020-present).	4	Madison Funds (15 portfolios) (2019-present); Manager Directed Portfolios, a U.S. Bancorp series trust (13 portfolios) (2016-present).
Name, Address[a], Year of Birth and Position(s) with the Fund	Position with the Fund	Term of Office and Length of Time Served[b]	Principal Occupations During the Past Five Years or Longer	Number of Portfolios in Fund Complex Overseen by Trustee[c]	Other Directorship/ Trusteeship Positions held by Trustee During the Past 5 Years
Interested Trustee
Theodore J. Brombach Year of Birth: 1963	Trustee, President and Chief Executive Officer	August 2026 to present	Co-Chief Executive Officer of XAI (2016-present); Co-Founding Partner of XMS Capital Partners, LLC (2006-present). Former: Co-Head of Midwest Investment Banking, Managing Director, Founding Member of Financial Sponsors Group at Morgan Stanley (1990-2006); Analyst, Kidder, Peabody & Co. (1985-1988).	3

Former: RiverWood Bank (2006-2024); Power & Digital Infrastructure Acquisition II Corp. (Chair of the Board) (2021-2024); Power & Digital Infrastructure Acquisition Corp. (Chair of the Board) (2020-2022).

Officers of the Trust
Kimberly Ann Flynn Year of Birth: 1977	Vice President	August 2026 to present

President, XAI (2024-present); Managing Director, XAI (2016-2024); Senior Vice President, Head of Product Development (2013-2016), Vice President (2009-2013), Assistant Vice President (2007-2009) and Associate (2004-2007), Nuveen Investments.

				N/A	N/A
Benjamin D. McCulloch Year of Birth: 1981	Chief Legal Officer and Secretary	August 2026 to present

General Counsel & Managing Director, XAI (2019-present); Chief Compliance Officer, XAI (2021-present); Associate, Drinker Biddle & Reath LLP (2015-2019); Associate Counsel, First Trust Portfolios LP (2012-2015).

				N/A	N/A

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Name, Address[a], Year of Birth and Position(s) with the Fund	Position with the Fund	Term of Office and Length of Time Served[b]	Principal Occupations During the Past Five Years or Longer	Number of Portfolios in Fund Complex Overseen by Trustee[c]	Other Directorship/ Trusteeship Positions held by Trustee During the Past 5 Years
Derek Mullins Year of Birth: 1973	Chief Financial Officer and Treasurer	August 2026 to present	Managing Partner, PINE Advisor Solutions, LLC (2018-present); Director of Operations, ArrowMark Partners LLC (2009-2018), Chief Financial Officer and Treasurer, Meridian Fund, Inc. (2013-2018).	N/A	N/A
John “Yogi” Spence Year of Birth: 1962	Vice President	August 2026 to present	Co-Chief Executive Officer, XAI (2016-present); Co-Founding Partner, XMS Capital Partners, LLC (2006-present).	N/A	N/A
Madeline Arment Year of Birth: 1989	Assistant Treasurer	August 2026 to present	Director, PINE Advisors LLC (2022-present); Fund Controller, ALPS, a DST Company (2018-2022).	N/A	N/A
Lisa Woo Year of Birth: 1975	Assistant Treasurer	August 2026 to present	Director of Fund Finance and Operations (2024-present); Finance and Operations Manager (2018-2024), XAI.	N/A	N/A
Randi Roessler Year of Birth: 1981	Chief Compliance Officer	August 2026 to present

Current: Director, PINE Advisor Solutions, LLC (2023-present); Chief Compliance Officer, Destra Investment Trust (2 portfolios) (2023-present); Chief Compliance Officer, BlueBay Destra International & Event-Driven Credit Fund (2023-present); Chief Compliance Officer, Destra Multi-Alternative Fund (2023-present); Chief Compliance Officer, ONEFUND Trust (2023-present); Chief Compliance Officer, Boston Trust Walden Funds (10 portfolios) (2023-present); Chief Compliance Officer, IDX Funds (2 portfolios) (2023-present).

Former: Chief Compliance Officer, Davis Selected Advisers, L.P., Davis Funds, Selected Funds, the Clipper Fund Trust, the Davis Fundamental ETF Trust, and Davis Distributors, LLC (2018-2023).

				N/A	N/A

____________

a.       The business address of each Trustee and officer is Evanston Multi-Alpha Fund, 321 North Clark Street, Suite 2430, Chicago, Illinois 60654, unless otherwise noted.

b.       Trustees and officers serve until their successors are duly elected and qualified. Trustees may be removed in accordance with the Declaration of Trust, with or without cause, by, if at a meeting, a vote of a majority of the Shareholders or, if by written consent, a vote of Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders.

c.       The term “XAI Fund Complex” refers to the following registered investment companies (in addition to the Fund): (i) the XAI Floating Rate & Alternative Income Trust, (ii) the XAI CLO & Income Opportunities Fund, and (iii) XAI Madison Equity Premium Income Fund.

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Trustee Ownership of Shares

The table below shows the dollar range of the Shares of the Fund beneficially owned as of December 31, 2025 by each Trustee.

Name of Trustee	Dollar Range of Shares in the Fund as of December 31, 2025(1)	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies(1)(2)
Independent Trustees
Danielle Cupps	None	Over $100,000
Gregory G. Dingens	None	Over $100,000
Philip G. Franklin	None	Over $100,000*
Scott C. Jones	None	None
William T. Meyers	None	$10,001 – $50,000

Interested Trustee
Theodore J. Brombach	None	Over $100,000

____________

(1)      The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.

(2)      As of the date of this SAI, there are four funds in the Family of Investment Companies.

As of December 31, 2025, the Independent Trustees (and their respective immediate family members) did not beneficially own securities of a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Adviser or PINE Distributors LLC (the “Distributor”).

Remuneration of Trustees and Officers

Each Trustee who is not an “affiliated person” (as defined in the 1940 Act) of the Adviser or its affiliates receives as compensation for his services to the Fund an annual retainer and meeting fees. The chairperson of the Board, if any, and the chairperson of each committee of the Board also receive fees for their services. The annual retainer and fees for service as chairperson of Board and committees of the Board are allocated among the Fund and certain other funds in the Fund Complex. Trustees and Officers who are employed by the Adviser receive no compensation or expense reimbursement from the Fund.

For their service as trustees of funds in the Fund Complex, including the Fund, the Independent Trustees receive an annual retain in an aggregate amount of $66,000, the chair of the Audit Committee receives an additional annual retainer in the amount of $17,500, the chair of the Board receives an additional annual retainer in the amount of $10,000, and the chair of the Governance Committee receives an additional annual retainer in the amount of $5,000. Such amounts, and any reimbursements of Trustee expenses, are allocated among the funds in the Fund Complex proportionately based on the managed assets of each fund, as determined quarterly.

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The following table provides information regarding the compensation of the Fund’s Trustees for the year ended December 31, 2025.

Name	Aggregate Compensation from the Fund(1)	Pension or Retirement Benefits Accrued as Part of the Fund Expenses(2)	Estimated Annual Benefits Upon Retirement(2)	Total Compensation from Fund and Fund Complex Paid to Trustees(3)
Independent Trustees
Danielle Cupps	N/A	None	None	$66,000
Gregory G. Dingens	N/A	None	None	$76,000
Philip G. Franklin	N/A	None	None	$71,000
Scott C. Jones	N/A	None	None	$83,500
William T. Meyers	N/A	None	None	$66,000

____________

(1)      Each of the Trustees was elected to serve as a Trustee of the Fund on August 13, 2026. As a result, no Trustee received any compensation from the Fund during the year ended December 31, 2025.

(2)      The Fund does not accrue or pay retirement or pension benefits to Trustees as of the date of this SAI.

(3)      As of the date of this SAI, there are four funds in the Fund Complex, including the Fund.

Leadership Structure and Board of Trustees

The Board is currently composed of six members, five of whom are Independent Trustees. The Board meets periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities. The Independent Trustees also regularly meet outside the presence of management and are advised by independent legal counsel.

The Board has appointed an independent chairperson, Gregory G. Dingens, who presides at Board meetings and who is responsible for, among other things, setting the tone of Board meetings and seeking to encourage open dialogue and independent inquiry among the Trustees and management. The Board meets regularly four times each year to discuss and consider matters concerning the Funds, and also holds special meetings to address matters arising between regular meetings. Regular meetings generally take place in-person; other meetings may take place in-person or by telephone. The Board has established two standing committees (as described below) and has delegated certain responsibilities to those committees, each of which is comprised solely of Independent Trustees. The Board and its committees will meet periodically throughout the year to oversee the Funds’ activities, review contractual arrangements with service providers, review the Funds’ financial statements, oversee compliance with regulatory requirements, and review performance. The Independent Trustees are represented by independent legal counsel at Board and committee meetings and regularly meet outside the presence of Fund management. The Board has determined that this leadership structure, including an independent chairperson, a supermajority of Independent Trustees and committee membership limited to Independent Trustees, is appropriate in light of the characteristics and circumstances of each Fund.

Trustee Qualifications

Danielle Cupps.    Ms. Cupps has experience as a Director of CEO & Financial Communications, at McDonald’s Corporation, Managing Director at Kinzie Capital Partners, a private equity firm, Managing Director at BLG Capital Advisors, a family office managing a global portfolio of alternative assets, in various roles, including Director of Corporate and Strategic Development and Chief of Staff in the Office of the Chief Financial Officer, at Boeing Company, Vice President at Code Hennessy & Simmons LLC, a private equity firm, and Associate in the private equity funds group at Goldman, Sachs & Co., Ms. Cupps is experienced in financial, regulatory and investment matters.

Gregory Dingens.    Mr. Dingens has over 25 years of investment management experience, including as Executive Vice President of Monroe Financial Partners, Inc., Member of Siena Capital Partners, a private investment fund, and Managing Director at both Lehman Brothers and Merrill Lynch, Mr. Dingens is experienced in financial, regulatory and investment matters.

Philip Franklin.    Mr. Franklin has experience as Chairman of Tribune Publishing Company, Chief Financial Officer and Executive Vice President of Littelfuse, Inc. and Chief Financial Officer and Vice President at OmniQuip International, Mr. Franklin is experienced in financial, accounting and regulatory matters.

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William Meyers.    Mr. Meyers has over 35 years of investment management experience, including as President of Rivendell Financial Group, LLC, Senior Advisor at XA Investments, LLC, the Fund’s investment adviser, Senior Managing Director and Managing Director of Nuveen Securities, LLC and Nuveen Fund Advisors, LLC and Senior Vice President of Nuveen, Mr. Meyers is experienced in financial, regulatory and investment matters.

Scott Craven Jones.    Mr. Jones has served as a Trustee of funds in the XAI Fund Complex since 2017. Through his experience as a director at Carne Global Financial Services (US) LLC, Chief Operating Officer, Chief Financial Officer and Treasurer of Aurora Investment Management LLC, Executive Vice President and Chief Administrative Officer of Calamos Asset Management, Inc., Managing Director at Northern Trust Global Investments, in various roles at Nuveen Investments and as a trustee at various other fund complexes, Mr. Jones is experienced in financial, accounting, regulatory and investment matters.

Theodore J. Brombach.    Mr. Brombach has over 30 years of investment experience in the financial industry, including as Co-Chief Executive Officer of XAI, founding partner of XMS Capital Partners, LLC, Chairman of Power & Digital Infrastructure Acquisition Corp., Chairman of Power & Digital Infrastructure Acquisition Corp. II, and Co-Head of Midwest Investment Banking at Morgan Stanley, Mr. Brombach is experienced in financial, regulatory and investment matters.

Committees

The Board has an Audit Committee composed of Ms. Cupps, Mr. Dingens, Mr. Franklin, Mr. Jones and Mr. Meyers, each an Independent Trustee. The functions of the Audit Committee are: (1) to oversee the Fund’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Fund’s service providers; (2) to oversee the quality and objectivity of the Fund’s financial statements and the independent audit of those statements; (3) to the extent that Trustees are not members of the Audit Committee, to act as a liaison between the Fund’s independent registered public accounting firm and the Board; and (4) when a vacancy exists or is anticipated, to consider any nominee for Independent Trustee. Mr. Jones is the Chairperson of the Audit Committee.

The Board also has a Governance Committee composed of Ms. Cupps, Mr. Dingens, Mr. Franklin, Mr. Jones and Mr. Meyers, each an Independent Trustee. The Governance Committee is responsible for recommending qualified candidates to the Board in the event that a position is vacated or created. In considering trustee nominee candidates, the Governance Committee will take into account a wide variety of factors, including the overall diversity of the Board’s composition. It is anticipated that the Governance Committee will consider recommendations by shareholders if a vacancy were to exist. In considering candidates recommended to the Governance Committee by shareholders, the Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Governance Committee may also take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

The Audit Committee and the Governance Committee are governed by written charters approved by the Board, copies of which are available on the Fund’s website at www.xainvestments.com.

Shareholder Communications with the Board

Shareholders may mail written communications to the Board, addressed to the care of the Secretary of the Fund at the following address: Board of Trustees, Evanston Multi-Alpha Fund, 321 North Clark Street, Suite 2430, Chicago, Illinois 60654. Any Shareholder communication must be in writing and be signed by the Shareholder. The Secretary will review and organize all properly submitted Shareholder communications. The Secretary will either (i) provide a copy of the communication to the Board at its next regularly scheduled Board meeting or (ii) if the Secretary determines that the communication requires more immediate attention, forward the communication to the Board promptly after receipt. The Secretary may, in good faith, determine that a shareholder communication should not be provided to the Board in certain circumstances.

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INVESTMENT ADVISORY AND SUB-ADVISORY SERVICES

The Advisory Agreement and the Sub-Advisory Agreement

Pursuant to the terms of an investment advisory agreement entered into between the Fund and the Adviser (the “Advisory Agreement”) the Adviser is responsible for providing or overseeing the provision of all investment management services to the Fund, including furnishing a continuous investment program for the Fund and determining what securities and other investments the Fund should buy and sell. The Adviser, together with the administrator to the Fund, is also responsible for assisting in the supervision and coordination of all aspects of the Fund’s operations, including the coordination of the Fund’s other service providers and the provision of related administrative and other services. The Adviser is authorized to delegate certain of its duties with respect to the Fund to one or more sub-advisers. The Adviser has engaged Evanston Capital Management, LLC as Sub-Adviser pursuant to this authority and is responsible for overseeing the Sub-Adviser and recommending their hiring, termination, and replacement for approval by the Board.

As compensation for services required to be provided by the Adviser under the Advisory Agreement, the Fund pays the Adviser a quarterly fee (the “Management Fee”) computed at the annual rate of 1.00% of the aggregate value of its outstanding Shares determined as of the last day of the month (before any repurchases of Shares and prior to the Management Fee then being calculated). As of August 13, 2026, the Adviser was engaged as the investment adviser to the Fund and, in turn, engaged ECM to continue managing the Fund’s investment portfolio in a new capacity as investment sub-adviser.

For the fiscal year ended March 31, 2026, the Fund paid aggregate investment advisory fees of $548,305, after waivers, of which the Sub-Adviser was paid $103,533, after waivers, as compensation for the period from January 8, 2026 through March 31, 2026, during which the Sub-Adviser served as the Fund’s investment adviser under the Fund’s previous investment advisory agreement and the interim investment advisory agreement that preceded it. Prior to January 8, 2026, ECM served as sub-adviser to the Fund and was compensated for such services by the Fund’s previous investment adviser, North Square Investments, LLC (the “Prior Adviser”), during that time and not the Fund. For the fiscal years ended March 31, 2025, and March 31, 2024, the Sub-Adviser was paid $54,467, and $873,944, respectively, after waivers, in its capacity as the investment adviser to the Fund. For the fiscal years ended March 31, 2026 and March 31, 2025 the Prior Adviser was paid $444,772 and $315,842 respectively, after waivers, in its capacity as the investment adviser to the Fund.

Under the Advisory Agreement, the Adviser is not responsible for Fund expenses, except for those incurred in the performance of its duties under the Advisory Agreement, including all costs and expenses of its employees and any overhead incurred in connection with its duties thereunder, and all fees of any sub-advisers. Under the Advisory Agreement, the Fund is responsible for all other expenses, including: costs (including brokerage commissions, transaction fees or charges) associated with purchases and sales of the Fund’s portfolio securities and other investments and any losses in connection therewith; expenses of organizing the Fund; filing fees and expenses relating to registering and qualifying and maintaining the registration and qualification of the Fund’s shares for sale under federal and state securities laws; the Fund’s share of compensation, fees and reimbursements paid to the Fund’s non-interested Trustees; fees or expenses of custodians, transfer agents, registrars, independent pricing vendors, or other service providers (except sub-advisers); legal and accounting expenses, including costs for local representation and fees and expenses of counsel to the Fund and counsel to the Fund’s non-interested Trustees; all federal, state and local taxes (including stamp, excise, income and franchise taxes) and the preparation and filing of all returns and reports in connection therewith; cost of certificates, if any, and delivery to purchasers; expenses of preparing and filing reports with federal and state regulatory authorities; the Fund’s share of expenses of shareholders’ meetings, Board or committee meetings, and other meetings of the Fund; expenses of preparing, printing, and distributing proxy statements (unless otherwise agreed to by the Fund and the Adviser); costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; expenses of preparing, typesetting, printing and distributing prospectuses and statements of additional information and any supplements thereto, and reports, statements, notices, and dividends to the Fund’s shareholders; shareholder servicing fees; interest; governmental fees; costs, including interest expenses and loan commitment fees, of borrowing money; website costs; the Fund’s share of compensation, fees and expenses of the Fund’s chief compliance officer and any employees of the Fund; audit fees; and the Fund’s share of litigation expenses and any non-recurring or extraordinary expenses as may arise, including expenses relating to the Fund’s obligation to indemnify others.

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Following the initial two-year term, the Advisory Agreement may be continued in effect from year to year if such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Fund’s Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty, on sixty (60) days’ prior written notice: by the Fund’s Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

The Advisory Agreement took effect on August 13, 2026, upon approval of Shareholders at a special meeting of shareholders held on August 13, 2026. Prior to August 13, 2026, ECM served as the investment adviser to the Fund pursuant to an investment advisory agreement between the Fund and ECM, effective as of January 29, 2026, and an interim investment advisory agreement, effective as of January 8, 2026.

For the period between May 6, 2024, and January 8, 2026, the Prior Adviser served as investment adviser to the Fund pursuant to the prior advisory agreement between the Fund and the Prior Adviser, which had substantially the same terms as the current Advisory Agreement, including the Management Fee rate.

Pursuant to the terms of an investment sub-advisory agreement entered into among the Fund, the Adviser the Sub-Adviser (the “Sub-Advisory Agreement”), the Adviser pays the Sub-Adviser a sub-advisory fee, payable monthly in arrears, out of the Management Fee received by the Adviser in an amount equal to (i) 100% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets up to $90 million, (ii) 50% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets greater than $90 million and up to $200 million and (iii) 40% of the Management Fee payable by the Fund to the Adviser (before giving effect to any share repurchases, fees waived or expenses reimbursed by the Adviser) for net assets above $200 million. Under the Sub-Advisory Agreement, the Sub-Adviser, subject to the oversight of the Adviser, is responsible for providing investment sub-advisory services with respect to the Fund’s investment portfolio. Such services include: (i) managing the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment policies; (ii) arranging for the purchase and sale of securities and other assets; (iii) providing investment research and analysis concerning the Fund’s assets; (iv) placing orders for purchases and sales of the Fund’s assets; (v) maintaining books and records required to support the Fund’s investment operations; (vi) making reports and providing information to the Board and the Adviser concerning the investment portfolio of the Fund as well as changes or developments affecting the Fund; and (vii) voting proxies relating to the Fund’s portfolio securities in accordance with Sub-Adviser’s proxy voting policies and procedures.

Following the initial two-year term, the Sub-Advisory Agreement may be continued in effect from year to year if such continuance is approved annually by the Board or by vote of a majority of the outstanding voting securities of the Fund; provided that in either event the continuance is also approved by a majority of the Fund’s Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Sub-Advisory Agreement is terminable without penalty, on sixty (60) days’ prior written notice: by the Fund’s Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Sub-Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.

The Sub-Advisory Agreement took effect on August 13, 2026, upon approval of Shareholders at a special meeting of shareholders held on August 13, 2026.

From May 6, 2024, through January 8, 2026, the Prior Adviser engaged ECM as investment sub-adviser to manage the Fund’s investment portfolio. ECM was responsible for the day-to-day management of the Fund’s portfolio, including the allocation of investments in the various Portfolio Funds, subject to oversight by the Prior Adviser and policies adopted by the Board. Pursuant to the terms of an investment sub-advisory agreement entered into between the Prior Adviser and ECM, the Prior Adviser paid the Sub-Adviser one-half (½) of the net Management Fee received by the Prior Adviser from the Fund.

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Expense Limitation Agreements

Pursuant to an expense limitation agreement among the Fund, the Adviser and the Sub-Adviser (the “Expense Limitation Agreement”), up to and including August 13, 2027, the Adviser and the Sub-Adviser have contractually agreed to limit the total annualized operating expenses of the Fund (excluding any borrowing and investment-related costs and fees, taxes, extraordinary expenses and the fees and expenses of underlying Portfolio Funds) to 0.50% with respect to the Class I Shares and 1.25% with respect to the Class A Shares (due to the Distribution and Service Fee). Thereafter, the Expense Limitation Agreement may be renewed for successive one-year terms at the option of the Adviser and the Sub-Adviser. In addition, the Adviser and the Sub-Adviser are permitted to recover fees and expenses they have waived or borne pursuant to the Expense Limitation Agreement from the applicable class or classes of Shares (whether through reduction of its Management Fee or otherwise) in later periods to the extent that the Fund’s expenses with respect to the applicable class of Shares fall below the annual rate of 0.50% with respect to Class I Shares or 1.25% with respect to Class A Shares. The Fund, however, is not obligated to pay any such amount more than three years after the date on which the Adviser or the Sub-Adviser deferred a fee or reimbursed an expense. Any such recovery by the Adviser or the Sub-Adviser will not cause the Fund to exceed the annual limitation rate set forth above.

Pursuant to (i) an Expense Limitation Novation and Amendment among the Fund and ECM, effective as of January 29, 2026; (ii) an interim expense limitation agreement among the Fund and ECM for the period of January 8, 2026 to January 29, 2026, when ECM served as the Fund’s investment adviser under an interim investment advisory agreement; and (iii) an Expense Limitation Novation and Amendment among the Fund, the Prior Adviser and ECM, effective as of May 6, 2024 (collectively, the “Prior Expense Limitation Agreements”), the Fund, the Prior Adviser and ECM had agreed to limit the total annualized operating expenses of the Fund (excluding any borrowing and investment-related costs and fees, taxes, extraordinary expenses and the fees and expenses of underlying Portfolio Funds) to 1.50% with respect to the Class I Shares and 2.25% with respect to the Class A Shares (due to the Distribution and Service Fee). The Prior Expense Limitation Agreements permitted ECM to recover fees and expenses it had waived or borne pursuant to the Prior Expense Limitation Agreements from the applicable class or classes of Shares (whether through reduction of its management fee or otherwise) in later periods to the extent that the Fund’s expenses with respect to the applicable class of Shares fall below the annual rate of 1.50% with respect to Class I Shares or 1.25% with respect to Class A Shares.

Subject to the terms and conditions of the Expense Limitation Agreement, including the three-year limitation on the ability to recoup fees and expenses, the Sub-Adviser will continue to be entitled to recover fees and expenses it had waived or borne pursuant to Prior Expense Limitation Agreements for the applicable class or classes of Shares when it previously acted as the investment adviser of the Fund.

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PORTFOLIO MANAGERS

Total Other Accounts Managed Table
(As of March 31, 2026)

	Registered Investment Companies(1)		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number of Accounts	Total Assets of Accounts Managed ($ million)	Number of Accounts	Total Assets of Accounts Managed ($ million)	Number of Accounts	Total Assets of Accounts Managed ($ million)
Adam B. Blitz	0	$0	9	$4,283	0	$0
Kristen VanGelder	0	$0	8	$4,223	0	$0

____________

(1)      This chart does not include information with respect to the Fund.

Performance-Based Fee Accounts Information Table
(As of March 31, 2026)

	Registered Investment Companies(1)		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager	Number of Accounts	Total Assets of Accounts Managed ($ million)	Number of Accounts	Total Assets of Accounts Managed ($ million)	Number of Accounts	Total Assets of Accounts Managed ($ million)
Adam B. Blitz	0	$0	8	$4,105	0	$0
Kristen VanGelder	0	$0	7	$4,045	0	$0

____________

(1)      This chart does not include information with respect to the Fund.

Ownership of Shares by Portfolio Managers
(As of March 31, 2026)

The table below shows the dollar range of the Shares of the Fund beneficially owned by each Portfolio Manager.

Portfolio Manager	Shares of the Fund Beneficially Owned
Adam B. Blitz	$100,001 – $500,000
Kristen VanGelder	$50,001 – $100,000

Conflicts of Interest.     The portfolio managers, in performing their duties with the Sub-Adviser, manage accounts other than the Fund. In addition, they may carry on investment activities for their own accounts and the accounts of family members (collectively with other accounts managed by the Sub-Adviser and its affiliates, “Other Accounts”). The Fund has no interest in these activities. As a result of the foregoing, the portfolio managers will be engaged in substantial activities other than on behalf of the Fund and may have differing economic interests in respect of such activities and may have conflicts of interest in allocating investment opportunities, and their time, between the Fund and Other Accounts.

There may be circumstances under which the Sub-Adviser will cause one or more Other Accounts to commit a larger percentage of their assets to an investment opportunity than the percentage of the Fund’s assets they commit to such investment. There also may be circumstances under which the Sub-Adviser purchases or sells an investment for Other Accounts and does not purchase or sell the same investment for the Fund, or purchases or sells an investment for the Fund and does not purchase or sell the same investment for one or more Other Accounts. However, it is the policy of the Sub-Adviser that investment decisions for the Fund and Other Accounts be made based on a consideration of their respective investment objectives and policies, and other needs and requirements affecting each account that they manage; and investment transactions and opportunities be fairly allocated among clients over time, including the Fund. Therefore, there may be situations where the Sub-Adviser does not invest the Fund’s assets in certain Portfolio Funds in which Other Accounts may invest or in which the Fund may otherwise invest.

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The Sub-Adviser and its affiliates may have interests in Other Accounts they manage that differ from their interests in the Fund and may manage such accounts on terms that are more favorable to them (e.g., may receive higher fees or performance allocations) than the terms on which they manage the Fund. As a result, the Sub-Adviser and its affiliates may have an incentive to allocate the investment opportunities they believe will be most profitable to Other Accounts instead of allocating them to the Fund.

Compensation.    Portfolio managers at the Sub-Adviser are compensated through a number of different methods. First, a base salary is paid to all of the portfolio managers. Secondly, an objective related bonus is paid annually and reflects the level of achievement the portfolio manager has made regarding the investment activities of the Sub-Adviser in respect of its accounts for that period with the overall bonus pool which is based upon the profitability of the Sub-Adviser as a whole. There are no other special compensation schemes for the portfolio managers.

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CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who owns, either director or indirectly, more than 25% of the voting securities of a company or acknowledged the existence of control. A control person may be able to determine the outcome of a matter put to a shareholder vote.

As of July 31, 2026, the Fund’s trustees and officers owned in aggregate less than 1% of the outstanding shares of the Fund. As of July 31, 2026, the name, address and percentage of each principal shareholder were as follows:

Class A Shares

Name & Address	Percentage of Fund’s Outstanding Shares	Type of Ownership
Baird Trust Company Trustee FBO/Stephen G. Brentano Sep IRA 8679 West 102nd Terrace Overland Park, KS 66212	12.73%	Record
DA Davidson & Co. Custody/FBO Sheryl L. Simkins TTEE John M. Simkins Marital Trust UWO John M. Simkins DTD 3/17/97 1625 Kenyon Drive Bozeman, MT 59715	12.44%	Record
DA Davidson & Co. Custody/FBO Sheryl L. Simkins TTEE John M. Simkins Family Trust UWO John M. Simkins DTD 3/17/97 1625 Kenyon Drive Bozeman, MT 59715	12.44%	Record
DA Davidson & Co. Custody/FBO Shane Simkins 9441 Market Drive Parker, CO 80134	12.00%	Record
Julie Grumet 1316 Midwood Place Silver Spring, MD 20910	10.14%	Record
Clifford Barone 29 Mountainside Drive Morristown, NJ 07960	7.97%	Record
Anthony Benevento and Jacqueline Benevento 15 Sawyer Kill Terrace Saugerties, NY 12477-1139	7.14%	Record
Baird Trust Company Trustee FBO/Edward H. Frey Traditional IRA 3008 West Key West Street Wichita, KS 67204	6.94%	Record
Baird Trust Company Trustee FBO/Gary Powell IRA 1223 Lorene Drive Pasadena, MD 21122	5.87%	Record

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Class I Shares

Name & Address	Percentage of Fund’s Outstanding Shares	Type of Ownership
Charles Schwab & Co., Inc. Cust/Christian Healthcare Ministries 127 Hazelwood Avenue Barberton, OH 44203	7.88%	Record

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FUND EXPENSES

The Fund bears all expenses incurred in its business and operations. Expenses borne by the Fund include, but are not limited to, the following:

•        all costs and expenses associated with the registration of the Fund under, and compliance with, any applicable Federal or state laws;

•        attorneys’ fees and disbursements associated with updating the Fund’s registration statement, Prospectus and other offering related documents (the “Offering Materials”); the costs of printing the Offering Materials; the costs of distributing the Offering Materials to prospective investors; and attorneys’ fees and disbursements associated with the preparation and review thereof;

•        the costs and expenses of holding meetings of the Board and any meetings of Shareholders, including legal costs associated with the preparation and filing of proxy materials;

•        the fees and disbursements of the Fund counsel, legal counsel to the Independent Trustees, independent public accountants for the Fund and other consultants and professionals engaged on behalf of the Fund;

•        all costs and expenses associated with the Fund’s repurchase offers;

•        the fees payable to various service providers pursuant to the Fund’s Administration Agreement, Distribution Agreement, and other agreements;

•        all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Shareholders, their advisers and custodians;

•        the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or its Trustees and Officers;

•        all expenses of computing the Fund’s net asset value, including any equipment or services obtained for these purposes; and

•        such other types of expenses as may be approved from time to time by the Board.

The Fund also bears all expenses incurred in its business and operations other than those specifically required to be borne by the Adviser pursuant to the Advisory Agreement.

The Portfolio Funds bear all expenses incurred in connection with their operations. These expenses are similar to those incurred by the Fund. The Portfolio Fund Managers generally will charge asset-based fees to and receive performance-based fees or allocations from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds and the amount of any distributions, if any, from the Portfolio Funds to the Fund. These expenses, fees, and allocations will be in addition to those incurred by the Fund itself.

Class A Shares and Class I Shares are subject to different fees and expenses. Each of Class A Shares and Class I Shares bears its pro rata portion of the Fund’s operating expenses.

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CODES OF ETHICS

The Fund, the Adviser and the Sub-Adviser have each adopted a code of ethics pursuant to Rule 17j-1 of the 1940 Act that establishes procedure for personal investments and restricts certain personal securities transactions. The code is designed to detect and prevent improper personal trading by its personnel, including investment personnel, that might compete with or otherwise take advantage of the Fund’s portfolio transactions. Covered persons include the Trustees and the officers and managers of the Adviser and the Sub-Adviser, as well as employees of the Adviser and the Sub-Adviser having knowledge of the investments and investment intentions of the Fund. The code of ethics permits persons subject to the code of ethics to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the code of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statements filed with the SEC. The codes of ethics are available on the EDGAR database on the SEC’s website at https://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

VOTING OF PROXIES

The Fund invests in Portfolio Funds, and therefore is rarely, if ever, requested to vote the proxies of traditional operating companies. Rather, the Sub-Adviser from time to time is requested to vote on behalf of the Fund in its capacity as an investor in the Portfolio Funds. To the extent the Fund receives proxies from the Portfolio Funds, if any, its primary consideration in voting such proxies would be the financial interests of the Fund and its Shareholders. However, the Sub-Adviser attempts to consider all aspects of its vote that could affect the Fund including the role a Portfolio Fund plays in the Fund. One of the primary factors the Sub-Adviser considers when determining the desirability of investing in a particular Portfolio Fund is the quality and depth of its Portfolio Fund Manager’s management. Accordingly, the Sub-Adviser believes that the recommendation of management on any issue should be given substantial weight in determining how proxy issues are resolved. Information regarding how the Fund voted proxies during the most recent 12-month period ended June 30 is available: (1) without charge, upon request, by calling the Fund at (888) 903-3358; (2) on or through the Fund’s website at www.xainvestments.com/EMAF; and (3) on the SEC’s website at https://www.sec.gov.

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PARTICIPATION IN INVESTMENT OPPORTUNITIES AND OTHER CONFLICTS OF INTEREST

The Adviser and the Sub-Adviser have a fiduciary duty to the Fund to exercise good faith and fairness in all dealings involving the Fund and will take account of such duty in dealing with all conflicts of interest. However, neither the Adviser nor the Sub-Adviser is required to devote its full time or any specified portion of its time to the Fund. The Adviser and the Sub-Adviser will be subject to significant conflicts of interest in managing the business and affairs of the Fund. The Adviser and the Sub-Adviser may organize or become involved in other business ventures in the future. The Fund will not share in the risks or rewards of such other ventures. However, such other ventures will compete with the Fund for the time and attention of the Adviser and the Sub-Adviser and might create additional conflicts of interest.

The Sub-Adviser employs various investment programs for other accounts some of which are similar to the Fund’s investment program (collectively, the “Sub-Adviser Accounts”), including private investment partnerships. While the Sub-Adviser will act in a fair and reasonable manner in allocating suitable investment opportunities among Sub-Adviser Accounts and the Fund, the Sub-Adviser will not be obligated to present any particular investment opportunity to the Fund even if such opportunity is of a character which, if presented to the Fund, could be taken by the Fund, and the Sub-Adviser will have the right to take for its own account or for the account of any of the Sub-Adviser Accounts, or to recommend to other individuals or entities, any such particular investment opportunity. Further, there can be no assurance that particular investment opportunities allocated to the Sub-Adviser Accounts will not outperform investment opportunities allocated to the Fund or that equality of treatment will otherwise be assured.

The Sub-Adviser Accounts may place assets under the management of or otherwise procure investment advisory services from any Portfolio Fund Manager directly or indirectly utilized by the Fund. Without limiting the generality of the foregoing, the Sub-Adviser Accounts may invest in, or withdraw investments from, a Portfolio Fund in which the Fund is then invested, from which it is then withdrawing its investment, or in which it is not then invested. The Sub-Adviser Accounts who so place assets under the management of or otherwise procure investment advisory services from any Portfolio Fund Manager directly or indirectly utilized by the Fund (including a Portfolio Fund Manager in which any such Sub-Adviser Accounts has invested) may do so on terms (including fees) and conditions that differ from those applicable to the Fund in connection with its utilization of such Portfolio Fund Manager.

In determining investments in Portfolio Funds by the Fund and for Sub-Adviser Accounts, the Sub-Adviser will use reasonable efforts to ensure that no advisory client, including the Fund, is treated unfairly over time in relation to the Sub-Adviser Accounts in the selection of Portfolio Funds. The Sub-Adviser will give due consideration to such factors as it believes distinguish the Fund and the Sub-Adviser Accounts, including, but not limited to, investment objectives, prior investments in Portfolio Funds, volatility objectives, liquidity requirements, capitalization, investment capacity, gross exposure parameters, tax or other legal considerations. Because these considerations may differ for the Fund and the Sub-Adviser Accounts in the context of any particular investment opportunity, the investment activities of the Fund and the Sub-Adviser Accounts may differ from time to time. In addition, the fees and expenses of the Fund may differ from those of the Sub-Adviser Accounts. Accordingly, the future performance of the Fund and the Sub-Adviser Accounts will vary.

The Fund can be expected to have investments which differ from the investments of the Sub-Adviser Accounts. In addition, the Sub-Adviser may recommend that the Fund purchase or sell an investment that is being sold or purchased, respectively, by another advisory client. No party, including the Sub-Adviser and the Portfolio Fund Manager of such investment, will receive any additional compensation specifically as a result of such transaction, and any such transaction will be effected at the investment’s net asset value as calculated and reported by the Portfolio Fund Manager of such investment.

The Sub-Adviser may advise certain Sub-Adviser Accounts with respect to which advisory fees are based entirely or partially on performance. Performance fee arrangements may create a conflict of interest for the Sub-Adviser in that the Sub-Adviser may have an incentive to allocate the investment opportunities that it believes might be the most profitable to such other accounts instead of allocating them to the Fund. The allocation of such opportunities among the Fund and the Sub-Adviser Accounts may present conflicts, as may the potentially different investment objectives of different investors.

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In determining such allocations, a number of factors may be considered, which may include the relative sizes of the applicable funds and accounts and their expected future sizes, the expected future capacity of the applicable Portfolio Funds, the funds available for allocation at any given time and the investment objectives of the Fund and the Sub-Adviser Accounts. Allocation of investment opportunities among the Fund and the Sub-Adviser Accounts will be made by the Sub-Adviser in its capacity as the manager of such funds and accounts in a reasonable and equitable manner, as determined by the Sub-Adviser in its sole discretion. The disposition of any such investments is subject to the same conditions. The Sub-Adviser is not under an obligation to share investment opportunities, ideas or strategies with the Fund. The Sub-Adviser may keep any profits, commissions, and fees accruing to it in connection with its activities for itself and its clients, and the fees or allocations from the Fund will not be reduced thereby.

The Sub-Adviser, in trading on behalf of client accounts or its own accounts, may, as permitted by law, make use of information obtained by the Sub-Adviser in the course of managing the Fund, including investment ideas derived from interaction with Portfolio Fund Managers directly or indirectly utilized by the Fund. The Sub-Adviser has no obligation to the Fund for any profits earned from their use of such information or to compensate the Fund in any respect for their receipt of such information.

Managers, officers, employees and affiliates of the Adviser and the Sub-Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by managers, officers, employees and affiliates of the Adviser and the Sub-Adviser, and by the Sub-Adviser for the Sub-Adviser Accounts, that are the same as, different from or made at a different time from positions taken for the Fund. The Adviser and its principals, and their family members, may have substantial investments in other funds of hedge funds advised by the Sub-Adviser. Those investments may create the incentive for the Sub-Adviser or its principals to favor those other funds of hedge funds over the Fund. Any one of those funds of hedge funds may outperform the Fund for a variety of reasons, including because those funds of hedge funds invest with the objective of having higher volatility than the Sub-Adviser believes would be appropriate for the Fund, because those funds of hedge funds invest using leverage, because those funds of hedge funds are concentrated in a particular strategy, and for other reasons.

Broker-dealers and their representatives may receive up-front commissions from investors and revenue sharing payments from the Adviser (not the Fund). Thus, they will have a conflict of interest in advising investors as to the purchase of Shares in the Fund. Shareholders may use third-party consultants to recommend investment decisions regarding such investors’ investment portfolios, such as when to subscribe for, or tender their Shares to, the Fund. The Adviser (from its own resources and not the Fund’s) may make payments to these consultants to participate in conferences sponsored by such consultants in order to, among other things, obtain information about industry trends and investor investment needs. The Adviser (from its own resources and not the Fund’s) may also purchase products or services from these consultants. These payments for conferences, products, or services are not paid in connection with any investor’s investment in the Fund.

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OTHER MATTERS

Except in accordance with applicable law, the Adviser, the Sub-Adviser and their affiliates are not permitted to buy securities or other property from, or sell securities or other property to, the Fund. However, subject to certain conditions imposed by applicable rules under the 1940 Act, the Fund may effect certain principal transactions in securities with one or more accounts managed by the Adviser or the Sub-Adviser, except for accounts as to which the Adviser, the Sub-Adviser or any of their respective affiliates serves as a general partner or as to which they may be deemed to be an affiliated person (or an affiliated person of such a person), other than an affiliation that results solely from the Adviser or the Sub-Adviser or one of their respective affiliates serving as an investment adviser to the account. These transactions would be made in circumstances where the Adviser or the Sub-Adviser has determined it would be appropriate for the Fund to purchase (or sell), and the Adviser or the Sub-Adviser determined it would be appropriate for another account to sell (or purchase), the same security or instrument on the same day.

Future investment activities of the Adviser, the Sub-Adviser and their respective affiliates, and of their respective directors, managers, officers or employees, may give rise to additional conflicts of interest.

Distributor.    The Distributor is the distributor (also known as principal underwriter) of the Shares of the Fund and is located at 501 S. Cherry Street, Suite 610, Denver, Colorado 90246. The Distributor is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. The Distributor is not affiliated with the Adviser, the Sub-Adviser or any other service provider for the Fund.

Under a Distribution Agreement with the Fund, as it may be amended from time to time, the Distributor acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund. The Distributor continually distributes Shares of the Fund on a best efforts basis. The Distributor has no obligation to sell any specific quantity of Fund Shares. The Distributor and its officers have no role in determining the investment policies or which securities are to be purchased or sold by the Fund.

The Distributor may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of Shares of the Fund. With respect to certain financial intermediaries and related fund “supermarket” platform arrangements, the Fund and/or the Adviser, rather than the Distributor, typically enter into such agreements. These financial intermediaries may charge a fee for their services and may receive shareholder service or other fees from parties other than the Distributor. These financial intermediaries may otherwise act as processing agents and are responsible for promptly transmitting purchase, redemption and other requests to the Fund.

Investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read the Prospectus in conjunction with any materials and information provided by their financial intermediary. The Distributor does not receive compensation from the Fund for its distribution services except the distribution/service fees with respect to the shares of those classes for which a Rule 12b-1 distribution plan is effective. The Adviser may pay the Distributor a fee for certain distribution-related services.

Pursuant to the Distribution Agreement, the Distributor receives, and may re-allow to certain financial institutions, all, or a portion of, the sales charge paid on purchases of the Fund’s A Shares. Sales charges and 12b-1 amounts not paid to dealers may be paid to the Adviser for Fund distribution expenses that are permitted under the Fund’s Rule 12b-1 plan.

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ADDITIONAL TAX DISCUSSION

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares by U.S. Shareholders. This summary is based upon existing U.S. federal income tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation which may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules, such as U.S. financial institutions, insurance companies, broker-dealers, tax-exempt organizations, partnerships, non-U.S. Shareholders (except as explicitly provided herein), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. This summary assumes that investors have acquired Shares pursuant to this offering and will hold their Shares as “capital assets” (generally, property held for investment) for U.S. federal income tax purposes. Prospective Shareholders should consult their own tax advisors regarding the non-U.S. and U.S. federal, state, and local income and other tax considerations that may be relevant to an investment in the Fund.

For purposes of these discussions, a “U.S. Shareholder” means a beneficial owner of Shares that is any of the following for U.S. federal income tax purposes:

•        An individual who is a citizen or resident of the United States or someone treated as a U.S. citizen for U.S. federal income tax purposes;

•        A corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•        An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        A trust if: (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations (as defined below) to be treated as a U.S. person.

For purposes of this summary, the term “non-U.S. Shareholder” means a beneficial owner of Shares that is not a U.S. Shareholder. The term “Shareholder” means a beneficial owner of Shares that is either a U.S. Shareholder or a non-U.S. Shareholder. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the U.S. federal income tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of such partnership. A partner of a partnership holding shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of shares by the partnership.

In addition to the particular matters set forth in this section, tax-exempt entities should review carefully those sections of this SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.

The Fund has elected, has qualified, and intends to continue to qualify as a regulated investment company (a “RIC”) under Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the “Code”). As such, the Fund generally is not subject to federal income tax on its net investment income and realized capital gains that it distributes to Shareholders. To qualify for treatment as a RIC, the Fund must meet three numerical tests each year, among other requirements.

First, at least 90% of the gross income of a RIC each year must consist of dividends, interest, payments with respect to certain securities, loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gain from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, at the close of each quarter, (a) at least 50% of the value of a RIC’s total assets must consist of (i) cash and cash items, U.S. government securities, the securities of other RICs and (ii) other securities, with such other securities limited, in respect to any one issuer, to an amount not greater than 5% of the value of the RIC’s total assets and not more

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than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the RIC’s total assets is invested in the securities (other than U.S. government securities and the securities of other RICs) of (i) any one issuer, (ii) any two or more issuers that the RIC controls and that are determined to be engaged in the same or similar trades or businesses or related trades or businesses or (iii) any one or more qualified publicly traded partnerships.

Third, a RIC must distribute annually at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and 90% of its net tax-exempt income, if any.

The Fund intends to comply with these requirements. The Fund will generally satisfy the income and asset requirements through its investment in the Portfolio Funds. If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall were large enough, be disqualified as a RIC. If for any taxable year the Fund were to fail to qualify as a RIC, all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Shareholders. If the Fund were to fail to qualify as a RIC, Shareholders would recognize dividend income on distributions to the extent of the Fund’s current and accumulated earnings and profits, and subject to certain limitations under the Code, such dividends could be eligible for (i) the preferential tax rates applicable to qualified dividend income if made to individual Shareholders and (ii) the dividends-received deduction if made to corporate Shareholders.

In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Fund must distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of its ordinary income for such year, (ii) 98.2% of its capital gain net income (which is the excess of its realized net long-term capital gain over its realized net short-term capital loss), generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards and (iii) 100% of any ordinary income and capital gain net income from the prior year (as previously computed) that were not paid out during such year and on which the Fund paid no federal income tax. The Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax. With respect to passive foreign investment company (“PFIC”) stock held by the Fund, if a mark-to-market election is in effect, the Fund must calculate this excise tax distribution as if the Fund had a taxable year ending on October 31. With respect to all other ordinary taxable income, the Fund must calculate the distribution based on the calendar year.

Distributions to Shareholders

The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. In general, distributions will be taxable to Shareholders for federal, state and local income tax purposes to the extent of the Fund’s current and accumulated earnings and profits. Such distributions are taxable whether they are received in cash or reinvested in Fund Shares pursuant to the dividend reinvestment plan. The Fund expects that its distributions attributable to the Portfolio Funds will generally be taxable to Shareholders at ordinary income rates. Distributions of net capital gain, if any, designated as capital gains dividends are taxable to a Shareholder as long-term capital gains, regardless of how long the Shareholder has held Fund Shares. Distributions by the Fund in excess of the Fund’s current and accumulated earnings and profits will be treated as a tax-free return of capital to the extent of (and in reduction of) the Shareholders’ tax basis in their Shares and any such amount in excess of their basis will be treated as gain from the sale of Shares, as discussed below.

The Fund does not currently expect that it will earn qualified dividend income or long-term capital gains and, therefore, does not anticipate that its distributions to Shareholders will qualify for lower tax rates applicable to qualified dividend income or long-term capital gains. Likewise, the Fund does not anticipate that any of its dividends paid to Shareholders that are corporations will be eligible for the “dividends received” deduction.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to Shareholders who will be treated as if each received a distribution of his pro rata share of such gain, with the result that each Shareholder will (i) be required to report his pro rata share of such gain on his tax return as long-term capital gain, (ii) receive a refundable tax credit for his pro rata share of tax paid by the Fund on the gain and (iii) increase the tax basis for his Shares by an amount equal to the deemed distribution less the tax credit.

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Dividends and distributions on the Fund’s Shares are generally subject to federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though such dividends and distributions may economically represent a return of a particular Shareholder’s investment. Such distributions are likely to occur in respect of Shares purchased at a time when a Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when the Fund’s net asset value also reflects unrealized losses. Certain distributions declared in October, November or December to Shareholders of record of such month and paid in the following January will be taxed to Shareholders as if received on December 31 of the year in which they were declared. In addition, certain other distributions made after the close of a taxable year of a Fund may be “spilled back” and treated as paid by the Fund (except for purposes of the non-deductible 4% federal excise tax) during such taxable year. In such case, Shareholders will be treated as having received such dividends in the taxable year in which the distributions were actually made.

A Shareholder should be aware that the benefits of the reduced tax rate applicable to long-term capital gains may be impacted by the application of the alternative minimum tax to individual Shareholders.

Certain net investment income received by an individual having modified adjusted gross income in excess of $200,000 (or $250,000 for married individuals filing jointly) is subject to a Medicare tax of 3.8 percent. Dividends and capital gain distributions from the Fund will constitute investment income of the type subject to this tax.

Non-U.S. Shareholders generally will be subject to a 30% U.S. federal withholding tax, or U.S. federal withholding tax at such lower rate as prescribed by applicable treaty, on distributions by the Fund. By contrast, if a non-U.S. Shareholder invested directly in the non-U.S. Portfolio Funds in which the Fund will invest, distributions that the non-U.S. investor received from such Portfolio Funds would generally not be subject to U.S. withholding tax. Accordingly, the Fund will generally not be an appropriate investment for non-U.S. investors. Each non-U.S. Shareholder must provide documentation to the Fund certifying the Shareholder’s non-United States status.

Under legislation known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% U.S. withholding tax may apply to any U.S.-source “withholdable payments” made to a non-U.S. entity unless the non-U.S. entity enters into an agreement with either the Internal Revenue Service or a governmental authority in its own country, as applicable, to collect and provide substantial information regarding the entity’s owners, including “specified United States persons” and “United States owned foreign entities,” or otherwise demonstrates compliance with or exemption from FATCA. The term “withholdable payment” includes any payment of interest (even if the interest is otherwise exempt from the withholding rules described above) or dividends, in each case with respect to any U.S. investment. The withholding tax regime went into effect on July 1, 2014, with respect to U.S.-source income. Proposed regulations (having current effect) eliminate the application of the withholding tax that was scheduled to begin in 2019 with respect to U.S.-source investment sale proceeds. A specified United States person is essentially any U.S. person, other than publicly traded corporations, their affiliates, tax-exempt organizations, governments, banks, real estate investment trusts, regulated investment companies, and common trust funds. A United States owned foreign entity is a foreign entity with one or more “substantial United States owners,” generally defined as United States person owning a greater than 10% interest. Non-U.S. investors should consult their own tax advisers regarding the impact of FATCA on their investment in the Fund.

The Fund will inform its Shareholders of the source and status of each distribution made in a given calendar year after the close of such calendar year.

Gain from Repurchases and Transfers of Shares

The repurchase or transfer of the Fund’s Shares may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering Shareholders in connection with a repurchase offer. For example, under some circumstances if a Shareholder does not tender all of his, her or its Shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes and may result in deemed distributions to non-tendering Shareholders. On the other hand, Shareholders who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will realize a capital gain or loss. Such gain or loss is measured by the difference between the Shareholder’s amount received and his or her adjusted tax basis of the Shares. For non-corporate Shareholders, gain or loss from the transfer

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or repurchase of Shares generally will be taxable at a U.S. federal income tax rate dependent upon the length of time the Shares were held. Shares held for a period of one year or less at the time of such repurchase or transfer will, for U.S. federal income tax purposes, generally result in short-term capital gains or losses, and those held for more than one year will generally result in long-term capital gains or losses.

Selling Shareholders will generally recognize gain or loss in an amount equal to the difference between the Shareholder’s adjusted tax basis in the Shares sold and the sale proceeds. If the Shares are held as a capital asset, the gain or loss will be a capital gain or loss. The maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is (i) the same as the maximum ordinary income tax rate for gains recognized on the sale of capital assets held for one year or less, or (ii) 20% for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain distributions) (a tax rate of 15% or 0% is applicable for individuals in certain tax brackets).

Any loss realized upon the sale or exchange of Shares with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain distributions received with respect to such Shares. In addition, all or a portion of a loss realized on a sale or other disposition of Shares may be disallowed under “wash sale” rules to the extent the Shareholder acquires other Shares of the Fund (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the Shares. Any disallowed loss will result in an adjustment to the Shareholder’s tax basis in some or all of the other Shares acquired.

Sales charges paid upon a purchase of Shares cannot be taken into account for purposes of determining gain or loss on a sale of the Shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of Shares of the Fund (or of another fund), during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which such sale was made, pursuant to the reinvestment or exchange privilege. Any disregarded amounts will result in an adjustment to the Shareholder’s tax basis in some or all of any other Shares acquired.

Pursuant to Treasury Regulations directed at tax shelter activity, taxpayers are required to disclose to the Internal Revenue Service certain information on Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a Shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Fund Shares.

Investments in Passive Foreign Investment Companies

The Fund intends to acquire interests in Portfolio Funds organized outside the United States that are treated as corporations for U.S. tax purposes and that will generally be treated as PFICs for federal income tax purposes.

The Fund intends to elect to “mark-to-market” all or substantially all Shares that it holds in PFICs at the end of each taxable year. By making this election, the Fund will recognize as ordinary income any increase in the value of those PFIC shares as of the close of the taxable year (subject to adjustments for reductions in the value of PFIC stock that occur after October 31 of such taxable year and for deferral of losses from the taxable year) over their adjusted basis and as ordinary loss any decrease in that value unless the loss is required to be deferred. Gains realized with respect to PFICs that the Fund has elected to mark to market will be ordinary income. If the Fund realizes a loss with respect to such a PFIC, whether by virtue of selling all or part of the Fund’s interest in the PFIC or because of the “mark-to-market” adjustment described above, the loss will be ordinary to the extent of the excess of the sum of the mark-to-market gains over the mark-to-market losses previously recognized with respect to the PFIC. To the extent that the Fund’s mark-to-market loss with respect to a PFIC exceeds that limitation, the loss will effectively be taken into account in offsetting future mark-to-market gains from the PFIC, and any remaining loss will generally be deferred until the PFIC shares are sold, at which point the loss will be treated as a capital loss. Capital losses recognized by the Fund in a taxable year will generally be deductible only against capital gains recognized by the Fund in that year or in a later year, but the Fund does not expect to generate significant capital gains from its investments, which means that capital losses recognized by the Fund will generally not result in a reduction of taxable distributions from the Fund to the Shareholders.

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By making the mark-to-market election, the Fund may be required to recognize income (which generally must be distributed to the Fund’s Shareholders) in excess of the distributions that it receives from PFICs. Accordingly, the Fund may need to borrow money or to dispose of its interests in Portfolio Funds in order to make the required distributions.

If the Fund does not make the “mark-to-market” election with respect to a PFIC, it may under certain circumstances elect to treat the PFIC as a qualified electing fund (a “QEF”), which would result in the Fund recognizing income and gain each year based on its allocable share of the income and gain recognized by the QEF. The Fund’s pro rata share of net capital gain of a PFIC for which a QEF election is made will constitute long-term capital gain to the Fund, and the Fund’s pro rata share of the “ordinary earnings” of the PFIC — i.e., the excess of the PFIC’s total earnings and profits over its net capital gains — will constitute ordinary income to the Fund. In certain circumstances the Fund will be entitled to claim a credit for foreign taxes paid by the PFIC with respect to the earnings included in income to the Fund. When the Fund receives a distribution of the PFIC’s earnings and profits that were previously included in the Fund’s taxable income, the distribution will not constitute a taxable dividend. The Fund’s mark-to-market income and the Fund’s income and gain inclusions from a PFIC for which it has made a QEF election will be qualifying income for purposes of the 90% gross income test described above. If neither a “mark-to-market” nor a QEF election is made with respect to an interest in a PFIC, the ownership of the PFIC interest may have significantly adverse tax consequences for the Fund. In such a case, the Fund would be subject to tax plus an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions and on gain from the disposition of the shares of a PFIC (collectively referred to as “excess distributions”), even if those excess distributions are paid by the Fund as a dividend to the Fund’s Shareholders.

Certain Withholding Taxes

The Fund may be subject to foreign withholding taxes on income or gains attributable to Portfolio Funds located in foreign countries, and the Portfolio Funds may be subject to taxes, including withholding taxes, attributable to investments of the Portfolio Funds. U.S. investors in the Fund will not be entitled to a foreign tax credit with respect to any of those taxes.

State and Local Taxes

In addition to the U.S. federal income tax consequences summarized above, prospective investors should consider the potential state and local tax consequences of an investment in the Fund. Shareholders are generally taxable in their state of residence on dividend and capital gain distributions they receive from the Fund. The Fund may become subject to taxes in states and localities if it is deemed to conduct business in those jurisdictions.

Information Reporting and Backup Withholding

After the end of each calendar year, Shareholders will be sent information regarding the amount and character of distributions received from the Fund during the year.

The Fund (or its administrative agent) is required to report to the Internal Revenue Service and furnish to Shareholders the cost basis information and holding period for Fund Shares purchased after December 31, 2011, and repurchased by the Fund on or after that date. The Fund will permit Shareholders to elect from among several permitted cost basis methods. Unless a Shareholder contacts the Fund to make an election, the Fund will use average cost as its default cost basis method. The cost basis method a Shareholder elects may not be changed with respect to a repurchase of Shares after the settlement date of the repurchase. Shareholders should consult with their tax advisors to determine the best permitted cost basis method for their tax situation and to obtain more information about how the new cost basis reporting rules apply to them.

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Information returns generally will be filed with the Internal Revenue Service in connection with distributions with respect to the Shares unless Shareholders establish that they are exempt from the information reporting rules, for example by properly establishing that they are corporations. If Shareholders do not establish that they are exempt from these rules, they generally will be subject to backup withholding on these payments if they fail to provide their taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to Shareholders will be allowed as a credit against their U.S. federal income tax liability and may entitle Shareholders to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Other Taxes

The foregoing is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. Investors are urged to consult with their own tax advisers regarding any proposed investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Fund.

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ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an “ERISA Plan” and “ERISA,” respectively), and persons who are fiduciaries with respect to an IRA, Keogh Plan, or another plan or account which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, “Benefit Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the Fund’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of ERISA’s (or the Code’s) fiduciary responsibility and prohibited transaction rules. Thus, neither the Adviser nor the Sub-Adviser is a fiduciary within the meaning of ERISA by reason of its authority with respect to the Fund. A Benefit Plan which proposes to invest in the Fund will be required to represent that it, and any fiduciaries responsible for such Plan’s investments, are aware of and understand the Fund’s investment objective, policies and strategies, that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Benefit Plan Shareholders may currently maintain relationships with the Adviser, the Sub-Adviser or their respective affiliates. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA and Benefit Plan Shareholders should consult with counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan Shareholders will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision, that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund and that neither this SAI or the prospectus is tailored to the Benefit Plan.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this SAI and the Prospectus is general and may be affected by future publication of regulations and rulings. Potential Benefit Plan Shareholders should consult their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

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BROKERAGE

Each Portfolio Fund Manager is directly responsible for placing orders for the execution of portfolio transactions for the Portfolio Fund that it manages and for the allocation of brokerage. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

In selecting brokers and dealers to execute transactions on behalf of a Portfolio Fund, it is expected that each Portfolio Fund Manager will generally seek to obtain the best price and execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, the scope and quality of brokerage services provided, and the firm’s risk in positioning a block of securities. Although it is expected that each Portfolio Fund Manager generally will seek reasonably competitive commission rates, a Portfolio Fund Manager will not necessarily pay the lowest commission available on each transaction. The Portfolio Fund Managers will typically have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities. Brokerage practices adopted by Portfolio Fund Managers with respect to Portfolio Funds may vary and will be governed by each Portfolio Fund’s organizational documents.

Consistent with the principle of seeking best price and execution, a Portfolio Fund Manager may place orders for a Portfolio Fund with brokers that provide the Portfolio Fund Manager and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Portfolio Fund Managers are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Fund Managers or their affiliates in providing services to clients other than the Portfolio Funds. In addition, not all of the supplemental information is necessarily used by a Portfolio Fund Manager in connection with the Portfolio Fund it manages. Conversely, the information provided to a Portfolio Fund Manager by brokers and dealers through which other clients of the Portfolio Fund Manager or its affiliates effect securities transactions may be useful to the Portfolio Fund Manager in providing services to the Portfolio Fund.

In selecting brokers and dealers to execute any options transactions for hedging on behalf of the Fund, the Sub-Adviser will seek to obtain the best price and execution for the transactions, taking into account factors such as price, size, difficulty of execution and operational facilities of a brokerage firm, and the scope and quality of brokerage services provided. Although the Sub-Adviser will generally seek reasonably competitive commission rates, the Fund will not necessarily pay the lowest commission available on each transaction. The Fund will typically have no obligation to deal with any broker or group of brokers in executing transactions. It is not expected that the Fund’s brokerage in this regard would generate credits with brokers relating to the provision to the Fund by such brokers of research or other services.

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VALUATION OF ASSETS

The SEC adopted Rule 2a-5 under the 1940 Act (“Rule 2a-5”), which establishes an updated regulatory framework for registered investment companies’ valuation practices and allows the board of trustees of a registered investment company to designate the fund’s investment adviser as the “valuation designee” to provide the day-to-day fair valuation and pricing responsibilities for a fund. Pursuant to its Fair Valuation Policies and Procedures, the Board has designated the Adviser as the valuation designee pursuant to Rule 2a-5. The Board oversees the valuation designee and at least annually will review its valuation policies and procedures with respect to the Fund.

In general, as described in the Prospectus in “Calculation of Net Asset Value,” in computing the net asset value per share, the Fund’s interest in a Portfolio Fund will be valued at the net asset value provided to the Fund by the Portfolio Fund Managers of such Portfolio Funds, or such Portfolio Funds’ administrators. The Fund’s net asset value will generally be calculated on a monthly basis and at such other times as the Adviser may determine, including in connection with repurchases of Shares, pursuant to its valuation policies and procedures with respect to the Fund, which have been approved by the Board. The net asset value of the Fund will equal the value of the assets of the Fund, less all of its liabilities, including accrued fees and expenses. The Class A Shares’ net asset value plus the Class I Shares’ net asset value equals the total value of the net assets of the Fund. The Class A Shares’ net asset value and the Class I Shares’ net asset value will be calculated separately based on the fees and expenses applicable to each class. Because of differing class fees and expenses, the per Share net asset value of the classes will vary over time.

As a general matter, the fair value of the Fund’s interest in a Portfolio Fund represents the amount that the Fund could reasonably expect to receive from a Portfolio Fund if the Fund’s interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In accordance with these procedures, fair value of an interest in a Portfolio Fund ordinarily is the value of such interest determined as of such month-end for each Portfolio Fund in accordance with the Portfolio Fund’s valuation policies and reported by the Portfolio Fund or its administrator at the time of each valuation to the Fund. In certain circumstances, the Adviser or the Sub-Adviser may not have a Portfolio Fund’s reported valuation as of a particular month end — for example, in the unlikely event that a Portfolio Fund does not report a month end value to the Fund on a timely basis. In such cases, the Adviser would determine the fair value of such Portfolio Fund based on any relevant information available at the time the Adviser values the Fund’s portfolio, including, among other information, the most recent value reported by the Portfolio Fund and input from the Sub-Adviser. The Adviser has determined that any values of interests in Portfolio Funds reported as “estimated” or “final” values, using the nomenclature of the hedge fund industry, will reasonably reflect market values of securities for which market quotations are available or fair value as of the Fund’s valuation date.

Before investing in a Portfolio Fund, the Sub-Adviser will conduct a due diligence review of the valuation methodology utilized by the Portfolio Fund. As a general matter, such review will include a determination whether the Portfolio Fund will utilize market values when available, and otherwise utilize principles of fair value that the Sub-Adviser reasonably believes to be consistent with those used by the Adviser for valuing the Fund’s own investments. Pursuant to its valuation policies and procedures with respect to the Fund, the Adviser will review the valuations provided by the Portfolio Fund Managers based on, among other factors, input from the Sub-Adviser. Neither the Adviser, the Sub-Adviser nor the Board will be able to confirm independently the accuracy of valuation calculations provided by such Portfolio Fund Managers.

The Adviser’s valuation procedures with respect to the Fund, as approved by the Board, require the Adviser to consider such relevant information as is reasonably available at the time the Adviser values the Fund’s portfolio. The Adviser will consider such information, and may conclude in certain circumstances, and with input from the Sub-Adviser that the information provided by the Portfolio Fund Manager of a Portfolio Fund does not represent the fair value of the Fund’s interest in the Portfolio Fund. Although redemptions of investments in Portfolio Funds are subject to advance notice requirements, Portfolio Funds or their administrators will typically make available net asset value information to holders that will represent the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following its valuation policies and procedures with respect to the Fund, in the absence of specific transaction activity in the investment in a particular Portfolio Fund, the Adviser would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. The Adviser will not ordinarily apply a premium or a

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discount in cases where there was no contemporaneous redemption activity in a particular Portfolio Fund. In other cases, such as when a Portfolio Fund imposes extraordinary restrictions on redemptions, the Adviser may determine that it is appropriate to apply a discount to the net asset value of the Portfolio Fund that is reported to the Adviser. Any such decision would be made in good faith, pursuant to the Adviser’s valuation policies and procedures with respect to the Fund, as approved by the Board.

The valuations reported by the Portfolio Fund Managers, upon which the Fund calculates its month-end net asset values, may be subject to later adjustment, based on information reasonably available at that time. Other adjustments may occur from time to time.

Certain Portfolio Funds in which the Fund invests may hold a limited portion of their portfolio investments in one or more specially-designated accounts (“Side Pockets”). Side Pockets are generally utilized to hold illiquid investments, the market values of which are not readily ascertainable. In addition, an investor in a Portfolio Fund which holds such investments in Side Pockets, including the Fund, is generally not able to redeem the portion of its interest in the Portfolio Fund that is attributable to the Side Pocket. The valuation of Side Pockets involves estimates, uncertainties and judgments, and if such valuations prove to be inaccurate or delayed, the net asset value of the Fund may be overstated or understated. Because purchases and repurchases of the Fund are based on the Fund’s net asset value, any such overstatement or understatement may adversely affect incoming or redeeming Shareholders or remaining Shareholders.

To the extent the Sub-Adviser invests the assets of the Fund in securities or other instruments that are not investments in Portfolio Funds, the Adviser generally values such assets as described below. Domestic exchange-traded securities and NASDAQ-listed securities are valued at their last sales prices as reported on the principal exchanges on which they are traded. If no sales prices are reported on a particular day, the securities are valued based upon their bid prices for securities held long, or their ask prices for securities held short, as reported by the appropriate exchange, dealer, or pricing service. Securities traded on a foreign securities exchange generally are valued at their last sales prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices, in the case of securities held long, or ask prices, in the case of securities held short, as reported by the appropriate exchange, dealer, or pricing service. Redeemable securities issued by a registered open-end investment company are valued at the investment company’s net asset value per share. Other securities for which market quotations are readily available are valued at their bid prices, or ask prices in the case of securities held short, as obtained from the appropriate exchange, dealer or pricing service. If market quotations are not readily available, securities and other assets are valued at fair value as determined by the Adviser in good faith in accordance with its valuation policies and procedures with respect to the Fund.

Debt securities are valued in accordance with the Adviser’s valuation procedures with respect to the Fund, which generally provide for using a third-party pricing system, agent, or dealer selected by the Adviser and approved by the Board, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Adviser periodically monitors the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of sixty (60) days or less, absent unusual circumstances, are valued at amortized cost, so long as such valuations are determined by the Adviser to represent fair value.

Assets and liabilities initially expressed in foreign currencies are converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund is determined by the Adviser. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith by the Adviser in accordance its valuation policies and procedures with respect to the Fund.

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Each of the Adviser and the Sub-Adviser acts as investment adviser to other clients that may invest in securities for which no public market price exists. The Adviser and the Sub-Adviser may use other acceptable methods of valuation in these contexts that may result in differences in the value ascribed to the same security owned by the Fund and other clients. Consequently, the fees charged to the Fund and other clients may be different, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Fund, including the Adviser’s investment management fee and the costs of any borrowings, are accrued on a monthly or other periodic basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value. In determining the amount of the Fund’s liabilities for purposes of determining net asset value, the Adviser may estimate expenses that are incurred on a regular or recurring basis over yearly or other periods and treat the amount of any such estimate as accruing in equal proportions over such period.

Situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the net assets of the Fund if the judgments of the Adviser or Portfolio Fund Managers should prove incorrect. Also, Portfolio Fund Managers may only provide determinations of the net asset value of Portfolio Funds on a monthly basis, in which event it may not be possible to determine the net asset value of the Fund more frequently.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL

Cohen & Company, Ltd., 1350 Euclid Avenue, Suite 800, Cleveland, Ohio 44115, is the independent registered public accounting firm for the Fund.

Skadden, Arps, Slate, Meagher & Flom LLP, 320 South Canal Street, Chicago, Illinois 60606, acts as counsel to the Fund.

CUSTODIAN

The Bank of New York Mellon (the “Custodian”) serves as the custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board. The Custodian’s principal business address is 240 Greenwich Street, New York, New York 10286.

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ADDITIONAL INFORMATION AND SUMMARY OF THE DECLARATION OF TRUST

An investor in the Fund will be a Shareholder of the Fund and his or her rights in the Fund will be established and governed by the Fund’s Declaration of Trust. The following is a summary description of additional items and of select provisions of the Declaration of Trust that may not be described elsewhere in this SAI or the Prospectus. The description of such items and provisions is not definitive and reference should be made to the complete text of the Declaration of Trust.

Liability; Indemnification

Under Delaware law and the Declaration of Trust, each Shareholder will be liable for the debts and obligations of the Fund only to the extent of the value of such Shareholder’s Shares. The Declaration of Trust provides that neither a Trustee nor an officer of the Fund, when acting in such capacity, shall be personally liable to any person other than the Fund or a beneficial owner for any act, omission or obligation of the Fund, any Trustee or any officer of the Fund. Neither a Trustee nor an officer of the Fund shall be liable for any act or omission in his or her capacity as Trustee or as an officer of the Fund, or for any act or omission of any other officer or any employee of the Fund or of any other person or party, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or the duties of such officer.

The Declaration of Trust also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board, the Adviser and the Sub-Adviser (including certain of their affiliates, among others) by the Fund (but not by the Shareholders individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Shareholder by reason of any change in the federal or state income tax laws applicable to the Fund or its Shareholders. The rights of indemnification and exculpation provided under the Declaration of Trust shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board, the Adviser and the Sub-Adviser (including certain of their affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Declaration of Trust to the fullest extent permitted by law.

Amendment

The Declaration of Trust may generally be amended, in whole or in part, with the approval of a majority of the Trustees (including a majority of the Independent Trustees, if required by the 1940 Act). Shareholders have the right to vote on any amendment: (i) affecting their right to vote granted under the Declaration of Trust; (ii) to the Declaration of Trust’s amendment provision; (iii) for which such vote is required by law; and (iv) submitted to them by the Trustees.

Term, Dissolution and Liquidation

The Fund may be dissolved upon the affirmative vote of a majority of the Trustees without Shareholder approval, unless such approval is required by the 1940 Act. In doing so, the Trustees may: (i) sell the Fund’s assets to another entity in exchange for interests in the acquiring entity; or (ii) sell all of the Fund’s assets for cash. Following such liquidation, and after payments to creditors and payment of any Fund expenses, the Fund’s Shareholders are entitled to receive the proceeds of such sale, distributed in proportion to the number of Shares of each class held by each Shareholder. Upon termination of the Fund, the Fund will file a certificate terminating its existence as a Delaware statutory trust.

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FISCAL YEAR

The fiscal year of the Fund ends on March 31 and the tax year of the Fund ends on October 31.

FUND ADVERTISING AND SALES MATERIAL

Advertisements and sales literature relating to the Fund and reports to Shareholders may include quotations of investment performance. In these materials, the Fund’s performance will normally be portrayed as the net return to an investor in the Fund during each month or quarter of the period for which investment performance is being shown. Cumulative performance and year-to-date performance computed by aggregating quarterly or monthly return data may also be used. Investment returns will be reported on a net basis, after all fees and expenses. Other methods may also be used to portray the Fund’s investment performance. The Fund’s investment performance will vary from time to time, and past results are not necessarily representative of future results.

Comparative performance information, as well as any published ratings, rankings and analyses, reports and articles discussing the Fund, may also be used to advertise or market the Fund, including data and materials prepared by recognized sources of such information. Such information may include comparisons of the Fund’s investment performance to the performance of recognized market indices, risk measurement criteria, and other information related to the portfolio’s performance. Comparisons may also be made to economic and financial trends and data that may be relevant for investors to consider in determining whether to invest in the Fund.

FINANCIAL STATEMENTS

The Fund sends Shareholders unaudited Semiannual and audited Annual Reports within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. The financial statements and the report of the independent registered public accounting firm thereon, appearing in the Fund’s Annual Report for the fiscal year ended March 31, 2026, are incorporated by reference in this SAI. The Fund’s audited Annual Report is available upon request and free of charge by contacting the Fund at (888) 903-3358.

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